Registration No.  33-___________

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

GBS ENTERPRISES INCORPORATED

(Exact name of registrant as specified in its charter)

Nevada	7370	27-3755055
(State of Incorporation)	(Primary Standard Classification Code)	(IRS Employer ID No.)

585 Molly Lane
Woodstock, GA 30189
(404) 474-7256
(Address and Telephone Number of Registrant’s Principal

Executive Offices and Principal Place of Business)

The Corporation Trust Company of Nevada

6100 Neil Road, Suite 500

Reno, Nevada 89511

(775) 688-3061

(Name, Address and Telephone Number of Agent for Service)

Copies to:

Philip Magri, Esq.

The Sourlis Law Firm

130 Maple Avenue, Suite 9B2

Red Bank, New Jersey 07701

Direct Dial: (954) 303-8027

T: (732) 530-9007

F: (732) 530-9008

philmagri@sourlislaw.com

www.SourlisLaw.com

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box: ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐		Accelerated filer	☐

Non-accelerated filer	☐	(Do not check if a smaller reporting company)	Smaller reporting company	☒

Calculation of Registration Fee

			Proposed
		Proposed	Maximum
	Amount	Maximum	Aggregate	Amount of
Title of Each Class of Securities	to be	Offering Price	Offering	Registration
to be Registered	Registered (1)	Per Unit (2)	Price	Fee (3)
Common Stock, par value $0.001 per share (4)(5)	6,044,000	$1.18	$7,131,920	$818
Common Stock, par value $0.001 per share (5)(6)	2,020,000	$1.18	$2,383,600	$274
Total	8,064,000	—	$9,515,520	$1,092

(1)	Pursuant to Rule 415 of the Securities Act, these securities are being offered by the Selling Stockholders named herein on a delayed or continuous basis.
(2)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) under the Securities Act of 1933, as amended (the “Securities Act”), based upon the average of the high and low price of the Company’s Common Stock, as reported on the OTC Bulletin Board on April 4, 2012.
(3)	Calculated at a rate of $114.60 per million dollars (rounding up to nearest dollar) pursuant Commission Fee Rate Advisory #3 for Fiscal Year 2012 (2011-195).
(4)	Represents the number of shares of Common Stock of the Registrant issuable upon the exercise of an aggregate of 6,044,000 warrants underlying an aggregate of 6,044,000 Units sold to certain of the Selling Stockholders for $1.25 per Unit in a Regulation 506 Regulation D and Regulation S private placement offering consummated by the Company in March 2011 (the “Private Placement”). Each Unit consisted of one share of Common Stock and one warrant (the “Private Placement Warrant”). Each Private Placement Warrant is exercisable by the holder thereof from the date of grant until the third anniversary of the date of grant at $1.50 per share.
(5)	These shares of Common Stock may be offered for sale by a Selling Stockholder pursuant to this registration statement on a securities market such as the Over-the-Counter Bulletin Board or other securities exchange at prevailing market prices or privately negotiated prices.
(6)	Represents the number of shares of Common Stock of the Registrant issuable upon the exercise of warrants sold by the Company to five “accredited investors” to such investors in March 2012 pursuant to Section 4(2) of the Securities Act (the “Investor Warrants”). Each Investor Warrant is exercisable for the three-year period commencing from the date of issuance for $0.50 per share of Common Stock.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said section 8(a), may determine.

The information in this preliminary prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the U.S. Securities and Exchange Commission (“SEC”) is effective. This preliminary prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS

Subject to completion, dated April 9, 2012

GBS ENTERPRISES INCORPORATED

8,064,000 Shares of Common Stock

This prospectus relates to the resale by the Selling Stockholders identified in this prospectus (the “Selling Stockholders”) of up to 8,064,000 shares (the “Shares”) of our common stock, par value $0.001 per share (the “Common Stock”). Of the Shares which are offered pursuant to this prospectus, 6,044,000 are issuable upon the exercise of an aggregate of 6,044,000 warrants (the “Private Placement Warrants”) sold to “accredited investors” (as that term is defined under Rule 501 of the Securities Act of 1933, as amended (the “Securities Act”)) and non-U.S. residents in a private placement offering consummated by the Company in March 2011 which was exempt from the registration and prospectus delivery requirements of the Securities Act pursuant to Rule 506 of Regulation D and Regulation S of the Securities Act (the “Private Placement”). The Private Placement Warrants were included in Units purchased by the Selling Stockholders in the Private Placement for $1.25 per Unit. Each Unit consisted of one share of Common Stock of the Company and one Private Placement Warrant. Each Private Placement Warrant is exercisable to purchase one share of Common Stock for $1.50 per Share from the date of issuance to the third anniversary date of the date of issuance. The remaining 2,020,000 Shares included in this prospectus are issuable upon the exercise of an aggregate of 2,020,000 warrants (collectively, the “Investor Warrants,” and together with the Private Placement Warrants, the “Warrants”) issued to five “accredited investors” in March 2012 pursuant to Section 4(2) of the Securities Act. Each Investor Warrant is exercisable at $0.50 per Share from the date of issuance until the third anniversary date of the date of issuance.

The Warrants are redeemable at any time by the Company for $0.05 per Warrant and the holders of the Warrants are obligated to fully exercise their Warrants in the event the Company’s Common Stock trades at $3.00 or more for a period of at least 20 consecutive trading days.

The Selling Stockholders may offer all or part of their Shares for resale from time to time through public or private transactions, at either prevailing market prices or at privately negotiated prices. We will not receive any of the proceeds from the Shares by the Selling Stockholders, but we will receive funds from the exercise of the Warrants if and when those Warrants are exercised. Some of the Selling Stockholders have exercised their Warrants but there is no assurance that any additional Warrants will be exercised or that all or any of the Shares will be sold. We are paying all of the registration expenses incurred in connection with the registration of the Shares, but we will not pay any of the selling commissions, brokerage fees and related expenses.

Our Common Stock is quoted on the OTC Bulletin Board (the “OTCBB”) under the symbol “GBSX.” On April 6, 2012, the last reported sale of our Common Stock quoted on the OTCBB was $1.10 per share.

The Selling Stockholders, and any broker-dealer executing sell orders on behalf of the Selling Stockholders, may be deemed to be “underwriters” within the meaning of the Securities Act.  Commissions received by any broker-dealer may be deemed underwriting commissions under the Securities Act.

Investing in our Common Stock involves a high degree of risk. See “Risk Factors” beginning on page 12 to read about factors you should consider before investing in shares of our Common Stock.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The Date of This Prospectus is __________, 2012

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____________________

You should rely only on the information contained in this prospectus and in any free writing prospectus. Neither we nor the Selling Stockholders have authorized anyone to provide you with information different from that contained in this prospectus. The Selling Stockholders are offering to sell, and seeking offers to buy, shares of our Common Stock only in jurisdictions where offers and sales are permitted. The information in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or any sale of shares of our Common Stock.

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PROSPECTUS SUMMARY

This summary highlights selected information contained elsewhere in this prospectus.  This summary does not contain all the information that you should consider before investing in the Common Stock.  You should carefully read the entire prospectus, including “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the financial statements before making an investment decision.

General

GBS Enterprises Incorporated, a Nevada corporation (the Company,” GBS,” GBSX,” we,” us,” our” or similar expressions), through its subsidiaries, is a global operating software and services company. We focus on cloud automation technology, commercial and governmental application modernization and migration, and business application development, deployment and management, primarily in the IBM Lotus Notes and Domino space. We help customers, such as commercial and government organization IT departments, system integrators, ISV’s and Data Center providers solve IT challenges such as:

▪	Shaping IT strategy & planning
▪	Deploying, developing, maintaining and managing business applications
▪	Automating business processes
▪	Optimizing system & application performance
▪	Managing messaging systems & ensuring messaging security & compliance
▪	Simplifying application modernization, migration & deployment.
▪	Migrating and integrating messaging and application systems

GBSX is pursuing an aggressive growth strategy which includes highly targeted mergers and acquisitions so as to build its portfolio of technologies, applications, and services.

The Company’s main activities are focused on serving IBM’s Lotus Notes & Domino market where it has become IBM’s largest provider of business application solutions.

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To serve the demand for modernization of the applications run worldwide on the Domino platform the major innovation developed by the Company’s concentration of talent are certain specific software tools that allows IBM Lotus Software Group and its partners to rapidly and cost-effectively convert their customers’ existing Lotus based rich-client applications into modern, web accessible and client independent applications, avoiding any data migration and enabling their customers to improve user experience. The use of modern XPages based Lotus Software applications allows customers to leverage self-service capabilities, benefit from IBM’s latest Lotus release features, and to be automatically ‘cloud’ ready. This Application Transformation technology (GBS Transformer product suite) dramatically increases IBM’s Lotus Software solutions competitiveness against providers such as Google, Salesforce, Microsoft Sharepoint and others.

The Company’s specific software tools enable IBM, the IBM Lotus Notes/Domino partners, system integrators (SIs) or commercial or governmental organization-controlled service units to solve the industry needs for efficient modernization of a Lotus environment, specifically for the highly distributed and heavily used IBM Lotus Notes/Domino applications. The Company’s modernization tools span the complete set of customer requirements and demands for application modernization and migration:

■	Retire (automatically convert into full text searchable .pdf archived applications);
■	Renew (automatically convert into modern web 2.0 styled, access anywhere applications);
■	Rebuild (accelerate case-specific rebuilding into access anywhere applications); or
■	Replace (accelerate case-specific replacing with a different technology).

The Company has also developed an innovative Cloud Automation Platform (GroupLive) enabling the automation of the processes beyond virtualization or managing customer dedicated or shared infrastructure, such as networks, servers and clients. GroupLive extends process automation for legacy applications, including user management, user access and application deployment without the need of rewriting the entire application. Automation is supposed to decrease IT labor by more than 50%, especially for application management and maintenance. GroupLive supports IT consolidation, standardization, modernization, utilization and optimization, as well as centralization, monitoring, and reporting. Customers gain more efficiency, reduce cost and free IT labor to refocus on strategic tasks rather than on overwhelming current day-to-day workloads. GroupLive is currently deployed in IBM’s Data Centers in Germany. This service is based on a non-exclusive contract with the IBM Data Center and can be modified or replaced with other Data Center providers in the German market. GroupLive is also being deployed in GBS data centers in the US.

Since January 6, 2011, the Company owns majority control (50.1%) of GROUP Business Software AG (GROUP”), a Frankfurt, Germany listed publicly-traded company (INW). GROUP is headquartered in Eisenach, Germany. GROUP’s businesses served as the foundation for GBSX to achieve its strategic objectives. In 2011, GBS added more companies to complete its cloud automation and application management focused offering. With Pavone AG and Groupware AG the portfolio now includes cloud-enabled workflow management, as well as cloud-enabled application archiving. With the acquisition of IDC Global, Inc., Chicago, a high end data center provider, GBSX is starting to offer the GroupLive technology in the United States. The acquisition of SD Holdings, Inc., a specialized company in the area of analytics, business intelligence, reporting and services, provides GBS with access to the Asian markets as well as access to cost-effective high quality consulting resources. In addition, GBS plans to leverage SD’s Indian subsidiary as the foundation for its strategic service delivery factory.

GBS will leverage its technologies, partnerships and customer base to develop its business strategy and existing operations in North America, Asia and Europe. In particular, the Company will concentrate on rapidly evolving as a major provider of Cloud Automation Platform Technology software and IBM Lotus Notes/Domino Application Modernization & Migration Services.

Furthermore, the Company is currently negotiating a Reseller Agreement with IBM’s Lotus Software Division that would make it possible for IBM to bundle specific technology developed by the Company and sell them as an integrated product solution through the IBM sales channel. The Reseller Agreement would provide the Company with software license, subscription and service based revenues.

In addition to the significant growth potential anticipated through its multiple partnerships with IBM, the Company also has the potential for dramatic growth from large strategic partnerships such as with major OEM players, SIs, ISV’s, data centers, as well as a variety of large enterprise class and medium sized end users who are in the business of application modernization, migration and/or management.

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Revenue Model

GBS generates revenue from software license sales and related services, including maintenance and support, hosting, consulting and implementation services. The Company’s software products for business application and management addressing all matters running an IBM Lotus environment – are generally sold with a perpetual license and a related maintenance contract. Service revenue is obtained from a wide range of consulting services, such as application development, managed services, performance & upgrade services and administration. Maintenance revenue is received from its business application software customers for updates and supports, with contracts typically spanning two to three years. GBS customers are now also able to purchase the business application and management software via subscription.

GBS generates revenue in the area of cloud enablement and application migration & modernization from subscription and usage fees and related services, including support, hosting and strategic consulting services. The Company’s offering among its cloud automation platform – is generally sold on a usage base with a typically mid- to long-term subscription period; while its IBM Lotus Notes/Domino application modernization and migration technologies are sold on a per application and transformation base, including related services, such as strategic consulting, project management, delivery management, and application deployment.

Strategy and Focus Areas

The Company is focused on developing a portfolio of Cloud Computing software technologies and Application Services to address the needs of Independent Service Providers (ISV’s), Data Center providers, as well as commercial and government organizations. GBSX is pursuing an aggressive growth strategy based upon highly targeted mergers and acquisitions so as to build its portfolio of technologies, applications, and services.

In addition to the significant growth potential anticipated through its multiple partnerships with IBM, GBS also has the potential for dramatic growth from large strategic partnerships such as with major Cloud platform/OEM players, data centers, ISV’s as well as a variety of large enterprise class and medium sized end users who are interested in having their own private clouds. GBS also intends pursue highly attractive opportunities with a wide variety of other Cloud vendors including Computer Associates, Dell, HP, Accenture, and Amazon, as well as with specialized distributors and system integrators.

General Corporate History

We were incorporated in Nevada on March 20, 2007 as SWAV Enterprises Ltd. (SWAV”). SWAV was an importer and wholesaler of Chinese manufactured goods.

On April 26, 2010, SWAV purchased certain assets of Lotus Holdings Limited (Lotus”) pursuant to an Asset Purchase Agreement in consideration for aggregate of 2,265,240 shares of SWAV common stock. Lotus is a holding company specializing in software technology and training services, particularly in the areas of advanced software development tools, innovative point-of-care electronic health record (EHR) software, and sales training. Simultaneously with SWAV’s acquisition of Lotus, the SWAV stockholders sold an aggregate of 11,984,770 shares of SWAV common stock to Joerg Ott, our CEO and Chairman, for an aggregate purchase price of $370,000.

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Upon the consummation of the acquisition, the then executive officers and directors of SWAV resigned and Joerg Ott was appointed as the Company’s Chief Executive Officer, President and Chairman of the Board of Directors. On September 6, 2010, SWAV’s name was changed to GBS Enterprises Incorporated. On October 14, 2010, the Company’s trading symbol on the OTC Bulletin Board was changed from SWAV to GBSX.

Effective December 30, 2010, the Company acquired approximately 28.2% of the issued and outstanding shares of common stock of GROUP Business Software AG, a Frankfurt-based German software company (“GROUP”), pursuant to Share Purchase Agreements between the Company and several of GROUP’s stockholders, including Mr. Joerg Ott (also the Company’s Chairman and Chief Executive Officer). Pursuant to the Share Purchase Agreements, the Company acquired an aggregate of 7,115,500 shares of common stock of GROUP in consideration for an aggregate of 3,049,489 shares of the Company’s common stock.

On January 6, 2011, the Company acquired an additional 5,525,735 shares of common stock of GROUP, representing approximately 21.9% of the issued and outstanding shares, from several additional GROUP stockholders in consideration for an aggregate of 2,355,922 shares of the Company’s common stock.

In total, the Company purchased an aggregate of 12,641,235 shares of common stock of GROUP from a total of nine GROUP stockholders in consideration for a total of 5,405,411 shares of common stock of the Company, resulting in the Company owning a controlling equity interest of approximately 50.1% in GROUP.

On February 27, 2012, the Company acquired an additional 883,765 shares of common stock of GROUP to maintain its 50.1% ownership of GROUP. On February 27, 2012, an outstanding loan of GROUP was converted into an aggregate of 1,750,000 shares of GROUP common stock, thereby increasing GROUP’s outstanding common stock to 26,982,000 shares. As a result of the foregoing increase in the number of outstanding shares of GROUP common stock, the Company increased its ownership of GROUP common stock to an aggregate of 13,525,000 shares, representing approximately 50.1% of the outstanding common stock of GROUP. The Company purchased the 883,765 shares of GROUP common stock from GAVF LLC for an average purchase price of $0.70 per share, or approximately $619,000.

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Selected Financial Data

             The following summary financial data should be read in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the Financial Statements and Notes thereto, included elsewhere in this prospectus. The statement of operations and balance sheet data for the year ended March 31, 2011 is derived from our audited financial statements and the interim financials for the period ending December 31, 2011 is derived from our unaudited financial statements. The following information summarizes the more complete historical financial information included in the Consolidated Financial Statements included in this prospectus.

	At December 31, 2011	At March 31, 2011
Balance Sheet Data	(Unaudited)	(Audited)
		(Restated)
Assets
Current Assets
Cash and cash equivalents	$3,537,517	$8,530,864
Debtors (Accounts receivable)	4,544,023	5,698,320
Inventories	264,611	-
Prepaid expenses	1,097,370	1,423,281
Other receivables	796,454	2,222,887
Total current assets	$10,239,975	$17,875,353

Total non-current assets	$76,470,995	58,990,576

Total assets	$86,710,970	$76,865,929

Liabilities and stockholders' equity
Total current liabilities	$18,472,945	$16,345,733

Total non-current liabilities	$7,168,739	$7,940,061

Total liabilities	$25,641,684	$24,285,794

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Income Statement Data	For the Nine Months		For the Fiscal Year
	Ended December 31,		Ended March 31,

	2011	2010	2011	2010
	(Unaudited)	(Unaudited)	(Audited) (Restated)	(Audited)
Revenues
Products	$6,980,202	$7,339,747	$12,848,954	$12,479,629
Services	14,340,149	10,619,891	14,858,272	19,105,103
	$21,320,351	$17,959,638	$27,707,226	$31,584,732
Cost of goods sold
Products	$3,976,750	$3,770,174	$7,016,189	$5,631,372
Services	6,866,807	4,917,742	7,066,305	5,662,619
	$10,843,557	$8,687,916	$14,082,494	$11,293,991

Gross profit	$10,476,794	$9,271,722	$13,624,732	$20,290,741

Operating expenses	$17,985,032	$11,241,339	$15,918,290	$19,032,719

Operating income (loss)	$(7,508,238)	$(1,969,617)	$(2,293,558)	$1,228,022

Net income (loss)	$(5,121,694)	$(337,813)	$(3,637,306)	$1,419,438

Net earnings (loss) per share
Basic	$(0.10)	$(0.02)	$(0.119)	$0.043
Diluted	$(0.10)	$(0.02)	$(0.119)	$0.038

Where You Can Find Us

Our principal executive office is located at 585 Molly Lane, Woodstock, Georgia 30189 and our telephone number is (404) 474-7256.

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The Offering

Common stock offered by Selling Stockholders	Up to 8,064,000 shares of Common Stock issuable upon the exercise of Warrants held by the Selling Stockholders exercisable for a three year period, commencing on the date of grant. Consists of 6,044,000 shares of Common Stock issuable upon the exercise of the Private Placement Warrants issued in March 2011 for $1.50 per Share and 2,020,000 shares of Common Stock issuable upon the exercise of the Investor Warrants issued in March 2012 for $0.50 per Share.

Terms of the Offering	The Selling Stockholders will determine when and how they will sell the Common Stock offered in this prospectus.

Termination of the Offering	The Offering will conclude upon the earliest of (i) such time as all of the Common Stock has been sold pursuant to an effective registration statement, of which this prospectus forms a part, or (ii) such time as all of the Common Stock becomes eligible for resale pursuant to Rule 144 under the Securities Act or any other rule of similar effect.

Use of Proceeds

We are not selling any shares of the Common Stock covered by this prospectus, and, as a result, will not receive any proceeds from this offering. We will, however, receive proceeds in the event of the exercise of the Warrants by the Selling Stockholders. As of the date of this prospectus, the Selling Stockholders have exercised an aggregate of 2,925,000 Warrants, consisting of 2,025,000 Private Placement Warrants and 900,000 Investor Warrants, for gross proceeds to the Company of $3,487,500. Upon the full exercise of the remaining Warrants, we will receive total gross proceeds of $10,076,000. However, there can be no assurances that any additional Warrants will be exercised. To date, we have used the proceeds of the Warrants already exercised for general corporate working capital purposes. We intend to use the proceeds from the exercise of any additional Warrants to increase marketing, advertising and Cloud and Transformer service and development teams, acquisitions and for general corporate working capital purposes.

Common Stock Trading Symbol	GBSX.OB

Risk Factors	The Common Stock offered hereby involves a high degree of risk and should not be purchased by investors who cannot afford the loss of their entire investment. See “Risk Factors” beginning on page 12.

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RISK FACTORS

You should carefully consider the risks described below together with all of the other information included in this prospectus before making an investment decision with regard to our securities. The statements contained in or incorporated into this offering that are not historic facts are forward-looking statements that are subject to risks and uncertainties that could cause actual results to differ materially from those set forth in or implied by forward-looking statements. If any of the following risks actually occurs, our business, financial condition or results of operations could be harmed. In that case, the trading price of our Common Stock could decline, and you may lose all or part of your investment.

 Risks Related to Our Business

We have a limited operational history.

We have a limited history upon which an evaluation of our prospects and future performance can be made. Our proposed operations are subject to all business risks associated with new enterprises. The likelihood of our success must be considered in light of the problems, expenses, difficulties, complications, and delays frequently encountered in connection with the expansion of a business operation in an emerging industry, and the continued development of advertising, promotions, and a corresponding customer base. There is a possibility that we could sustain losses in the future, and there are no assurances that we will ever operate profitably.

Ongoing uncertainty regarding the duration and extent of the recovery from the recent economic downturn and in global economic conditions generally may reduce information technology spending below current expectations and therefore adversely impact our revenues, impede end user adoption of new products and product upgrades and adversely impact our competitive position.

Our business depends on the overall demand for information technology and on the economic health of our current and prospective customers. The purchase of our products is often discretionary and may involve a significant commitment of capital and other resources. Weak economic conditions or significant uncertainty regarding the recovery from the recent economic downturn could adversely impact our business, financial condition and results of operations in a number of ways, including by lengthening sales cycles (for example, ELAs), lowering prices for our products and services, reducing unit sales, decreasing or reversing quarterly growth in our revenues, reducing the rate of adoption of our products by new customers and the willingness of current customers to purchase upgrades to our existing products.

The recent global economic disruption also resulted in general and ongoing tightening in the credit markets, lower levels of liquidity and increases in the rates of default and bankruptcy, while the potential for extreme volatility in credit, equity and fixed income markets continues. As a result, current or potential customers may be unable to fund software purchases, which could cause them to delay, decrease or cancel purchases of our products and services. Even if customers are willing to purchase our products and services, if they do not meet our credit requirements, we may not be able to record accounts receivable or deferred revenue or recognize revenues from these customers until we receive payment, which could adversely affect the amount of revenues we are able to recognize in a particular period.

Our business could be adversely impacted by conditions affecting the information technology market.

The demand for our products and services depends substantially upon the general demand for business-related computer appliances and software, which fluctuates based on numerous factors, including capital spending levels, the spending levels and growth of our current and prospective customers, and general economic conditions. Fluctuations in the demand for our products and services could have a material adverse effect on our business, results of operations and financial condition. Moreover, the purchase of our products is often discretionary and may involve a significant commitment of capital and other resources. Future economic projections for the information technology sector are uncertain as companies continue to reassess their spending for technology projects. If an uncertain environment for information technology spending continues, it could negatively impact our business, results of operations and financial condition.

 We face intense competition, which could result in fewer customer orders and reduced revenues and margins.

We sell our products in intensely competitive markets. Some of our competitors and potential competitors have significantly greater financial, technical, sales and marketing and other resources than we do. As the markets for our products and services continue to develop, additional companies, including companies with significant market presence in the computer appliances, software and networking industries, could enter the markets in which we compete and further intensify competition. In addition, we believe price competition could become a more significant competitive factor in the future. As a result, we may not be able to maintain our historic prices and margins, which could adversely affect our business, results of operations and financial condition.

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We are highly dependent on the services of Joerg Ott, our President, CEO and Chairman, and other key personnel.

Our success depends and will depend on the efforts and abilities of key personnel, such as high qualified software developers, service consultants and management, especially Mr. Joerg Ott, our President, Chief Executive Officer and Chairman. The loss of Mr. Ott would have a material adverse effect on us. Our success also depends upon our ability to attract and retain qualified personnel required to fully implement our business plan. There can be no assurance that we will be successful in these efforts.

If our subsidiaries lose key personnel or cannot hire enough qualified employees in certain areas of our business, our ability to manage our business could be adversely affected.

Our success depends, in large part, upon the services of a number of key employees in certain areas of our business. Except for certain key employees, we do not have long-term employment agreements with any of our key personnel. Any officer or employee can terminate his or her relationship with us at any time. The effective management of our growth, if any, could depend upon our ability to retain our highly-skilled managerial, technical, sales and services, finance and marketing personnel in certain areas of our business. If any of those employees leave, we will need to attract and retain replacements for them. We also may need to add key personnel in the future, including in certain key areas of our business. The market for these qualified employees is competitive. We could find it difficult to successfully attract, assimilate or retain sufficiently qualified personnel in sufficient numbers. Furthermore, we may hire key personnel in connection with our future acquisitions; however, any of these employees will be able to terminate his or her relationship with us at any time. If we cannot retain and add the necessary staff and resources for these acquired businesses, our ability to develop acquired products, markets and customers could be adversely affected. Also, we may need to hire additional personnel to develop new products, product enhancements and technologies. If we cannot add the necessary staff and resources, our ability to develop future enhancements and features to our existing or future products could be delayed. Any delays could have a material adverse effect on our business, results of operations and financial condition.

We are highly dependent on IBM.

We, through our subsidiaries, are the world’s largest supplier of applications for IBM’s Lotus Notes and Domino markets. For the fiscal year ended March 31, 2011 and 2010, $ 4,610,152 (16.6%) in revenue and $ 2,502,765 (7.9%) in revenue, respectively, was derived from our business with IBM Licenses. We expect much of our growth to come from our Transformer and GroupLive offerings. Should IBM choose not to promote its IBM Collaboration and Social Software offerings or support positioning our products, we might not see the growth we are anticipating and our business could be materially adversely affected resulting in the loss of some or all of your investment in our Common Stock.

We may not be able to manage our growth effectively.

We must continually implement and improve our products and/or services, operations, operating procedures and quality controls on a timely basis, as well as expand, train, motivate and manage our work force in order to accommodate anticipated growth and compete effectively in our market area. Successful implementation of our strategy also requires that we establish and manage a competent, dedicated work force and employ additional key employees in corporate management, product design, client service and sales. We can give no assurance that our personnel, systems, procedures and controls will be adequate to support our existing and future operations. If we fail to implement and improve these operations, there could be a material, adverse effect on our business, operating results and financial condition.

If we do not develop new products and services or enhancements to our existing products and services, our business, results of operations and financial condition could be adversely affected.

The markets for our products and services are characterized by:

•	rapid technological change;

•	evolving industry standards;

•	fluctuations in customer demand;

•	changes in customer requirements; and

•	frequent new product and service introductions and enhancements.

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Our future success depends on our ability to continually enhance our current products and services and develop and introduce new products and services that our customers choose to buy. If we are unable to keep pace with technological developments and customer demands by introducing new products and services and enhancements, our business, results of operations and financial condition could be adversely affected. Our future success could be hindered by:

•	delays in our introduction of new products and services;

•	delays in market acceptance of new products and services or new releases of our current products and services; and

•	our, or a competitor’s, announcement of new product or service enhancements or technologies that could replace or shorten the life cycle of our existing product and service offerings.

In order for a number of our products to succeed in the future, we believe the demand for technology will need to shift from the types of products and services we and our competitors have sold in the past to a new generation of products we now offer. We cannot guarantee that we will be able to respond effectively to technological changes or new product announcements by others. If we experience material delays or sales shortfalls with respect to our new products and services or new releases of our current products and services, those delays or shortfalls could have a material adverse effect on our business, results of operations and financial condition.

We may be unable to effectively control our operating expenses, which could negatively impact our profitability.

Although we endeavor to effectively control our operating expenses, these expenses, which are based on estimated revenue levels, are relatively fixed in the short term. We cannot assure you that our operating expenses will be lower than our estimated or actual revenues in any given quarter or that we will not incur unanticipated expenses. If we experience a shortfall in revenue in any given quarter or if we incur material unanticipated expenses, we likely will not be able to further reduce operating expenses quickly in response. Any significant shortfall in revenue or the incurrence of material unanticipated expenses could immediately and adversely affect our results of operations for that quarter. Also, due to the fixed nature of many of our expenses and the challenges for revenue growth in the current environment, our income from operations and cash flows from operating and investing activities could be lower than in recent years.

In addition, to the extent our revenue grows, if at all, we believe that our cost of revenues and certain operating expenses could also increase. We believe that we could incur additional costs as we develop, license or buy new technologies or enhancements to our existing products and services. These added costs and royalties could increase our cost of revenues and operating expenses and lower our gross margins. However, we cannot currently quantify the costs for such transactions that have not yet occurred or of these developing trends in our business. In addition, we may need to use a substantial portion of our cash and investments or issue additional shares of our Common Stock to fund these additional costs.

Acquisitions present many risks, and we may not realize the financial and strategic goals we anticipate at the time of an acquisition.

Our growth is dependent upon market growth, our ability to enhance existing products and services, and our ability to introduce new products and services on a timely basis. We intend to continue to address the need to develop new products and services and enhance existing products and services through acquisitions of other companies, product lines and/or technologies. However, acquisitions, including those of high-technology companies, are inherently risky. We cannot provide any assurance that any of our previous acquisitions or future acquisitions will be successful in helping us reach our financial and strategic goals either for that acquisition or for us generally or that the combined company resulting from any acquisition will continue to support the growth achieved by the companies separately.

The risks we may encounter in managing and integrating acquisitions are:

•	difficulties and delays integrating the operations, technologies, and products of the acquired companies;

•	undetected errors or unauthorized use of a third-party’s code in products of the acquired companies;

•	the diversion of management’s attention from normal daily operations of the business;

•	potential difficulties in completing projects associated with purchased in-process research and development;

•	entry into markets in which we have no or limited direct prior experience and where competitors have stronger market positions and which are highly competitive;

•	the potential loss of key employees of the acquired company; and

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•	an uncertain revenue and earnings stream from the acquired company, which could unexpectedly dilute our earnings.

Our failure to manage growth effectively and successfully integrate acquired companies due to these or other factors could have a material adverse effect on our business, results of operations and financial condition.

Attractive acquisition opportunities may not be available to us, which could negatively affect the growth of our business.

Our business strategy includes the selective acquisition of businesses and technologies, such as our acquisition of GROUP in November 2010 and January 2011, and the acquisitions of other Lotus Software & Services companies or our data center acquisitions. We plan to continue to seek opportunities to expand our product portfolio, customer base, technology, and technical talent through acquisitions. However, we may not have the opportunity to make suitable acquisitions on favorable terms in the future, which could negatively impact the growth of our business. We expect that other companies in our industry will compete with us to acquire compatible businesses. This competition could increase prices for businesses and technologies that we would likely pursue, and our competitors may have greater resources than we do to complete these acquisitions.

We could change our licensing programs or subscription renewal programs, which could negatively impact the timing of our recognition of revenue.

We continually re-evaluate our licensing programs and subscription renewal programs, including specific license models, delivery methods, and terms and conditions, to market our current and future products and services. We could implement new licensing programs and subscription renewal programs, including promotional trade-up programs or offering specified enhancements to our current and future product and service lines. Such changes could result in deferring revenue recognition until the specified enhancement is delivered or at the end of the contract term as opposed to upon the initial shipment or licensing of our software product. We could implement different licensing models in certain circumstances, for which we would recognize licensing fees over a longer period, including offering additional products in a software-as-a-service model. Changes to our licensing programs and subscription renewal programs, including the timing of the release of enhancements, upgrades, maintenance releases, the term of the contract, discounts, promotions and other factors, could impact the timing of the recognition of revenue for our products, related enhancements and services and could adversely affect our operating results and financial condition.

As our international sales and operations grow, we could become increasingly subject to additional risks that could harm our business.

We conduct significant sales and customer support, development and engineering operations in countries outside of the United States. Our continued growth and profitability could require us to further expand our international operations. To successfully expand international sales, we must establish additional foreign operations, hire additional personnel and recruit additional international resellers. In addition, there is significant competition for entry into high growth markets, such as China. Our international operations are subject to a variety of risks, which could cause fluctuations in the results of our international operations. These risks include:

•	compliance with foreign regulatory and market requirements;

•	variability of foreign economic, political and labor conditions;

•	changing restrictions imposed by regulatory requirements, tariffs or other trade barriers or by U.S. export laws;

•	longer accounts receivable payment cycles;

•	potentially adverse tax consequences;

•	difficulties in protecting intellectual property;

•	burdens of complying with a wide variety of foreign laws; and

•	as we generate cash flow in non-U.S. jurisdictions, if required, we may experience difficulty transferring such funds to the U.S. in a tax efficient manner.

Our results of operations are also subject to fluctuations in foreign currency exchange rates. In order to minimize the impact on our operating results, we generally initiate our hedging of currency exchange risks one year in advance of anticipated foreign currency expenses for those currencies to which we have the greatest exposure. When the dollar is weak, foreign currency denominated expenses will be higher, and these higher expenses will be partially offset by the gains realized from our hedging contracts. If the dollar is strong, foreign currency denominated expenses will be lower. These lower expenses will in turn be partially offset by the losses incurred from our hedging contracts. There is a risk that there will be fluctuations in foreign currency exchange rates beyond the one year timeframe for which we hedge our risk.

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Our success depends, in part, on our ability to anticipate and address these risks. We cannot guarantee that these or other factors will not adversely affect our business or operating results.

Security vulnerabilities in our products could have a material adverse impact on our results of operations.

Maintaining the security of computing devices and networks is a critical issue for us and our customers. We devote significant resources to address security vulnerabilities in our products and services through engineering more secure products and services, enhancing security and reliability features in our products and services, deploying security updates to address security vulnerabilities and seeking to respond to known security incidents in sufficient time to minimize any potential adverse impact. The cost of these measures could reduce our operating margins. Despite these efforts, actual or perceived security vulnerabilities in our products and systems may lead to claims against us and harm our reputation, and could lead some customers to seek to return products, to stop using certain products or services, to reduce or delay future purchases of our products or services, or to use competing products or services. Customers may also increase their expenditures on protecting their existing computer systems from attack, which could delay adoption of new technologies. Further, if our customers suffer any losses or are otherwise harmed in connection with a security incident related to our products or services, we could be subject to liability claims from our customers. Any of these actions by customers could adversely impact our results of operations.

Our efforts to protect our intellectual property may not be successful, which could materially and adversely affect our business.

We rely primarily on a combination of copyright, trademark, patent and trade secret laws, confidentiality procedures and contractual provisions to protect our source code and other intellectual property. The loss of any material trade secret, trademark, trade name, patent or copyright could have a material adverse effect on our business. Despite our precautions, it could be possible for unauthorized third parties to copy, disclose or reverse engineer certain portions of our products or to otherwise obtain and use our proprietary source code, in which case we could potentially lose future trade secret protection for that source code. If we cannot protect our proprietary source code against unauthorized copying, disclosure or use, unauthorized third parties could develop products similar to or better than ours.

Any patents applied for by us could eventually not be granted or any patent owned by us could be invalidated, circumvented or challenged. Any of our pending or future patent applications, whether or not being currently challenged, may not be issued with the scope we seek, if at all; and if issued, may not provide any meaningful protection or competitive advantage.

In addition, our ability to protect our proprietary rights could be affected by differences in international law and the enforceability of licenses. The laws of some foreign countries do not protect our intellectual property to the same extent as do the laws of the United States and Canada. For example, we derive a significant portion of our sales from licensing our products under “click-to-accept” license agreements that are not signed by licensees and electronic enterprise customer licensing arrangements that are delivered electronically, all of which could be unenforceable under the laws of many foreign jurisdictions in which we license our products.

Our products, including products obtained through acquisitions, could infringe third-party intellectual property rights, which could result in material litigation costs.

We are increasingly subject to infringement claims and may in the future be subject to claims alleging the unauthorized use of a third-party’s code in our products. This may occur for a variety of reasons, including the expansion of our product lines through product development and acquisitions; an increase in patent infringement litigation commenced by non-practicing entities; the increase in the number of competitors in our industry and the resulting increase in the number of related products and the overlap in the functionality of those products; and the unauthorized use of a third-party’s code in our product development process. Companies and inventors are more frequently seeking to patent software despite recent developments in the law that may discourage or invalidate such patents. As a result, we could receive more patent infringement claims. Responding to any infringement claim, regardless of its validity, could result in costly litigation costs, monetary damages or injunctive relief or require us to obtain a license to intellectual property rights of those third parties. Licenses may not be available on reasonable terms, on terms compatible with the protection of our proprietary rights, or at all. In addition, attention to these claims could divert our management’s time and attention from developing our business. If a successful claim is made against us and we fail to develop or license a substitute technology or negotiate a suitable settlement arrangement, our business, results of operations, financial condition and cash flows could be materially and adversely affected. In particular, a material adverse impact on our financial statements could occur in the period in which the effect of an unfavorable final outcome becomes probable and reasonably estimable.

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Security and reliability is the number one concern of Cloud Computer users.

Lack of control augments consumers’ perception of Cloud Computing security and reliability, including connectivity outages which could cause large lack of productivity and financial losses. Although security risks may be minimized by having cloud computing in a smaller cloud, having a smaller cloud or clouds would likely negate to many extents the cost and scalability effects of cloud computing. Cloud Computing flaws, whether actual or perceived, could hinder our ability grow our Company’s business.

Risks related to the disclosure of confidential information of core technology.

The independently developed technologies by us, contracts with partners and agreements with cooperated system integrators are all confidential information. We have established strict access limitation level for the personnel in the Company to review and use such information by signing Non-disclosure Agreements with relevant people. The usage and disclosure of such information have been managed stringently by the Company. We also sign a long-term engagement contract with the core technical people who may hold major technologies of the Company. Despite the foregoing measurements adopted by the Company, we cannot assure the confidential information will not be disclosed definitely.

Systems failures could harm our business.

Temporary or permanent outages of our computers or software equipment could have an adverse effect on our business. Although we have not experienced any catastrophic outages to date, we currently do not have fully redundant systems for our web sites and other services at an alternate site. Therefore, our systems are vulnerable to damage from break-ins, unauthorized access, vandalism, fire, earthquakes, power loss, telecommunications failures and similar events. Although we maintain insurance against fires, earthquakes and general business interruptions, the amount of coverage might not be sufficient which could adversely affect our business operations and the value of our Common Stock.

Experienced computer programmers seeking to intrude or cause harm, or hackers, may attempt to penetrate our network security from time to time.

Although we have not experienced any catastrophic security breaches to date, if a hacker were to penetrate our network security, they could misappropriate proprietary information, cause interruptions in our services, dilute the value of our offerings to customers and damage customer relationships. We might be required to expend significant capital and resources to protect against, or to alleviate, problems caused by hackers. We also may not have a timely remedy against a hacker who is able to penetrate our network security. In addition to purposeful security breaches, the inadvertent transmission of computer viruses could expose us to system damage, operational disruption, loss of data, litigation and other risks of loss or harm.

We depend on continued performance of and improvements to our computer network.

Any failure of our computer systems that causes interruption of our services could result in a loss of business. If sustained or repeated, these performance issues could reduce the attractiveness of our services to consumers and our subscription products and services. Increases in the volume of our web site traffic could also strain the capacity of our existing computer systems, which could lead to slower response times or system failures. We may not be able to project accurately the rate, timing or cost of any increases in our business, or to expand and upgrade our systems and infrastructure to accommodate any increases in a timely manner.

Internet commerce security threats could pose a risk to our online sales and overall financial performance.

A significant barrier to online commerce is the secure transmission of confidential information over public networks. We rely on encryption and authentication technology to provide the security and authentication necessary to effect secure transmission of confidential information. There can be no assurance that advances in computer capabilities; new discoveries in the field of cryptography or other developments will not result in a compromise or breach of the algorithms used by us and our partners to protect consumer’s transaction data. If any such compromise of security were to occur, it could have a materially adverse effect on our business, prospects, financial condition and results of operations. A party who is able to circumvent our security measures could misappropriate proprietary information or cause interruptions in our operations. We may be required to expend significant capital and other resources to protect against such security breaches or to alleviate problems caused by such breaches. Concerns over the security of transactions conducted on the Internet and the privacy of users may also hinder the growth of online services generally, especially as a means of conducting commercial transactions. To the extent that our activities, our partners or third-party contractors involve the storage and transmission of proprietary information, such as credit card numbers, security breaches could damage our reputation and expose us to a risk of loss or litigation and possible liability. There can be no assurance that our security measures will not prevent security breaches or that failure to prevent such security breaches will not have a materially adverse effect on our business, prospects, financial condition and results of operations.

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Risk of Capacity Constraints; Reliance on Internally Developed Systems; System Development Risks.

A key element of our strategy is to generate a high volume of traffic on, and use of, our services across our network infrastructure and systems. Accordingly, the satisfactory performance, reliability and availability of our software systems, transaction-processing systems and network infrastructure are critical to our reputation and our ability to attract and retain customers, as well as maintain adequate customer service levels. Our revenues depend on the number of visitors who sign up for our services. Any systems interruptions that result in the unavailability of our software systems or network infrastructure would reduce the volume of sign ups and the attractiveness of our service offerings. We may experience periodic systems interruptions from time to time. Any substantial increase in the volume of traffic on our software systems or network infrastructure will require us to expand and upgrade further our technology, transaction-processing systems and network infrastructure. There can be no assurance that we will be able to accurately project the rate or timing of increases, if any, in the use of our Web site or timely expand and upgrade our systems and infrastructure to accommodate such increases. We will use a combination of industry supplied software and internally developed software and systems for our search engine, distribution network, and substantially all aspects of transaction processing, including order management, cash and credit card processing, and accounting and financial systems. Any substantial disruptions or delays in any of our systems would have a materially adverse effect on our business, prospects, financial condition and results of operations.

Storage of personal information about our customers could pose a security threat.

Our policy is not to willfully disclose any individually identifiable information about any user to a third party without the user’s consent. This policy is accessible to users of our services when they initially register. Despite this policy, however, if third persons were able to penetrate our network security or otherwise misappropriate our users’ personal information or credit card information, we could be subject to liability. These could include claims for unauthorized purchases with credit card information, impersonation or other similar fraud claims. They could also include claims for other misuses of personal information, such as for unauthorized marketing purposes. These claims could result in litigation. In addition, the Federal Trade Commission and other states have been investigating certain Internet companies regarding their use of personal information. We could incur additional expenses if new regulations regarding the use of personal information are introduced or if they chose to investigate our privacy practices.

We have agreed to indemnify our officers and directors against lawsuits to the fullest extent of the law.

We are a Nevada corporation. Nevada law permits the indemnification of officers and directors against expenses incurred in successfully defending against a claim. Pursuant to our Articles of Incorporation and Bylaws, we have agreed to indemnify our officers and directors to the fullest extent possible under the Nevada law. In the event that we are found liable for damage or other losses, we would incur substantial and protracted losses in paying any such claims or judgments. Pursuant to those certain letter agreements entered into between the Company and their Officers and each independent director of the Company’s Board of Directors appointed as of March 1, 2012, the Company is also contractually obligated to indemnify each independent director to the fullest extent possible under Nevada law and has obtained Director and Officer insurance coverage in the amount of $5,000,000 per occurrence. There is no guarantee, however, that such coverage or that any insurance coverage would protect us from any damages or loss claims filed against it.

We may engage in transactions that present conflicts of interest.

Our officers and members of our Board of Directors may enter into agreements with the Company from time to time which may not be equivalent to similar transactions entered into with an independent third party. A conflict of interest arises whenever a person has an interest on both sides of a transaction. While we believe that it will take prudent steps to ensure that all transactions between the Company and any officer or director is fair, reasonable, and no more than the amount it would otherwise pay to a third party in an “arms-length” transaction, there can be no assurance that any transaction will meet these requirements in every instance.

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Risks Related to our Common Stock

The application of the “penny stock” rules could adversely affect the market price of our Common Stock and increase your transaction costs to sell those shares.

The Securities and Exchange Commission adopted Rule 15g-9 which generally defines “penny stock” to be any equity security that has a market price (as defined) less than $5.00 per share or an exercise price of less than $5.00 per share, subject to certain exceptions. If the trading price of our Common Stock falls below $5.00 per share, the open-market trading of our Common Stock is subject to the penny stock rules, which imposes additional sales practice requirements on broker-dealers who sell to persons other than established customers and “accredited investors”.  The term “accredited investor” refers generally to institutions with assets in excess of $5,000,000 or individuals with a net worth in excess of $1,000,000 or annual income exceeding $200,000 or $300,000 jointly with their spouse.  The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document in a form prepared by the SEC, which provides information about penny stocks and the nature and level of risks in the penny stock market.  The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction and monthly account statements showing the market value of each penny stock held in the customer’s account. The bid and offer quotations, and the broker-dealer and salesperson compensation information, must be given to the customer orally or in writing prior to effecting the transaction and must be given to the customer in writing before or with the customer’s confirmation.  In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from these rules, the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written agreement to the transaction.  These disclosure requirements may have the effect of reducing the level of trading activity in the secondary market for the stock that is subject to these penny stock rules.  Consequently, these penny stock rules may affect the ability of broker-dealers to trade our securities.  We believe the penny stock rules discourage investor interest in and limit the marketability of our Common Stock.

FINRA sales practice requirements may also limit a stockholder’s ability to buy and sell our stock.

In addition to the “penny stock” rules described above, FINRA adopted rules that require that in recommending an investment to a customer, a broker-dealer must have reasonable grounds for believing that the investment is suitable for that customer.  Prior to recommending speculative low priced securities to their non-institutional customers, broker-dealers must make reasonable efforts to obtain information about the customer’s financial status, tax status, investment objectives and other information.  Under interpretations of these rules, FINRA believes that there is a high probability that speculative low priced securities will not be suitable for at least some customers.  FINRA requirements make it more difficult for broker-dealers to recommend that their customers buy our Common Stock, which may limit your ability to buy and sell our stock and have an adverse effect on the market for our shares.

The price of our shares of Common Stock in the future may be volatile.

The market price of our Common Stock could be volatile and could fluctuate widely in price in response to various factors, many of which are beyond our control, including: technological innovations or new products and services by us or our competitors; additions or departures of key personnel; sales of our Common Stock; our ability to integrate operations, technology, products and services; our ability to execute our business plan; operating results below expectations; loss of any strategic relationships; industry developments; economic and other external factors; and period-to-period fluctuations in our financial results. Because we have a very limited operating history with no revenues to date, you may consider any one of these factors to be material. Our stock price may fluctuate widely as a result of any of the above. In addition, the securities markets have from time to time experienced significant price and volume fluctuations that are unrelated to the operating performance of particular companies. These market fluctuations may also materially and adversely affect the market price of our Common Stock.

Stockholders should have no expectation of any dividends.

The holders of our Common Stock are entitled to receive dividends when, as and if declared by the Board of Directors out of funds legally available therefore.  To date, we have not declared or paid any cash dividends.  The board of directors does not intend to declare any dividends in the foreseeable future, but instead intends to retain all earnings, if any, for use in our business operations.

If we fail to maintain an effective system of internal controls, we may not be able to accurately report our financial results or prevent fraud.

We are subject to reporting obligations under the U.S. securities laws. The SEC, as required by Section 404 of the Sarbanes-Oxley Act of 2002, adopted rules requiring every public company to include a management report on such company’s internal controls over financial reporting in its Annual Report, which contains management’s assessment of the effectiveness of our internal controls over financial reporting. Our management may conclude that our internal controls over our financial reporting are not effective. Our reporting obligations as a public company will place a significant strain on our management, operational and financial resources and systems for the foreseeable future. Effective internal controls, particularly those related to revenue recognition, are necessary for us to produce reliable financial reports and are important to help prevent fraud. As a result, our failure to achieve and maintain effective internal controls over financial reporting could result in the loss of investor confidence in the reliability of our financial statements, which in turn could harm our business and negatively impact the trading price of our stock. Furthermore, we anticipate that we will incur considerable costs and use significant management time and other resources in an effort to comply with Section 404 and other requirements of the Sarbanes-Oxley Act.

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CAUTIONARY NOTICE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements. All forward-looking statements are inherently uncertain as they are based on current expectations and assumptions concerning future events or future performance of the Company. Readers are cautioned not to place undue reliance on these forward-looking statements, which are only predictions and speak only as of the date hereof. Forward-looking statements usually contain the words “estimate,” “anticipate,” “believe,” “expect,” or similar expressions, and are subject to numerous known and unknown risks and uncertainties. In evaluating such statements, prospective investors should carefully review various risks and uncertainties identified in this prospectus, including the matters set forth under the captions “Risk Factors” and in the Company’s other filings with the Securities and Exchange Commission (“SEC”). These risks and uncertainties could cause the Company’s actual results to differ materially from those indicated in the forward-looking statements. The Company undertakes no obligation to update or publicly announce revisions to any forward-looking statements to reflect future events or developments.

Although forward-looking statements in this prospectus reflect the good faith judgment of our management, such statements can only be based on facts and factors currently known by us. Consequently, forward-looking statements are inherently subject to risks and uncertainties, and actual results and outcomes may differ materially from the results and outcomes discussed in or anticipated by the forward-looking statements. Factors that could cause or contribute to such differences in results and outcomes include, without limitation, those specifically addressed under the heading “Risks Relating to Our Business” above, as well as those discussed elsewhere in this prospectus. Readers are urged not to place undue reliance on these forward-looking statements, which speak only as of the date of this prospectus. We file reports with the SEC. You can read and copy any materials we file with the SEC at the SEC’s Public Reference Room, 100 F. Street, NE, Washington, D.C. 20549 on official business days during the hours of 10 a.m. to 3 p.m. You can obtain additional information about the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. In addition, the SEC maintains an Internet site (www.sec.gov) that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC, including the Company.

We undertake no obligation to revise or update any forward-looking statements in order to reflect any event or circumstance that may arise after the date of this prospectus. Readers are urged to carefully review and consider the various disclosures made throughout the entirety of this prospectus, which attempt to advise interested parties of the risks and factors that may affect our business, financial condition, results of operations and prospects.

USE OF PROCEEDS

We are not selling any shares of the Common Stock covered by this prospectus, and, as a result, will not receive any proceeds from this offering. We will, however, receive proceeds in the event from the exercise of the Warrants by the Selling Stockholders. As of the date of this prospectus, the Selling Stockholders have exercised an aggregate of 2,925,000 Warrants, consisting of 2,025,000 Private Placement Warrants and 900,000 Investor Warrants, for gross proceeds of $3,487,500. If all of the Warrants are exercised, we will have received gross proceeds of $10,076,000. However, there can be no assurance that any additional Warrants will be exercised. To date, we have used the proceeds of the Warrants already exercised for general corporate working capital purposes. We intend to use the proceeds from the exercise of any additional Warrants to increase marketing, advertising and Cloud and Transformer service and development teams, acquisitions and for general corporate working capital purposes.

The table below sets forth information regarding Warrants as of the date of this prospectus:

					Gross
					Proceeds from	Gross Proceeds if
		Exercised	Gross	Unexercised	Unexercised	all Warrants are
Warrants	Total Issued	Warrants	Proceeds	Warrants	Warrants	Exercised
PPM (EP=$1.50)	6,044,000	2,025,000	$3,037,500.00	4,019,000	$6,028,500.00	$9,066,000.00
IW (EP=$0.50)	2,020,000	900,000	$450,000.00	1,120,000	$560,000.00	$1,010,000.00
Total	8,064,000	2,925,000	$3,487,500.00	5,139,000	$6,588,500.00	$10,076,000.00

Note: EP = Exercise Price

The Board of Directors of the Company has broad discretion as to use of the net proceeds from any exercise of the Warrants and may change the allocation of such proceeds without shareholder notice or consent.

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SELLING STOCKHOLDERS

We are registering for resale shares of our Common Stock that are issued and outstanding held by the Selling Stockholders identified below. We are registering the shares to permit the Selling Stockholders and their pledgees, donees, transferees and other successors-in-interest that receive their shares from a Selling Stockholder as a gift, partnership distribution or other non-sale related transfer after the date of this prospectus to resell the shares when and as they deem appropriate in the manner described in the “Plan of Distribution.”  As of the date of this prospectus there are 28,211,664 shares of Common Stock issued and outstanding.

The following table sets forth:

●	the name of the Selling Stockholders,

●	the number of shares of our Common Stock that the Selling Stockholders beneficially owned prior to the offering for resale of the shares under this prospectus,

●	the maximum number of shares of our Common Stock that may be offered for resale for the account of the Selling Stockholders under this prospectus (which includes the shares that would be issued on exercise of the warrants), and

●	the number and percentage of shares of our Common Stock to be beneficially owned by the Selling Stockholders after the offering of the shares (assuming all of the offered shares are sold by the Selling Stockholders).

Other than Stephen D. Baksa, who was appointed as a member of the Board of Directors of the Company on March 1, 2012, none of the Selling Stockholders have been an officer or director of the Company or any of its subsidiaries, predecessors or affiliates within the last three years nor have they had a material relationship with the Company or any of its subsidiaries, predecessors or affiliates within the last three years.

Each Selling Stockholder may offer for sale all or part of the shares from time to time. The table below assumes that the Selling Stockholders will sell all of the shares offered for sale, including those issuable on exercise of Warrants. A Selling Stockholder is under no obligation, however, to sell any shares pursuant to this prospectus.

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Name of Selling Stockholder	Number of Shares Beneficially Owned Prior to Offering (1)		Maximum Number of Shares to be Offering (2)	Number of Shares Beneficially Owned After Offering	Percentage Ownership After Offering (3)
BAKSA, STEPHEN D.	2,435,000	(4)	1,400,000	1,035,000	3.10%
CASSERLY TRUST, GREG AND NOLA	800,000	(5)	400,000	400,000	1.20%
CHIARELLO, ROBERT V.	600,000	(6)	400,000	200,000	*
DEVITO, NICHOLAS	200,000	(7)	100,000	100,000	*
DONOHOE, MARK T.	500,000	(8)	250,000	250,000	*
GILES, EDWARD M.	1,320,000	(9)	880,000	440,000	1.32%
GILES, EDWARD M. ROTH 2010 IRA	160,000	(10)	80,000	80,000	*
HAN GROUP SOLUTIONS, LLC (11)	600,000	(12)	300,000	300,000	*
ISLES CAPITAL LP (13)	840,000	(14)	560,000	280,000	*
JI, WEINING	60,000	(15)	60,000	0	--
MONOMOY PARTNERS (16)	800,000	(17)	400,000	400,000	1.209%
PERRIT EMERGING OPPORTUNITIES FUND (18)	1,200,000	(19)	600,000	600,000	1.80%
RATUOS ULC (20)	200,000	(21)	100,000	100,000	*
RIEGEL, GUY	184,000	(22)	92,000	92,000	*
RIEGEL, HARRIET	40,000	(23)	20,000	20,000	*
RIEGEL, KATHERINE	64,000	(24)	32,000	32,000	*
RIEGEL, MARGARET	56,000	(25)	28,000	28,000	*
RIEGEL, WILLIAM	16,000	(26)	8,000	8,000	*
RIEGEL, WILLIAM M. REVOCABLE TRUST	160,000	(27)	80,000	80,000	*
SULLIVAN, PIKE H.	1,200,000	(28)	800,000	400,000	1.20%
TERMINAL VENTURES (29)	400,000	(30)	200,000	200,000	*
VALLUM INVESTMENT PARTNERS, L.P.	200,000	(31)	100,000	100,000	*
VP BANK (SWITZERLAND) LTD.	1,381,400	(32)	744,000	637,400	1.91%
WARD, JOHN T.	80,000	(33)	40,000	40,000	*
WEISE, CARL	100,000	(34)	50,000	50,000	*
YUAN, JINCHENG	740,000	(35)	340,000	400,000	1.20%
TOTAL	14,336,400		8,064,000	6,272,400	18.80%

* Represents less than 1%.

(1)	“Beneficial ownership” is determined in accordance with the rules and regulations of the SEC. In computing the number of shares “beneficially owned” by a person and the percentage ownership of that person, securities that are currently convertible or exercisable into shares of our Common Stock, or convertible or exercisable into shares of our Common Stock within 60 days of the date hereof are deemed outstanding. Such shares, however, are not deemed outstanding for the purposes of computing the percentage ownership of any other person. Except as indicated in the footnotes to the following table, each stockholder named in the table has sole voting and investment power with respect to the shares set forth opposite such stockholder’s name. The percentage of beneficial ownership is based on 28,211,664 shares of Common Stock outstanding as of the date of this prospectus.

(2)	Consists of the number of shares of Common Stock issued or issuable upon the exercise of the Warrants held by the Selling Stockholder.

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(3)

Based on 33,350,664 shares of Common Stock, consisting of (i) 28,211,664 shares of Common Stock and (ii) 5,139,000 shares of Common Stock issuable upon the exercise of the Warrants not exercised as of the date of this prospectus but assuming such Warrants have been exercised.

(4)

Includes (i) 700,000 shares of Common Stock issued upon the exercise of the Placement Agent Warrants on November 29, 2011, (ii) 250,000 shares of Common Stock issued upon the issuance of Investor Warrants on March 26, 2012 and (iii) 450,000 shares of Common Stock issuable upon the exercise of Investor Warrants. Also includes 300,000 shares of Common Stock held by two trusts for the benefit of the Selling Stockholder’s adult children of which he is a co-trustee and of which the Selling Stockholder disclaims beneficial ownership.

(5)	Includes 400,000 shares of Common Stock issuable upon the exercise of Private Placement Warrants.

(6)

Includes (i) 200,000 shares of Common Stock issued upon the exercise of Private Placement Warrants on December 5, 2011, (ii) 150,000 shares of Common Stock issued upon the exercise of Investor Warrants on March 26, 2012 and (iii) 50,000 shares of Common Stock issuable upon the exercise of Investor Warrants.

(7)	Includes 100,000 shares of Common Stock issuable upon the exercise of Private Placement Warrants.

(8)	Includes 250,000 shares of Common Stock issuable upon the exercise of Private Placement Warrants.

(9)

Includes (i) 440,000 shares of Common Stock issued upon the exercise of Private Placement Warrants on December 8, 2011 (ii) 250,000 shares of Common Stock issued upon the exercise of Investor Warrants and (iii) 190,000 shares of Common Stock issuable upon the exercise of Investor Warrants.

(10)	Includes 80,000 shares of Common Stock issuable upon the exercise of Private Placement Warrants.

(11)	Anthony V. Milone has voting and dispositive control over HAN Group Solutions, LLC.

(12)	Includes 300,000 shares of Common Stock issuable upon the exercise of Private Placement Warrants.

(13)	Edward M. Giles has voting and dispositive control over Isles Capital, LP.

(14)	Includes (i) 280,000 shares of Common Stock issued upon the exercise of Private Placement Warrants on December 8, 2011 and (ii) 280,000 shares of Common Stock issuable upon the exercise of Investor Warrants.

(15)	Includes 60,000 shares of Common Stock issuable upon the exercise of Private Placement Warrants. Mr. Jincheng Yuan transferred 60,000 Private Placement Warrants to Mr. Weining Ji on November 8, 2011.

(16)	Gavin Scotti has voting and dispositive control over Monomoy Partners.

(17)	Includes 400,000 shares of Common Stock issuable upon the exercise of Private Placement Warrants.

(18)	Michael Corbett has voting and dispositive control over Perritt Emerging Opportunities Fund.

(19)	Includes 600,000 shares of Common Stock issuable upon the exercise of Private Placement Warrants.

(20)	Ian A. Soutar has voting and dispositive control over Ratuos ULC.

(21)	Includes 100,000 shares of Common Stock issuable upon the exercise of Private Placement Warrants.

(22)	Includes 92,000 shares of Common Stock issuable upon the exercise of Private Placement Warrants.

(23)	Includes 20,000 shares of Common Stock issuable upon the exercise of Private Placement Warrants.

(24)	Includes 32,000 shares of Common Stock issuable upon the exercise of Private Placement Warrants.

(25)	Includes 28,000 shares of Common Stock issuable upon the exercise of Private Placement Warrants.

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(26)	Includes 8,000 shares of Common Stock issuable upon the exercise of Private Placement Warrants.

(27)	Includes 80,000 shares of Common Stock issuable upon the exercise of Private Placement Warrants.

(28)

Includes (i) 400,000 shares of Common Stock issued upon the exercise of Private Placement Warrants on December 28, 2011 and (ii) 400,000 shares of Common Stock issuable upon the exercise of Investor Warrants.

(29)	Jeffrey Pressman has voting and dispositive control over Terminal Ventures.

(31)	Includes 200,000 shares of Common Stock issuable upon the exercise of Private Placement Warrants.

(32)

Includes (i) 5,000 shares of Common Stock issued upon the (partial) exercise of Private Placement Warrants on February 28, 2012 and (ii) 739,000 shares of Common Stock issuable upon the exercise of Private Placement Warrants.

(33)	Includes 40,000 shares of Common Stock issuable upon the exercise of Private Placement Warrants.

(34)	Includes 50,000 shares of Common Stock issuable upon the exercise of Private Placement Warrants.

(35)	Includes 340,000 shares of Common Stock issuable upon the exercise of Private Placement Warrants. Mr. Jincheng Yuan transferred 60,000 Private Placement Warrants to Mr. Weining Ji on November 8, 2011.

PLAN OF DISTRIBUTION

The Selling Stockholders and any of their pledgees, donees, transferees, assignees and successors-in-interest may, from time to time, sell any or all of their shares of Common Stock on any stock exchange, market or trading facility on which the shares are traded or quoted or in private transactions.  These sales may be at fixed or negotiated prices.  The Selling Stockholders may use any one or more of the following methods when selling shares:

■	ordinary brokerage transactions and transactions in which the broker-dealer solicits Investors;

■	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

■	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

■	an exchange distribution in accordance with the rules of the applicable exchange;

■	privately negotiated transactions;

■	through the writing of options on the shares;

■	to cover short sales made after the date that this Registration Statement is declared effective by the Commission;

■	broker-dealers may agree with the Selling Stockholders to sell a specified number of such shares at a stipulated price per share; and

■	a combination of any such methods of sale.

The Selling Stockholders may also sell shares under Rule 144 of the Securities Act, if available, rather than under this prospectus.  The Selling Stockholders shall have the sole and absolute discretion not to accept any purchase offer or make any sale of shares if it deems the purchase price to be unsatisfactory at any particular time.

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The Selling Stockholders or their respective pledgees, donees, transferees or other successors in interest, may also sell the shares directly to market makers acting as principals and/or broker-dealers acting as agents for themselves or their customers.  Such broker-dealers may receive compensation in the form of discounts, concessions or commissions from the Selling Stockholders and/or the purchasers of shares for whom such broker-dealers may act as agents or to whom they sell as principal or both, which compensation as to a particular broker-dealer might be in excess of customary commissions.  Market makers and block purchasers purchasing the shares will do so for their own account and at their own risk.  It is possible that a Selling Stockholder will attempt to sell shares of Common Stock in block transactions to market makers or other purchasers at a price per share which may be below the then existing market price.  We cannot assure that all or any of the shares offered in this prospectus will be issued to, or sold by, the Selling Stockholders.  The Selling Stockholders and any brokers, dealers or agents, upon effecting the sale of any of the shares offered in this prospectus, may be deemed to be “underwriters” as that term is defined under the Securities Act, the Exchange Act and the rules and regulations of such acts.  In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.

We are required to pay all fees and expenses incident to the registration of the shares, including fees and disbursements of counsel to the Selling Stockholders, but excluding brokerage commissions or underwriter discounts.

The Selling Stockholders, alternatively, may sell all or any part of the shares offered in this prospectus through an underwriter.  The Selling Stockholders have not entered into any agreement with a prospective underwriter and there is no assurance that any such agreement will be entered into.

The Selling Stockholders may pledge their shares to their brokers under the margin provisions of customer agreements.  If a Selling Stockholder defaults on a margin loan, the broker may, from time to time, offer and sell the pledged shares.  The Selling Stockholders and any other persons participating in the sale or distribution of the shares will be subject to applicable provisions of the Exchange Act, and the rules and regulations under such act, including, without limitation, Regulation M.  These provisions may restrict certain activities of, and limit the timing of purchases and sales of any of the shares by, the Selling Stockholders or any other such person.  In the event that any of the Selling Stockholders are deemed an affiliated purchaser or distribution participant within the meaning of Regulation M, then the Selling Stockholders will not be permitted to engage in short sales of Common Stock.  Furthermore, under Regulation M, persons engaged in a distribution of securities are prohibited from simultaneously engaging in market making and certain other activities with respect to such securities for a specified period of time prior to the commencement of such distributions, subject to specified exceptions or exemptions.  In addition, if a short sale is deemed to be a stabilizing activity, then the Selling Stockholders will not be permitted to engage in a short sale of our Common Stock.  All of these limitations may affect the marketability of the shares.

If a Selling Stockholder notifies us that it has a material arrangement with a broker-dealer for the resale of the Common Stock, then we would be required to amend the registration statement of which this prospectus is a part, and file a prospectus supplement to describe the agreements between the Selling Stockholder and the broker-dealer.

DESCRIPTION OF SECURITIES

Common Stock

We are authorized to issue 75,000,000 shares of $0.001 par value Common Stock of which 28,211,664 shares were issued and outstanding as of March 30, 2012. Holders of Common Stock are entitled to one vote per share on each matter submitted to a vote at any meeting of stockholders. Shares of Common Stock do not carry cumulative voting rights and, therefore, holders of a majority of the outstanding shares of Common Stock will be able to elect the entire board of directors, and, if they do so, minority stockholders would not be able to elect any members to the board of directors. Our board of directors has authority, without action by the stockholders, to issue all or any portion of the authorized but unissued shares of Common Stock, which would reduce the percentage ownership of the stockholders and which may dilute the book value of the Common Stock.

Stockholders have no pre-emptive rights to acquire additional shares of Common Stock. The Common Stock is not subject to redemption and carries no subscription or conversion rights. In the event of liquidation, the shares of Common Stock are entitled to share equally in corporate assets after satisfaction of all liabilities. The shares of Common Stock, when issued, will be fully paid and non-assessable.

Holders of Common Stock are entitled to receive dividends as the board of directors may from time to time declare out of funds legally available for the payment of dividends. We have not paid dividends on Common Stock and do not anticipate that the Company will pay dividends in the foreseeable future.

All shares of the Common Stock now outstanding are duly authorized, fully paid and non-assessable.  The shares of Common Stock issuable upon exercise of the warrants are duly authorized and upon payment of the exercise price will be fully paid and non-assessable.

The Common Stock is currently quoted on OTCBB under the symbol “GBSX.”

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Private Placement Warrants

Currently we have outstanding 6,044,000 Private Placement Warrants which are exercisable for an aggregate of 6,044,000 shares of our Common Stock at an exercise price of $1.50 per share.  The Private Placement Warrants, at the option of the holder, may be exercised by cash payment of the exercise price, commencing on the date of issuance and ending on the third anniversary of the date of issuance.

Pursuant to the Private Placement Warrant, in the event the Common Stock of the Company is trading at an average of at least $3.00 per share for a period of not less than 20 consecutive trading days, the Warrant holder shall be required to fully exercise the Private Placement Warrant within ten (10) business days following the 20th trading day.

Throughout the three-year exercise period, the Company has the right to redeem the Private Placement Warrants for $0.05 per Share. In the event the Company elects to redeem the Private Placement Warrants, the Company shall promptly notify the holder of the Warrant in writing, and such writing shall be personally delivered, or shall be sent by certified or registered mail or by recognized overnight mail courier, postage prepaid and addressed, to such holder at the address shown for such holder on the books of the Company, or at such other address as shall have been furnished to the Company by notice from such holder.

If the Company at any time subdivides (by any stock split, stock dividend, recapitalization, reorganization, reclassification or otherwise) the shares of Common Stock acquirable upon the exercise of the Private Placement Warrants into a greater number of shares, then, after the date of record for effecting such subdivision, the exercise price in effect immediately prior to such subdivision will be proportionately reduced. If the Company at any time combines (by any reverse stock split, recapitalization, reorganization, reclassification or otherwise) the shares of Common Stock acquirable upon the exercise of the Private Placement Warrants into a smaller number of shares, then, after the date of record for effecting such combination, the exercise price in effect immediately prior to such subdivision will be proportionately increased.

Upon each adjustment of the exercise price of the Private Placement Warrants pursuant to the provision above, the number of shares of Common Stock issuable upon exercise of the Private Placement Warrants shall be adjusted by multiplying a number equal to the exercise price in effect immediately prior to such adjustment by the number of shares of Common Stock issuable upon exercise of the Private Placement Warrants immediately prior to such adjustment and dividing the product so obtained by the adjusted exercise price.

No adjustment of the exercise price shall be made in an amount of less than 1% of the exercise price in effect at the time such adjustment is otherwise required to be made, but any such lesser adjustment shall be carried forward and shall be made at the time and together with the next subsequent adjustment which, together with any adjustments so carried forward, shall amount to not less than 1% of such exercise price.

Investor Warrants

In March 2012, the Company issued warrants to five “accredited investors” (as that term is defined by Rule 501(a) of Regulation D promulgated under the Securities Act), one of whom is a member of the Board of Directors of the Company and all of whom invested in the Private Placement, to purchase an aggregate of 2,020,000 shares of Common Stock. Each Investor Warrant is exercisable for the three-year period commencing from the date of issuance for $0.50 per Share and has the same terms as the Private Placement Warrants. The Investor Warrants were issued under the registration exemptions of Section 4(2) under the Securities Act.

INTERESTS OF NAMED EXPERTS AND COUNSEL

The Sourlis Law Firm has assisted the Company in preparing and filing the Company’s Registration Statement on Form S-1 of which this prospectus forms a part and has rendered a legal opinion as to the validity of the Warrants and the Shares. The offices of The Sourlis Law firm are located at The Courts of Red Bank, 130 Maple Avenue, Suite 9B2, Red Bank, New Jersey 07701. In consideration for legal services rendered by The Sourlis Law Firm in connection with the sale and issuance of the Investor Warrants, on March 28, 2012, the Company issued to the partners of The Sourlis Firm warrants to purchase an aggregate of 250,000 shares of Common Stock exercisable on a cashless basis for $1.10 per share for a three year period commencing from the date of issuance until the third anniversary date of the date of issuance.

The consolidated financial statements included in this prospectus and the registration statement for the Company’s fiscal years ended March 31, 2010 and 2009 have been audited by K.R Margetson Ltd., Chartered Accountant, located at 331 East 5th Street, North Vancouver, BC V7L 1M1, Canada (“K.R. Margetson”), to the extent and for the periods set forth in their report appearing elsewhere herein and in the registration statement, and are included in reliance upon such report given upon the authority of said firm as experts in auditing and accounting. The consolidated unaudited financial statements and notes thereto included in this prospectus and the registration statement for the Company’s fiscal quarter ended December 31, 2011 have been reviewed by K.R. Margetson.

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Other than disclosed above, no expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the Common Stock was employed on a contingency basis, or had, or is to receive, in connection with the offering, a substantial interest, direct or indirect, in the registrant or any of its parents or subsidiaries. Nor was any such person connected with the registrant or any of its parents or subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee.

BUSINESS

GBS Enterprises Incorporated, a Nevada corporation (the Company,” GBS,” GBSX,” we,” us,” our” or similar expressions), through its subsidiaries is a global operating software and services company. We focus on cloud automation technology, commercial and governmental application modernization and migration, and business application development, deployment and management, primary in the IBM Lotus Notes and Domino space. We help customers, such as commercial and government organization IT departments, system integrators, ISV’s, Data Center providers, solve IT challenges such as:

▪	Shaping IT strategy & planning
▪	Deploying, developing, maintaining and managing business applications
▪	Automating business processes
▪	Optimizing system & application performance
▪	Managing messaging systems & ensuring messaging security & compliance
▪	Simplifying application modernization, migration & deployment.
▪	Migrating and integrating messaging and application systems

GBSX is pursuing an aggressive growth strategy which includes highly targeted mergers and acquisitions so as to build its portfolio of technologies, applications, and services.

The Company’s main activities are focused on serving IBM’s Lotus Notes & Domino market where it has become IBM’s largest provider of business application solutions.

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To serve the demand for modernization of the applications run worldwide on the Domino platform the major innovation developed by the Company’s concentration of talent are certain specific software tools that allows IBM Lotus Software Group and its partners to rapidly and cost-effectively convert their customers’ existing Lotus based rich-client applications into modern, web accessible and client independent applications, avoiding any data migration and enable their customers to improve user experience. The use of modern XPages based Lotus Software applications allows customers to leverage self-service capabilities, benefit from IBM’s latest Lotus release features, and to be automatically ‘cloud’ ready. This Application Transformation technology (GBS Transformer product suite) dramatically increases IBM’s Lotus Software solutions competitiveness against providers such as Google, Salesforce, Microsoft Sharepoint and others.

The Company’s specific software tools enable IBM, the IBM Lotus Notes/Domino partners, system integrators (SIs) or commercial or governmental organization-controlled service units to solve the industry needs for efficient modernization of a Lotus environment, specifically for the highly distributed and heavily used IBM Lotus Notes/Domino applications. The Company’s modernization tools span the complete set of customer requirements and demands for application modernization and migration:

■	Retire (automatically convert into full text searchable .pdf archived applications);
■	Renew (automatically convert into modern web 2.0 styled, access anywhere applications);
■	Rebuild (accelerate case-specific rebuilding into access anywhere applications); or
■	Replace (accelerate case-specific replacing with a different technology).

The Company has also developed an innovative Cloud Automation Platform (GroupLive) enabling the automation of the processes beyond virtualization or managing customer dedicated or shared infrastructure, such as networks, servers and clients. GroupLive extends process automation for legacy applications, including user management, user access and application deployment without the need of rewriting the entire application. Automation is supposed to decrease IT labor by more than 50%, especially for application management and maintenance. GroupLive supports IT consolidation, standardization, modernization, utilization and optimization, as well as centralization, monitoring, and reporting. Customers gain more efficiency, reduce cost and free IT labor to refocus on strategic tasks rather than on overwhelming current day-to-day workloads. GroupLive is currently deployed in IBM’s Data Centers in Germany. This service is based on a non-exclusive contract with the IBM Data Center and can be modified or replaced with other Data Center providers in the German market. GroupLive is also being deployed in GBS data centers in the US.

Since January 6, 2011, the Company owns majority control (50.1%) of GROUP Business Software AG (GROUP”), a Frankfurt listed publicly-traded company (INW). GROUP is headquartered in Eisenach, Germany. GROUP’s businesses served as the foundation for GBSX to achieve its strategic objectives. In 2011, GBS has added more companies to complete its cloud automation and application management focused offering. With Pavone AG and Groupware AG the portfolio now includes cloud-enabled workflow management, as well as cloud-enabled application archiving. With the acquisition of IDC Global, Inc., Chicago, a high end data center provider, GBSX will start offering the GroupLive technology in the United States in the next months. The acquisition of SD Holdings, Inc., a specialized company in the area of analytics, business intelligence, reporting and services, provides GBS with access to the Asian markets as well as access to cost-effective high quality consulting resources. In addition, GBS plans to leverage SD’s Indian subsidiary as the foundation for its strategic service delivery factory.

GBS will leverage its technologies, partnerships and customer base to develop its successful business strategy and existing operations in North America, Asia and Europe. In particular, the Company will concentrate on rapidly evolving as a major provider of Cloud Automation Platform Technology software and IBM Lotus Notes/Domino Application Modernization & Migration Services.

Furthermore, the Company is currently negotiating a Reseller Agreement with IBM’s Lotus Software Division that would make it possible for IBM to bundle specific technology developed by the Company and sell them as an integrated product solution through IBM sales channel. The Reseller Agreement would provide the Company with software license, subscription and service based revenues.

In addition to the significant growth potential anticipated through its multiple partnerships with IBM, the Company also has the potential for dramatic growth from large strategic partnerships such as with major OEM players, SIs, ISV’s, data centers, as well as a variety of large enterprise class and medium sized end users who are in the business of application modernization, migration and/or management.

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General Corporate History

We were incorporated in Nevada on March 20, 2007 as SWAV Enterprises Ltd. (SWAV”). SWAV was an importer and wholesaler of Chinese manufactured goods.

On April 26, 2010, SWAV purchased certain assets of Lotus Holdings Limited (Lotus”) pursuant to an Asset Purchase Agreement in consideration for aggregate of 2,265,240 shares of SWAV common stock. Lotus is a holding company specializing in software technology and training services, particularly in the areas of advanced software development tools, innovative point-of-care electronic health record (EHR) software, and sales training. Simultaneously with SWAV’s acquisition of Lotus, the SWAV stockholders sold an aggregate of 11,984,770 shares of SWAV common stock to Joerg Ott, our CEO and Chairman, for an aggregate purchase price of $370,000.

Upon the consummation of the acquisition, the then executive officers and directors of SWAV resigned and Joerg Ott was appointed as the Company’s Chief Executive Officer, President and Chairman of the Board of Directors. On September 6, 2010, SWAV’s name was changed to GBS Enterprises Incorporated. On October 14, 2010, the Company’s trading symbol on the OTC Bulletin Board was changed from SWAV to GBSX.

Effective December 30, 2010, the Company acquired approximately 28.2% of the issued and outstanding shares of common stock of GROUP Business Software AG, a Frankfurt-based German software company (GROUP”), pursuant to Share Purchase Agreements between the Company and several of GROUP’s stockholders, including Mr. Joerg Ott (also the Company’s Chairman and Chief Executive Officer). Pursuant to the Share Purchase Agreements, the Company acquired an aggregate of 7,115,500 shares of common stock of GROUP in consideration for an aggregate of 3,049,489 shares of the Company’s common stock.

On January 6, 2011, the Company acquired an additional 5,525,735 shares of common stock of GROUP, representing approximately 21.9% of the issued and outstanding shares, from several additional GROUP stockholders in consideration for an aggregate of 2,355,922 shares of the Company’s common stock.

In total, the Company purchased an aggregate of 12,641,235 shares of common stock of GROUP from a total of nine GROUP stockholders in consideration for a total of 5,405,411 shares of common stock of the Company, resulting in the Company owning a controlling equity interest of approximately 50.1% in GROUP.

On February 27, 2012, the Company acquired an additional 883,765 shares of common stock of GROUP to maintain its 50.1% ownership of GROUP. On February 27, 2012, an outstanding loan of GROUP was converted into an aggregate of 1,750,000 shares of GROUP common stock, thereby increasing GROUP’s outstanding common stock to 26,982,000 shares. As a result of the foregoing increase in the number of outstanding shares of GROUP common stock, the Company increased its ownership of GROUP common stock to an aggregate of 13,525,000 shares, representing approximately 50.1% of the outstanding common stock of GROUP. The Company purchased the 883,765 shares of GROUP common stock from GAVF LLC for an average purchase price of $0.70 per share, or approximately $619,000.

Acquisitions of Subsidiary Companies

As previously reported by the Company, during the nine month period ended December 31, 2011, the Company made four business acquisitions as described below:

Pavone AG

Effective April 1, 2011, the Company entered into an agreement to acquire 100% of the outstanding common shares of Pavone AG, a German corporation, for $350,000 in cash and 1,000,000 shares of its common stock. The fair value of the common stock was determined to be $4.90 per share, representing the market value at the end of trading on the date of the agreement. The total value of the investment, including the assumption of $11,261 in debt was $5,261,261. Pavone is a leader in business process management and optimization technologies. Pavone’s extensive workflow software for Lotus Notes and Domino along with their large customer base is well suited to GBS Enterprises portfolio strategy. This acquisition of Pavone complements GBS's majority ownership in GROUP and further strengthens their leading industry position on the IBM Lotus Platforms and expands their cloud computing technology offerings beyond the IBM Lotus market. Pavone currently has offices in Germany and the UK. They have over 2,500 customers and over 150,000 users worldwide. Some of their customers include Deutsche Bundes Bank, BMW, Linde AG, Philips, British Sugar and Mahle Industries.

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GroupWare, Inc.

Effective June 1, 2011, the Company acquired 100% of the outstanding common shares of GroupWare, Inc., a State of Florida corporation. As consideration the Company paid $250,000 and issued 250,000 shares of its common stock. The fair value of the common stock was determined to be $4.34 per share, representing the market value at the end of trading on the date of the agreement. The total value of the investment, including the assumption of $219,902 in debt was $1,554,902. Upon the consummation of the acquisition, the management and board of GroupWare resigned and Joerg Ott, the Company’s Chief Executive Officer and sole director, was appointed as the Chief Executive Officer and sole director of GroupWare. GroupWare is based in Lubeck, Germany with offices in St. Petersburg, Florida. GroupWare's ePDF server delivers centralized, network-wide PDF solutions for messaging, workflow, document, content and data management. This acquisition strengthens the GBS Transformer offering, which helps bring IBM Lotus Notes client applications to the web, by substituting traditional printing methods provided by the Notes client with simple-to-use print-to-PDF capabilities in the browser. In addition, GroupWare provides a solution for applications that are ready to be retired. With the ePDF Server, GBS customers can convert the entire contents of IBM Lotus Notes and Domino applications to a permanent and secure archive in PDF or PDF/A format, while preserving their ability to be full-text searched and ensuring that the critical application data is accessible in the future, when needed. GBS will deliver the application archiving capabilities via its GroupLive cloud, making it possible for customers and partners to take advantage of elastic cloud computing resources to rapidly process the application contents without the need to dedicate hardware on-site for temporary or intermittent processing jobs.

IDC Global, Inc.

On July 25, 2011, the Company acquired 100% of the issued and outstanding shares of common stock of IDC Global, Inc. (IDC”), a Delaware corporation with offices in Chicago, New York, London and other key cities. Pursuant to the acquisition agreement of July 15, 2011, the Company agreed to issue the shareholders an aggregate of 800,000 shares of common stock and make a cash payment of $750,000. The agreement required an additional payment to the management shareholders of 80,000 shares of common stock and signing bonuses to personnel of $35,000. The Company also agreed to reimburse IDC up to $25,000 for incurred accounting and legal fees related to the transaction. The fair value of the common stock was determined to be $3.50 per share, representing the market value at the end of trading on the date of the agreement. The total value of the investment, including $883,005 of debt assumption was $4,713.005. IDC is a privately held company that provides nationwide network and data center services. IDC delivers customized, high availability technology solutions for WAN, Wireless Services, Co-location & Hosting, Managed Services, and Network Security. IDC has data centers in Chicago, New York and London and other key cities. IDC is helping customers make the transition from large, static and expensive on-premise computing to dynamic, flexible and cost-effective off-premise computing. The acquisition of IDC provides the Company with the infrastructure needed to provide a comprehensive end-to-end solution for all customers regardless of their platforms. It proves especially beneficial to IBM Lotus Domino and Notes customers who finally have the same options as other platforms.

SD Holdings, Ltd.

On September 27, 2011, the Company entered into an acquisition agreement with SD Holdings Ltd. (“SYN”), a Mauritius corporation and the shareholders of SYN (the “Selling Shareholders”) owning 100% of issued and outstanding shares of SYN. SYN owns 100% of all issued and outstanding shares of Synaptris, Inc. a California corporation (“Synaptris”), and 100% of all issued and outstanding shares of Synaptris Decisions Private Limited, an India company.

Pursuant to the acquisition agreement, the Company purchased one hundred percent (100%) of the issued and outstanding shares of SYN (“SYN Shares”) effective November 1, 2011 in consideration for $525,529 and agreed to issue 700,000 shares of Common Stock, subject to adjustment. The fair value of the common stock was determined to be $2.05 per share, representing the market value at the end of trading on the date of the agreement.

Synaptris' product portfolio improves corporate decision-making by providing real-time enterprise reporting, user defined dashboards, and comprehensive analytic capabilities for Lotus Notes / Domino and Java/.NET environments. Synaptris employs 70 people and has operations in the US, Europe, and India, with over 2,500 customers in 80 countries, including over one hundred Fortune 1000 companies.   Some of their client companies include ABB, Goodyear Tire and Rubber, Standard Life Insurance, ABN Amro Bank, Dunlop, Caterpillar, Philips International BV, and Electrolux.

With the integration of the Synaptris product portfolio, GBS will add another tier of Lotus Notes applications including reporting products, advanced dashboards, and email productivity solutions. Additionally, the Synaptris acquisition will bring a comprehensive search engine specialized for use with email that is faster and easier to use than other products in the market and which is expected to be made available for XPage applications in the near future through the GBS Transformer . The GBS Transformer is the only technology in the marketplace that can convert any legacy Lotus Notes applications into a cloud ready format. There are over 18 million Lotus Notes applications worldwide.

In addition to product synergy and additional revenue streams, GBS expects to derive operational synergy from this acquisition. Synaptris' presence in India is anticipated to accelerate GBS's plan to expand its Development & Service Center operations for its Transformer 2.0 suite in India. Transformer 2.0 expedites the conversion of client-based applications to Web 2.0-based applications. The Development & Service Center should further enable GBS a cost-effective method to rapidly transform (web-enable) large volumes of Lotus Notes applications. In addition, GBS plans to leverage Synaptris' 135 channel partners spanning 45 countries to expand its existing worldwide network of partners.

The assets and liabilities of these companies represent their values as of September 30, 2011 and are included in these consolidated financial statements. This timing approach is allowed as per Regulation S-X Rule 3A-02.

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Our Products & Services

GBS has achieved significant growth by consolidating the fragmented Lotus Software market through the successful merger & acquisitions of companies with complementary product, technology or services offerings. Based on its organic growth and growth by acquisition GBS has continuously developed its software and service business to service and support GBS’s expanding Lotus customer base.

Historically, GROUP has achieved growth through acquisition by targeting attractive, yet underperforming companies with complimentary operations and leveraging GROUP’s expertise to successfully turnaround and integrate these targets.

Key success factors for this strategy are: enhanced portfolio, positioning GROUP as the ‘one-stop-shop’ for Lotus applications and services, expand customer support, fast code migration, and cloud enablement/XPages conversion of acquired applications.

Going forward, the Company will focus on potential acquisition targets in the following areas of software and services: Applications, Professional Services, Hosting/Outsourcing Services, Administration and IT services, and XPages expertise.

Core Business Division Overview

Messaging and Business Application Software & Solutions product lines

GBS Messaging and Business Application Software & Solutions product lines include software and advisory services for email and Instant Messaging (IM) Management, Security, Compliance, Archiving and Productivity, CRM Applications, Governance, Risk & Compliance (GRC) Management software, Workflow and Business Process Management software, ePDF Archiving & Document Management and e-Banking solutions.

GBS develops sells and installs well known business process and management software suites based on Lotus Notes / Domino and IBM Portal technology, mainly for major international companies and medium-sized customers.

Through GBS’s comprehensive messaging software product lines and associated services, Lotus Notes, Microsoft Exchange or SMTP-based-email customers, as well as Lotus Sametime customers are able to provide their users with secure, efficient and centrally administered use of e-mail and IM while maintaining control over their compliance with current legal requirements and corporate guidelines.

Consulting Services

As a leader in the IBM Lotus Notes Software and Services business GBS provides high-end consulting services to its customers. GBS develops, sells and orchestrates customer-specific Lotus Domino strategy and consulting services, such as CIO and IT department leader Strategic Advisory Services, Managed Services, Outsourcing, Administration, Assessments and Implementations, Performance Improvements, Custom Application Development , Governance and Security, Technical Support, and Training, as well as Email Migration Services. The talented team at GBS Experts has outstanding skill sets in the areas of system architecture and evaluation, application integration, e-mail and Instant Messaging, administration, application development, application migration, middleware deployments and licensing, outsourcing and hosting.

Based on GBS’s unique concentration of industry talent and expertise, mainly in the areas inside and around IBM Lotus Notes/Domino, inside and around corporate messaging (IBM, Microsoft, SMTP) and inside and around IT environmental and application assessment, analysis and reporting, commercial and governmental customers, as well as SIs and channel partners are able to relay on the industry leading strategic and tactical advisory services for evaluating, planning, staffing and execution of any customer project. GBS Consulting Services’ global team of consultants use modern project management techniques, proprietary methodologies and GBS accelerator technologies to complete client projects on time and with reduced risk

GBS’s focus on recruiting and retaining top Lotus expertise, positions our team to offer leading-edge Lotus Notes / Domino subject matter knowledge to our customers. As a testament to this focus, GBS employs 10 of the top 20 most recognized ‘market experts’ and thought-leaders in Lotus development and administration. GBS consultants have an average of over 12 years’ experience each in Lotus Notes/Domino and its related products and are routinely asked to present at IBM Lotus events including Lotusphere, an annual conference hosted by IBM Lotus Software.

✓	As a Premier IBM Business Partner - GBS is one of the few partners that can sell and support licenses for all five IBM software brands: Lotus, WebSphere, Rational, Tivoli, and DB2

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Cloud Computing

As IT departments face continuous budget reductions and constant pressure for higher performance and efficiency, CIOs are focusing on modern technologies to support their need for increased scalability, flexibility and lower costs. GBS has identified this demand as a strategic growth opportunity for the company and has placed a significant focus on expanding its Cloud Computing and Modernizing/Migrating technology offerings. The strategic opportunities is served by GBS with two distinct offerings:

1)	GROUP Live - Cloud Automation Platform / Cloud Platform-as-a-Service (PaaS) software and services. And
2)	Transformer - Lotus Notes modernization/migration services and technology accelerators

GBS Cloud Computing activities are focused on cloud automation solutions and therefore the Company has made key acquisitions and R&D investments to create an award winning Cloud Platform-as-a-Service offering. Under the GROUP Live banner, the GBS PaaS offering has been sold to a variety of enterprise customers, which use the PaaS software to host internal corporate clouds (Private cloud) and applications as-a-service to their various internal user groups. GROUP Live has also be sold and implemented by a number of Independent Software Vendors (ISVs), which are leveraging the platform to deliver their own Software-as-a-Service (SaaS) applications to their respective customer bases.

Both of these customer groups enjoy the comprehensive nature of this platform agnostic PaaS solution and its exceptional change management capabilities enabling resource flexibility, business agility, scalability and ease-of-use beyond that which is generally available in the market today.

✓	2011 GBS and IBM sign strategic cooperation agreement to sell, deliver and support GROUP Live

✓	2011 Experton positioned GBS (GROUP Live) in the Leaders Quadrant for Cloud Management in their report: Cloud Vendor Benchmark 2011

✓	2011 IBM Best Seller Award Winner: Best Cloud Solution Partner

GBS Lotus Application Modernization and Migration activities are focused on the IBM Lotus / Domino applications market and the offering spans from expert services and accelerator technologies to modernize, web enable and migrate Lotus applications; and thus ultimately take the Lotus applications from legacy to the future. The foundation of the Transformer Suite Software offering is GBS’s significant R&D investment in a set of methodologies and key technology accelerators to automate the conversion of traditional Notes based client-server applications, into the IBM XPages framework which enables Domino applications to be run and accessed via the Lotus client, a web browser or on a mobile device. The patent-pending software that underpins Transformer was developed by GBS with the assistance and guidance from IBM Corporation’s Software Group to ensure alignment with future releases of the IBM Lotus / Domino and XPages technology.

✓	When compared to manual redevelopment projects, Transformer 2.0 modernizes and web enables Notes applications at up to 55% lower cost, 75% time savings and with up to 80% fewer resources.

✓	IBM has deemed the Transformer technology a “game changer,” and will be employing it to modernize their clients’ applications.

Revenue

GBS’ software and service operations and corresponding revenue streams are well diversified. For fiscal year 2012/ 2013, the Company expects to generate more than 85% of its revenue from a combination of license sales, services and maintenance. Service and maintenance revenues, which are recurring in nature and highly predictable year-over-year, account for nearly 60% of the Company’s total revenue. The Company’s service revenues include strategic consulting, high-end project and delivery management, cloud computing integration and enablement, offshore development, the design, implementation, integration and training for its collaboration management systems. Due to the custom designed nature of the Company’s products, essentially all clients utilize GBS’ skilled service team to implement its systems. The other major component of the Company’s recurring revenue, maintenance, is typically paid on an annual basis and is typically negotiated under contracts for two to three years. The Company estimates approximately 80% of its installed base maintain a maintenance contract for the Company’s solutions.

Our Customers

GBS, through its subsidiaries caters primarily to mid-market and enterprise-size organizations having over 3,500 customers in thirty-eight countries spanning four continents, representing more than 5,000,000 active users of its products. The Company’s customers include Abbot, Ernst & Young, Deutsche Bank, Bayer, HBSC, Merck and Toyota.

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Dependence on IBM

The Company is the world’s largest supplier of applications for IBM’s Lotus Notes and Domino markets. Should IBM choose not to promote the underlying platform technology and products (e.g. IBM Collaboration & Social Software, IBM Lotus Software, XPages, Connections), we might not achieve the revenue from our core business units we are anticipating and our business could be materially adversely affected as a result. GBS also markets its Cloud Automation Platform (GroupLive) and IBM Lotus/Notes Application Modernization & Migration tool set (Transformer) . We expect much of our growth in the near term to come from our strategic business units GroupLive and Transformer. Should IBM choose not to promote these products, we might not achieve the growth we are anticipating and our business could be materially adversely affected as a result.

Employees

At March 31, 2012 and 2011, the Company had three employees, all of whom were executive officers of the Company. Joerg Ott serves as the Chief Executive Officer and Chairman of our Company.  Mr. Ott is also a Co-Chief Executive Officer and director of GROUP.  Ronald Everett served as the Chief Financial Officer of the Company from August 2, 2010 to February 27, 2012. On February 24, 2012, Markus R. Ernst was appointed as the Chief Financial Officer of the Company. Gary MacDonald serves in the capacity of Executive Vice President and Chief Development Officer of the Company as well as GROUP.  There are no other persons who work for the Company.

The disclosure below pertains to the research and development activities of GROUP, our 50.1% subsidiary:

As of March 31, 2012 there were 226 full-time employees working for the Company’s subsidiaries (March 31, 2011: 161 full-time employees). There were no part-time employees. The increase in the number of employees is due to the acquisitions undertaken by the Company and an increase in employment necessary to support the strategic initiatives and the anticipated growth of the Company. The average employee numbers include neither trainees nor Board members.

The breakdown into the individual departments can be taken from the following overview:

Department	At March 31, 2012	At March 31, 2011
Management and Administration	28	24
Marketing	12	5
Research & Development	68	49
Sales	45	32
Service	69	48
Trainee	4	3
TOTAL	226	161

Seasonal

Our business is not seasonal.

Intellectual Property

As of March 31, 2011, the Company does not have any patents, trademarks, licenses, franchises or concessions.

Research and Development

For the fiscal years ended March 31, 2011 and 2010, GBSX did not spend any money in research and development.

The disclosure below pertains to the research and development activities of all subsidiaries, including GROUP, our 50.1% subsidiary:

■	The main focus of R&D in 2010 was to provide for the future success of the GBS offering. Development teams around the globe, namely in the U., Canada, Germany, the United Kingdom, Denmark and Bulgaria have been intensely working on the next generation offering, especially for GBS Transformer and Group Live.

■	The overall R&D spending by GROUP in 2010 (for the fiscal year ended March 31, 2011) was $4,924,148. Due to the sale of Gedys IntraWare GmbH’s business in early 2010 the amount in 2009 (for the fiscal year ended March 31, 2010) was slightly higher at $5,486,726.

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Competition

In our core business units we compete in general with regionally organized and represented IBM Lotus channel partner and IBM Lotus specialized departments of more generic ISVs, or SIs. In principal, these competitors are ‘single’ solution focused and serve the same customer base as we do. The average size of our competitors is around $2-5 million overall in annual revenue with a staffing between 5 and 35 employees, including management, development, support and sales.

Our main competitive advantages are:

a)	Our collection of talent, expertise & knowledge,
b)	Our unique position as the market innovator and leader.
c)	Our long-term relationship with our customers.
d)	The ability to address all needs of any customer regarding their IBL Lotus environment.
e)	The capacity of top-end professional resources to serve multiple long-term projects.
f)	Our global presence and multilingual support offering.
g)	The Company’s ability to keep pace with IBM’s speed in developing new solutions for the Lotus market.

The market competition in which GBS operates is described as follows:

•	Essentially the market can seek out other Independent Software Vendors (ISVs) for 'point' solutions such as CRM. The Company’s strength is having the most complete portfolio of applications in the market coupled with the most Lotus Notes Applications experience in the industry that is devoted to applications.

•	As the Lotus market matures, IBM could incorporate new features into the Lotus platform with the consequence of providing some of the same functions that GBS is providing

•	There are many companies that offer professional Information Technology services including IBM ISSL and many regional players that contract out their programmers to provide application development services and support. The Company’s advantage is the extensive Lotus specific experience of our Experts who aside from having worked in this market for years are also some of the leading 'thought' leaders in the Lotus market (three of which were just recognized as "IBM Champions" by IBM for their knowledge, innovation and contribution to the Lotus market.

•	The competitive landscape in the cloud computing market is intense and changing, and we expect all of the very large, well-financed, and aggressive competitors, each bringing its own new class of products to address this new market. We also expect to see acquisitions, further industry consolidation, and new alliances among companies as they seek to serve the cloud computing market.

•	In terms of the Company’s cloud automation platform there are many competitors offering Cloud Management platforms including VMWare, HP, Novell, Amazon and Salesforce.com.

•	There is no single technology capability like the Transformer tool set on the market. The only alternative for a customer to convert from Lotus is to manually transform Lotus applications from Lotus into Java XPages. So competition in this market area is based on ‘brute-force’ development units provided by large SIs or offshore development vendors. Based on this environment, the customer sometimes becomes the only competition.

Growth Strategy

GBS was formed over the past 20 years through a series of mergers & acquisitions transactions, which developed the Company into the leading provider to IBM’s Lotus market. The Company expects to aggressively pursue acquisition opportunities to increase its suite of products, augment its market execution ability through highly educated professional service teams and to leverage its leadership in the IBM Collaboration & Social Software markets. GBS’management team has a track record of quickly integrating acquisitions and using additional products and functionality to drive growth among both new and existing customers. The Company provides a corporate umbrella of substantial industry experience and financial resources that serve as a solid foundation upon which smaller companies can grow. Management’s roll-up strategy of Lotus Notes & Domino application developers has earned the Company substantial incremental market share in Europe and the U.S. and the Company’s management sees significant potential for similar acquisitive growth in Asia and other parts of the Americas.

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GBS is focused on continuing to grow its market share organically which will complement and enhance its acquisition strategy. To date, GBS, through its subsidiaries, has focused its marketing efforts to the North American and European market, the most highly penetrated Lotus Notes market. With approximately 3% of the worldwide Lotus Notes users (based on electronic mailboxes), GROUP’s organic growth strategy is to target the growing markets of Asia, where Lotus Notes has a strong market presence or even dominance

Regulatory Overview

None

DESCRIPTION OF PROPERTY

Our Offices

The Company’s principal executive offices are located at 585 Molly Lane, Woodstock, Georgia 30189.

In August 2011, the Company relocated its executive offices to a 10,000 square foot space located at 585 Molly Lane, Woodstock, Georgia 30189 pursuant to a lease agreement, dated June 16, 2011, between GBS and Thomas Hall Fowler/Fowler Corporate Partners, a non-affiliate of the Company. The term of the lease is from August 1, 2011 to January 31, 2015. The rent from August 1, 2011 to August 31, 2011 is $8,333.33. From September 1, 2011 to December 31, 2011, the monthly rent is $4,166.67. From January 1, 2012 to July 21, 2012, the monthly rent is $8,333.33. From August 1, 2012 to July 31, 2013, the monthly rent is $8,750. From August 1, 2013 to January 31, 2015, the monthly rent is $9,166.67.

LEGAL PROCEEDINGS

We know of no material, active or pending legal proceedings against our Company, nor are we involved as a plaintiff in any material proceeding or pending litigation. There are no proceedings in which any of our directors, officers or affiliates, or any registered or beneficial shareholder, is an adverse party or has a material interest adverse to our interest.

MARKET FOR REGISTRANT’S COMMON EQUITY, RELATED STOCKHOLDER MATTERS AND ISSUER PURCHASES OF EQUITY SECURITIES

Market Information

We were incorporated in Nevada on March 20, 2007 as SWAV Enterprises Ltd. (SWAV”). SWAV was an importer and wholesaler of Chinese manufactured goods.

On April 26, 2010, SWAV purchased certain assets of Lotus Holdings Limited (Lotus”) pursuant to an Asset Purchase Agreement in consideration for aggregate of 2,265,240 shares of SWAV common stock.

On September 16, 2010, SWAV Enterprises Ltd. changed its name to GBS Enterprises Incorporated. On October 14, 2010, the trading symbol of the Company’s Common Stock on the OTC Bulletin Board was changed from “SWAV” to “GBSX.”

The following table sets forth, for the periods indicated, the reported high and low closing bid quotations for our Common Stock as reported on the OTCBB. The bid prices reflect inter-dealer quotations, do not include retail markups, markdowns or commissions and do not necessarily reflect actual transactions.

Fiscal Quarter	High	Low

2010
January 4th - March 31st	$0.01	$0.01
April 1st - June 30th	$0.075	$0.01
July 1st - September 30th	$0.10	$0.075
October 1st - December 31st	$1.70	$0.075

2011
January 3rd - March 31st	$4.95	$1.35
April 1st - June 30th	$4.55	$3.55
July 1st - September 30th	$3.55	$1.90
October 1st - December 31st	$2.45	$1.45

2012
January 1, 2012 - March 31, 2012	$2.60	$1.02

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Description of Common Stock

We are authorized to issue 75,000,000 shares of $0.001 par value Common Stock of which 28,211,664 shares were issued and outstanding as of March 30, 2012. Holders of Common Stock are entitled to one vote per share on each matter submitted to a vote at any meeting of stockholders. Shares of Common Stock do not carry cumulative voting rights and, therefore, holders of a majority of the outstanding shares of Common Stock will be able to elect the entire board of directors, and, if they do so, minority stockholders would not be able to elect any members to the board of directors. Our board of directors has authority, without action by the stockholders, to issue all or any portion of the authorized but unissued shares of Common Stock, which would reduce the percentage ownership of the stockholders and which may dilute the book value of the Common Stock.

Stockholders have no pre-emptive rights to acquire additional shares of Common Stock. The Common Stock is not subject to redemption and carries no subscription or conversion rights. In the event of liquidation, the shares of Common Stock are entitled to share equally in corporate assets after satisfaction of all liabilities. The shares of Common Stock, when issued, will be fully paid and non-assessable.

Holders of Common Stock are entitled to receive dividends as the board of directors may from time to time declare out of funds legally available for the payment of dividends. We have not paid dividends on Common Stock and do not anticipate that it will pay dividends in the foreseeable future.

All shares of the Common Stock now outstanding are duly authorized, fully paid and non-assessable.  The shares of Common Stock issuable upon exercise of the warrants are duly authorized and upon payment of the exercise price will be fully paid and non-assessable.

Preferred Stock

The Company is currently authorized to issue up to 25,000,000 “blank check” shares of Preferred Stock with all designations, rights and privileges as the Company’s Board of Directors may decide, from time to time, without stockholder approval. As of March 30, 2012, there are no shares of Preferred Stock designated or issued.

Transfer Agent

Our transfer agent is Action Stock Transfer, 7069 South Highland Drive, Salt Lake City, UT 84121; Phone: 801-274-1088; Fax: 801-274-1099.

Holders

As of April 6, 2012, we had 72 record holders of our Common Stock (not including beneficial owners who hold shares at broker/dealers in “street name”).

Dividend Policy

While there are no restrictions that limit our ability to pay dividends, we have not paid, and do not currently intend to pay cash dividends on our Common Stock in the foreseeable future. Our policy is to retain all earnings, if any, to provide funds for operation and expansion of our business. The declaration of dividends, if any, will be subject to the discretion of our Board of Directors, which may consider such factors as our results of operations, financial condition, capital needs and acquisition strategy, among others.

Securities Authorized for Issuance under Equity Compensation Plans

2011 Stock Option Plan

On March 30, 2011, the Board of Directors adopted a stock incentive program entitled the 2011 Stock Option Plan (the “Plan”), subject to stockholder approval.

Below is a summary of the Plan.

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Purpose

The purpose of the Plan is to provide the directors, officers, employees and consultants who make significant and extraordinary contributions to the long-term growth and performance of the Company, with equity-based compensation incentives, and to attract and retain the employees and consultants. The Company believes that increased share ownership by such persons will more closely align stockholder and employee interests by encouraging a greater focus on the profitability of the Company. There is reserved for issuance under the Plan an aggregate of five million (5,000,000) shares of the Company’s Common Stock. All of such shares shall be issued pursuant to the exercise of stock options granted under the Plan (“Stock Options”). Stock Options granted under the Plan may be options intended to qualify as "incentive stock options" (“ISOs”) under Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), or options not intended to qualify, so-called “nonqualified stock options” (“NQSOs”).

Plan Administration

The Plan is administered by our Board of Directors (the “Board”) or a committee (the "Committee") thereof, if appointed by the Board. The Board (or Committee) will have full and complete authority, in its discretion, but subject to the express provisions of the Plan (a) to approve the persons to be granted stock options (“Optionee”); (b) to determine the number of and type of Stock Options to be granted to an Optionee; (c) to determine the time or times at which Stock Options will be granted; (d) to establish the terms and conditions upon which Stock Options may be exercised; (d) to remove or adjust any restrictions and conditions upon Stock Options; (e) to specify, at the time of grant, provisions relating to exercisability of Stock Options and to accelerate or otherwise modify the exercisability of any Stock Options; and (f) to adopt such rules and regulations and to make all other determinations deemed necessary or desirable for the administration of the 2011Plan.

Plan Eligibility

The group of individuals eligible to receive Options will consist only of the following (the “Eligible Participants”):

a. Directors and Officers of the Company,

b. Employees of the Company and Management Company Employees, and

c. Consultants of the Company, except as provided herein,

and includes a company of which 100% of the share capital is beneficially owned by one or more individual Eligible Participants.

Consultants will only be eligible to receive Options if they have furnished bona fide services to the Company and such services are not in connection with the offer or sale of securities in a capital-raising transaction.

Shares Subject to this Plan

The maximum number of shares of the Common Stock that may be issued pursuant to Stock Options granted under the Plan is five million (5,000,000) shares of Common Stock, subject to adjustment for any stock dividends, stock splits, reclassifications and similar changes in the capital structure of the Company.

Grants of Stock Options

The Board, or if appointed, Committee, has the discretion to grant Stock Options which qualify as “incentive stock options” (“ISOs”) under Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”) or which do not qualify, so-called “nonqualified stock options” (“NQSOs”). To qualify as an ISO under the Code, the Stock Option generally must (among other things) (x) be granted only to employees, (y) have an exercise price equal to or greater than the Fair Market Value on the date of grant, and (z) terminate if not exercised within ten (10) years from the date of grant (or five years if granted to an Optionee who, at the time the ISO is granted, directly or indirectly, holds more than 10% of the total voting power of our Company).  Except in certain limited instances (including termination for cause, death, or disability), if any Optionee ceases to provide services to our Company, the Optionee’s rights to exercise vested ISOs will expire within three months following the date of termination.

To the extent that the aggregate Fair Market Value (determined at the time the option is granted) of the Common Stock with respect to which Incentive Stock Options are exercisable for the first time by the Optionee during any calendar year (under the Plan and all other Incentive Stock Option Plans of the Company) exceed $100,000, such Options will be treated as NQSOs and will not qualify as ISOs.

In the case of an Incentive Stock Option granted to an Eligible Participant who at the time of the grant of such Incentive Stock Option owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any parent or subsidiary, such ISO may not be exercised after the expiration of five (5) years from the date the ISO is granted.

No ISOs will be granted under this Plan more than ten (10) years after the date that the Plan is adopted or approved by the stockholders of the Company, whichever is earlier.

No ISO will be exercisable more than ten (10) years from the date it is granted; provided, however, that the case of an Eligible Participant who at the time of grant owns Common Stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any subsidiary, the ISO Option may not be exercised after the expiration of five (5) years from the date of grant.

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Exercise Price

In order to qualify as an ISO, a Stock Option must have an exercise price equal to no less than the Fair Market Value of the Company’s Common Stock as of the date of grant. In the case of an ISO granted to a Eligible Participant who at the time of the grant owns Common Stock representing more than ten (10%) of the voting power of all classes of stock of the Company or any parent or subsidiary of the Company, the per share exercise price will be no less than 110% of the Fair Market Value per share on the date of grant.

Under the Plan, the exercise price of an NQSO granted under the Plan may not be less than:

(a)	the Discounted Market Price (as defined by the exchange on which the Common Stock is listed) if the Common Stock is listed on an established stock exchange at the time of the grant, or

(b)	85% of the Fair Market Value if the Common Stock is not listed on an established stock exchange, but is listed or quoted, as the case may be, on the NASDAQ Small Cap Market, the NASD OTC electronic bulletin board or the National Quotation Bureau pink sheets at the time of the grant of the Option.

If the shares of Common Stock become listed on another stock exchange, then the exercise price will not be less than the exercise price permitted by such exchange.

Fair Market Value

Under the Plan, "Fair Market Value" means, as of any date, the value of Common Stock determined as follows:

(a)	if the Common Stock is listed on an established stock exchange, exchanges, or the NASDAQ National Market, the closing price per share on the last trading day immediately preceding such date on the principal exchange on which the Common Stock is traded or as reported by NASDAQ;

(b)	if the Common Stock is not then listed on an established exchange or the NASDAQ National Market, but is quoted on the NASDAQ Small Cap Market, the NASD OTC electronic bulletin board or the National Quotation Bureau pink sheets, the average of the lowest and the highest prices per share for the Common Stock as quoted by NASDAQ, NASD or the National Quotation Bureau, as the case may be, for the period of

(i)	10 trading days immediately preceding such date in case the collective trading volume of the Common Stock during that 10 day period is greater than 1% of all issued and outstanding shares; or

(ii)	60 trading days immediately preceding such date in case the collective trading volume of the Common Stock during that 60 day period is greater than 1% of all issued and outstanding shares; or

(iii)  360 trading days immediately preceding such date in case the collective trading volume of the Common Stock during that 360 day period is greater than 1% of all issued and outstanding shares; or

(iv)  in the event the collective trading volume in the last 12 months immediately preceding such date is below 1% of all issued and outstanding shares, but during this period the Company issued new shares in the amount of at least 1% of all issued and outstanding shares of the Company, the average between the price as determined in section l. (b) (ii) and the price per share issued, or

(v)  in the event none of the aforementioned conditions l.(b) (i) to (iv) is met for the date in question, then an amount determined in good faith by the Board of Directors of GBSX, or

(c)	if there is no such reported market for the Common Stock for the date in question, then an amount determined in good faith by the Board of Directors of GBSX.

Option Period

The Stock Option period commences on the date of grant of the Stock Option and will be exercisable for up to ten (10) years or such shorter period as is determined by the Board, or Committee (if applicable).

Restrictions on Transfer

Options granted under the Plans generally are not transferable other than by will or the laws of descent and distribution, and may be exercised during the optionee's lifetime only by the optionee.

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Vesting of Stock Options and Awards

The Board (or Committee if appointed to administer the Plan) has full authority, in its discretion to make each option or award granted subject to a vesting schedule whereby an employee must remain employed by the Company for a given length of time in order to have the option or award fully vest. Employees leaving the Company’s employment before the option or award in fully vested will forfeit any unvested portion of an option or award.

Termination of Relationship

No Option may be exercised after the Optionee, if a Director or Officer, has ceased to be a Director or Officer or, if an Employee or other Eligible Participant, has left the employ or service of the Company or an affiliate of the Company, except as follows:

(a)	To the extent provided in the Optionee’s employment agreement;

(b)	In the case of the death of an Optionee, any vested Option held by him or her at the date of death will become exercisable by the Optionee’s lawful personal representatives, heirs or executors until the earlier of one year after the date of death of such Optionee and the expiry date of such Option;

(c)	Subject to the other provisions of the Plan, including the proviso below, vested Options will expire ninety (90) days after the date the Optionee ceases to be employed by, provide services to, or be a Director or Officer of, the Company or an affiliate of the Company, and all unvested Options will immediately terminate without right to exercise same; and

(d)	In the case of an Optionee being dismissed from employment or service for cause, such Optionee’s Options, whether or not vested at the date of dismissal will immediately terminate without right to exercise same, provided that in no event may the term of the Option exceed 10 years.

Notwithstanding the provisions of subsection (c), the Board or Committee may provide for the vesting of all or any part of the Optionee’s Options that are unvested at the date the Optionee ceases to be employed by, provide services to, or be a Director or Officer of, the Company or an affiliate, and may extend the time period for exercise of an Option to a maximum of the original term of the Option, all as the Board or Committee deems appropriate in the circumstances contemplated by subsection (c).

Consideration

The Board or Committee will grant Stock Options under the Plan in consideration for services rendered. There will be no other consideration received or to be received by the Company or any of its subsidiaries for the granting or extension of Stock Option under the Plan.

Issuer Purchases of Equity Securities

None

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MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL

CONDITION AND RESULTS OF OPERATIONS

Note Regarding Forward-Looking Statements

The following discussion and analysis should be read in conjunction with our financial statements and the notes to those financial statements that are included elsewhere in this prospectus. Our discussion includes forward-looking statements based upon current expectations that involve risks and uncertainties, such as our plans, objectives, expectations and intentions. Actual results and the timing of events could differ materially from those anticipated in these forward-looking statements as a result of a number of factors, including those set forth under the “Risk Factors”, “Cautionary Notice Regarding Forward-Looking Statements” and “Description of Business” sections and elsewhere in this prospectus and in the Company’s 10-K (as amended) for the fiscal year ended March 31st, 2011 and in the Company’s 10-Q (as amended) for the fiscal quarter ended December 31, 2011. We use words such as “anticipate,” “estimate,” “plan,” “project,” “continuing,” “ongoing,” “expect,” “believe,” “intend,” “may,” “will,” “should,” “could,” “predict,” and similar expressions to identify forward-looking statements. Although we believe the expectations expressed in these forward-looking statements are based on reasonable assumptions within the bound of our knowledge of our business, our actual results could differ materially from those discussed in these statements. Factors that could contribute to such differences include, but are not limited to, those discussed in the “Risk Factors” section of this prospectus. We undertake no obligation to update publicly any forward-looking statements for any reason even if new information becomes available or other events occur in the future. Except as required by applicable law, including the securities laws of the United States, we do not intend to update any of the forward-looking statements to conform these statements to actual results. Readers are urged to carefully review and consider the various disclosures made throughout the entirety of this prospectus, which attempt to advise interested parties of the risks and factors that may affect our business, financial condition, results of operations, and prospects.

OVERVIEW

GBS Enterprises Incorporated, a Nevada corporation (the Company,” GBSX,” we,” us,” our” or similar expressions), conducts its primary business through its 50.1% owned subsidiary, GROUP Business Software AG (GROUP”), a German-based public-company whose stock trades on the Frankfurt Exchange under the stock symbol INW.  GROUP’s core business is focused on serving IBM’s Lotus Notes and Domino market where it has become IBM’s largest provider of software and services business solutions worldwide.  GROUP caters primarily to mid-market and enterprise-size organizations having over 3,500 customers in thirty-eight countries spanning four continents, representing more than 5,000,000 active users of its products.  GROUP’s customers include Abbot, Ernst & Young, Deutsche Bank, Bayer, HBSC, Merck and Toyota.  GROUP provides IBM Lotus Notes/Domino Application and Transformation technology, and related Cloud Computing technology. Headquartered in Eisenach, Germany the Company has offices throughout Europe and North America.

General Corporate History

We were incorporated in Nevada on March 20, 2007 as SWAV Enterprises Ltd. (SWAV”). SWAV was an importer and wholesaler of Chinese manufactured goods.

On April 26, 2010, SWAV purchased certain assets of Lotus Holdings Limited (Lotus”) pursuant to an Asset Purchase Agreement in consideration for aggregate of 2,265,240 shares of SWAV common stock. Lotus is a holding company specializing in software technology and training services, particularly in the areas of advanced software development tools, innovative point-of-care electronic health record (EHR) software, and sales training.

Simultaneously with SWAV’s acquisition of Lotus, the SWAV stockholders sold an aggregate of 11,984,770 shares of SWAV common stock for an aggregate purchase price of $370,000.

Upon the consummation of the acquisition, the then executive officers and directors of SWAV resigned and Joerg Ott was appointed as the Company’s Chief Executive Officer, President and Chairman of the Board of Directors.

On September 6, 2010, SWAV’s name was changed to GBS Enterprises Incorporated. On October 14, 2010, the Company’s trading symbol on the OTC Bulletin Board was changed from SWAV to GBSX.

Effective December 30, 2010, the Company acquired approximately 28.2% of the issued and outstanding shares of common stock of GROUP, pursuant to Share Purchase Agreements between the Company and several of GROUP’s stockholders, including Mr. Joerg Ott (also the Company’s Chairman and Chief Executive Officer). Pursuant to the Share Purchase Agreements, the Company acquired an aggregate of 7,115,500 shares of common stock of GROUP in consideration for an aggregate of 3,043,985 shares of the Company’s common stock.

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On January 6, 2011, the Company acquired an additional aggregate of 5,525,735 shares of common stock of GROUP in exchange for 2,361426 shares of common stock of the Company. The acquisition represents approximately 21.9% of the issued and outstanding shares of GROUP. The effect of this transaction is that the Company gained a 50.1% controlling interest of GROUP with an aggregate of 12,641,235 common shares. The value of this additional purchase, using the same techniques as the previous acquisition, was $2,796,000, based on a value of $0.506 per share.

In total, the Company purchased an aggregate of 12,641,235 shares of common stock of GROUP from a total of nine GROUP stockholders in consideration for a total of 5,405,411 shares of common stock of the Company, resulting in the Company owning a controlling equity interest of approximately 50.1% in GROUP. The Company conducts its primary business through GROUP.

On February 27, 2012, the Company acquired an additional 883,765 shares of common stock of GROUP to maintain its 50.1% ownership of GROUP. On February 27, 2012, an outstanding loan of GROUP was converted into an aggregate of 1,750,000 shares of GROUP common stock, thereby increasing GROUP’s outstanding common stock to 26,982,000 shares. As a result of the foregoing increase in the number of outstanding shares of GROUP common stock, the Company increased its ownership of GROUP common stock to an aggregate of 13,525,000 shares, representing approximately 50.1% of the outstanding common stock of GROUP. The Company purchased the 883,765 shares of GROUP common stock from GAVF LLC for an average purchase price of $0.70 per share, or approximately $619,000.

Products and Services

GBS has achieved significant growth by consolidating the fragmented Lotus Software market through the successful merger & acquisitions of companies with complementary product, technology or services offerings. Based on its organic growth and growth by acquisition GBS has continuously developed its software and service business to service and support GBS’s expanding Lotus customer base.

Historically, GROUP has achieved growth through acquisition by targeting attractive, yet underperforming companies with complimentary operations and leveraging GROUP’s expertise to successfully turnaround and integrate these targets.

Key success factors for this strategy are: enhanced portfolio, positioning GROUP as the ‘one-stop-shop’ for Lotus applications and services, expand customer support, fast code migration, and cloud enablement/XPages conversion of acquired applications.

Going forward, the Company will focus on potential acquisition targets in the following areas of software and services: Applications, Professional Services, Hosting/Outsourcing Services, Administration and IT services, and XPages expertise.

Messaging and Business Applications Software & Solutions

GBS Messaging and Business Application Software & Solutions product lines include software and advisory services for email and Instant Messaging (IM) Management, Security, Compliance, Archiving and Productivity, CRM Applications, Governance, Risk & Compliance (GRC) Management software, Workflow and Business Process Management software, ePDF Archiving & Document Management and e-Banking solutions.

GBS develops, sells and installs well known business process and management software suites based on Lotus Notes / Domino and IBM Portal technology, mainly for major international companies and medium-sized customers.

Through GBS’s comprehensive messaging software product lines and associated services, Lotus Notes, Microsoft Exchange or SMTP-based-email customers, as well as Lotus Sametime customers are able to provide their users with secure, efficient and centrally administered use of e-mail and IM while maintaining control over their compliance with current legal requirements and corporate guidelines.

Consulting Services

As a leader in the IBM Lotus Notes Software and Services business GBS provides high-end consulting services to its customers. GBS develops, sells and orchestrates customer-specific Lotus Domino strategy and consulting services, such as CIO and IT department leader Strategic Advisory Services, Managed Services, Outsourcing, Administration, Assessments and Implementations, Performance Improvements, Custom Application Development , Governance and Security, Technical Support, and Training, as well as Email Migration Services. The talented team at GBS Experts has outstanding skill sets in the areas of system architecture and evaluation, application integration, e-mail and Instant Messaging, administration, application development, application migration, middleware deployments and licensing, outsourcing and hosting.

Based on GBS’s unique concentration of industry talent and expertise, mainly in the areas inside and around IBM Lotus Notes/Domino, inside and around corporate messaging (IBM, Microsoft, SMTP) and inside and around IT environmental and application assessment, analysis and reporting, commercial and governmental customers, as well as SIs and channel partners are able to relay on the industry leading strategic and tactical advisory services for evaluating, planning, staffing and execution of any customer project. GBS Consulting Services’ global team of consultants use modern project management techniques, proprietary methodologies and GBS accelerator technologies to complete client projects on time and with reduced risk.

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GBS’s focus on recruiting and retaining top Lotus expertise, positions our team to offer leading-edge Lotus Notes / Domino subject matter knowledge to our customers. As a testament to this focus, GBS employs 10 of the top 20 most recognized ‘market experts’ and thought-leaders in Lotus development and administration. GBS consultants have an average of over 12 years’ experience each in Lotus Notes/Domino and its related products and are routinely asked to present at IBM Lotus events including Lotusphere, an annual conference hosted by IBM Lotus Software.

As a Premier IBM Business Partner - GBS is one of the few partners that can sell and support licenses for all five IBM software brands: Lotus, WebSphere, Rational, Tivoli, and DB2.

Cloud Computing

As IT departments face continuous budget reductions and constant pressure for higher performance and efficiency, CIOs are focusing on modern technologies to support their need for increased scalability, flexibility and lower costs. GBS has identified this demand as a strategic growth opportunity for the company and has placed a significant focus on expanding its Cloud Computing and Modernizing/Migrating technology offerings. The strategic opportunities are served by GBS with two distinct offerings:

1)	GROUP Live - Cloud Automation Platform / Cloud Platform-as-a-Service (PaaS) software and services. And
2)	Transformer - Lotus Notes modernization/migration services and technology accelerators

GBS Cloud Computing activities are focused on cloud automation solutions and therefore the Company has made key acquisitions and R&D investments to create an award winning Cloud Platform-as-a-Service offering. Under the GROUP Live banner, the GBS PaaS offering has been sold to a variety of enterprise customers, which use the PaaS software to host internal corporate clouds (Private cloud) and applications as-a-service to their various internal user groups. GROUP Live has also be sold and implemented by a number of Independent Software Vendors (ISVs), which are leveraging the platform to deliver their own Software-as-a-Service (SaaS) applications to their respective customer bases.

Both of these customer groups enjoy the comprehensive nature of this platform agnostic PaaS solution and its exceptional change management capabilities enabling resource flexibility, business agility, scalability and ease-of-use beyond that which is generally available in the market today.

GBS Lotus Application Modernization and Migration

GBS Lotus Application Modernization and Migration activities are focused on the IBM Lotus / Domino applications market and the offering spans from expert services and accelerator technologies to modernize, web enable and migrate Lotus applications; and thus ultimately take the Lotus applications from legacy to the future. The foundation of the Transformer Suite Software offering is GBS’s significant R&D investment in a set of methodologies and key technology accelerators to automate the conversion of traditional Notes based client-server applications, into the IBM XPages framework which enables Domino applications to be run and accessed via the Lotus client, a web browser or on a mobile device. The patent-pending software that underpins Transformer was developed by GBS with the assistance and guidance from IBM Corporation’s Software Group to ensure alignment with future releases of the IBM Lotus / Domino and XPages technology.

IBM has deemed the Transformer technology a game changer,” and will be employing it to modernize their clients’ applications.

Competition

The competitive landscape in the enterprise data center market is intense and changing, and we expect there will be a new class of very large, well-financed, and aggressive competitors, each bringing its own new class of products to address this new market. We also expect to see acquisitions, further industry consolidation, and new alliances among companies as they seek to serve the enterprise data center market.

The Company is focused on developing a portfolio of Cloud Computing software technologies and Application Services to address the needs of ISV’s, Data Center providers, as well as commercial and government organizations. GBSX is pursuing an aggressive growth strategy based upon highly targeted mergers and acquisitions so as to build its portfolio of technologies, applications, and services.

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Results of Operations

Comparison of Consolidated Balance Sheets at December 31, 2011 and March 31, 2011

Assets

Total Assets increased from $76,865,929 at March 31, 2011 to $86,710,970 at December 31, 2011. Total Assets consists of Total Current Assets and Total Non-Current Assets.

At December 31, 2011, our Total Current Assets were $10,239,975, compared to $17,875,353 at March 31, 2011. Our cash and cash equivalents decreased from $8,530,864 at March 31, 2011 to $3,537,517 at December 31, 2011. The decrease was primarily due to the Company’s continued expenditures in development of the Transformer and Cloud Application Platform technologies.  Accounts Receivable decreased from $5,698,320 at March 31, 2011 to $4,544,023 at December 31, 2011. This decrease was primarily due to seasonality issues in that billings increase at the beginning of the calendar year for recurring software maintenance and receivables decline during the year as these maintenance receivables are collected. Inventories increased from $0 at March 31, 2011 to $264,611 at December 31, 2011 primarily as the result of the accumulation of work-in-process labor which will be billed to clients when the projects are completed in the fourth quarter ending March 31, 2012. Prepaid Expenses decreased from $1,423,281 at March 31, 2011 to $1,097,370 at December 31, 2011 and consisted primarily of the expensing of prepaid items that consisted of office supplies and materials. Other receivables consisted of a receivable for anticipated compensation for damages, security deposits and tax refund claims. Other receivables decreased from $2,222,887 at March 31, 2011 to $796,454 at December 31, 2011. The decrease was primarily due to the receipt of a cash payment of $1,901,522 from an insurance company for damages compensation.

At December 31, 2011, our Total Non-Current Assets were $76,470,995, compared to $58,990,576 at March 31, 2011. Property, plant and equipment increased from $298,497 at March 31, 2011 to $2,133,969 at December 31, 2011 due to the acquisition of IDC whose property, plant and equipment assets consisted primarily of computer equipment and leasehold improvements used in the datacenter operations of IDC. For additional details, see Note 5 - Property, Plant and Equipment in the footnotes to the Interim Consolidated Financial Statements.

Our Financial Assets increased from $837,480 at March 31, 2011 to $2,818,310 at December 31, 2011. The increase resulted from a loan from the Company to GROUP Business Software AG. This loan would typically be classified as an intercompany loan and would be eliminated in consolidation; however, because of the application of the 93-day Rule, the intercompany loan will not be eliminated until the fourth quarter ending March 31, 2012 due to the one quarter timing difference between the two companies’ financial statements as reflected in the consolidated statements. Investment in related company was $290,973 at March 31, 2011 and decreased slightly to $285,908 at December 31, 2011. This amount represents an equity investment in BERS, a Bulgarian development company. Non-current Prepaid expenses increased from $-0- at March 31, 2011 to $725,178 at December 31, 2011 and consisted primarily of the reclassification of prepaid taxes to non-current prepaid taxes relating to recent acquisitions. Deferred Tax Assets increased from $1,136,135 at March 31, 2010 to $3,385,350 at December 31, 2011. The increase resulted from net operating loss carry forwards from the tax impact of recent losses relating to the operations of GROUP Business Software, AG, and the Company. Goodwill increased from $39,688,967 at March 31, 2011 to $49,693,027 at December 31, 2011. The increase was primarily due to the purchase of Pavone, AG, Groupware, Inc., IDC and SD Holdings which accounted for a total increase to Goodwill of approximately $9.98 million relating to these acquired companies. For additional details, see Note 6 - Goodwill in the footnotes to the Interim Consolidated Financial Statements.

Software increased from $16,514,894 at March 31, 2011 to $17,110,114 at December 31, 2011 and the increase consists of capitalized development costs and software, product rights and licenses acquired in recent acquisitions during the period. For additional details, see Note 7 - Software in the footnotes to the Interim Consolidated Financial Statements.

Other Assets increased from $223,630 at March 31, 2011 to $319,139 at December 31, 2011 and the increase consisted of additional reinsurance payments relating to an increase in pension obligations.

Liabilities

Total Liabilities increased from $24,285,794 at March 31, 2011 to $25,641,684 at March 31, 2011. Total Liabilities consists of Total Current Liabilities and Total Non-Current Liabilities.

At December 31, 2011, our Total Current Liabilities were $18,472,945, compared to $16,345,733 at March 31, 2011. Notes Payable increased from $1,440,295 at March 31, 2011 to $1,462,560 at December 31, 2011. The increase is related to notes payable associated with GROUP Business Software, AG warrants and the notes were paid off in January 2012. Liabilities to Bank decreased from $50,073 at March 31, 2011 to $39,073 at December 31, 2011 and the decrease consisted of payments made to reduce loan balances. The decrease from 2010 to 2011 was primarily due to a reduction from the bank liabilities. Accounts Payable and Accrued Liabilities increased from $4,996,748 at March 31, 2011 to $5,489,528 at December 31, 2011 and consists of Trade payables, Tax accruals and other accruals. The increase was primarily due to the acquisition of the four companies previously mentioned which accounts for most of the increase reflected in the corporate consolidation. Deferred Income increased from $6,208,458 at March 31, 2011 to $7,200,058 at December 31, 2011 and consists mainly of maintenance income collected in advance for the period after the end of the fiscal year. The increase was primarily due to the fact that four new acquisitions reflecting additional deferred income are included in the corporate consolidation for the period. Other Liabilities increased from $2,820,002 at March 31, 2011 to $3,507,192 at December 31, 2011 and the increase consists of the liabilities assumed relating to the acquisitions of four companies during the period as previously mentioned. Due to related parties decreased from $830,156 at March 31, 2011 to $475,579 at December 31, 2011 due to cash payments made to reduce the obligation during the period. For additional details, see Note 8 - Related Party Transactions and Balance in the footnotes to the Interim Consolidated Financial Statements. Shares payable balance reflects the obligation of the remaining shares owed to SD Holdings resulting from the acquisition in December 2011. The amount was calculated based on 145,832 shares of the Company at $2.05 per share. For additional details, see Note 9 - Share Payable in the footnotes to the Interim Consolidated Financial Statements.

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At December 31, 2011 our Total Non-Current Liabilities were $7,168,739, compared to $7,940,061 at March 31, 2011. The decrease was primarily due to the reclassification of a portion of the balances to current liabilities. Non-Current Liabilities to Banks increased from $780,277 at March 31, 2011 to $3,606,461 at December 31, 2011. The increase consists of a long-term loan obligation to Baden-Württembergische Bank used for additional software development during the period relating to the Transformer and Cloud technologies. Deferred Tax Liabilities decreased from $878,450 at March 31, 2011 to $611,849 at December 31, 2011 and consists of the Deferred Tax Liabilities from the capitalization of software costs and the depreciation of property, plant and equipment assets. Retirement Benefit Obligation increased from $153,962 at March 31, 2011 to $163,648 at December 31, 2011. The increase consisted of additional obligations for pension plan benefits earned by the employees during the period. Other Non-Current Liabilities decreased from $6,127,373 at March 31, 2011 to $2,786,781 at December 31, 2011. The decrease was primarily the result of a reclassification of Non-Current Other Liabilities to current other liabilities. Approximately $2.8 million of Non-Current Other Liabilities relating to the Lotus 911 and Permessa acquisitions was reclassified to current liabilities during the nine month period ending December 31, 2011.

Quarter and Nine Months Ended December 31, 2011 compared to Quarter and Nine Months ended December 31, 2010

Revenues

For the fiscal quarter ended December 31, 2011, our Net Sales increased to $8,229,318 from $5,362,060 for the fiscal quarter ended December 31, 2010. The Company generates nets sales from Licenses, Maintenance, Services, Third-Party Products and Other. This increase is mainly the result of increases in Transformer sales activity and the impact of four acquisitions made by the Company during the nine month period ended December 31, 2011.

For the nine months ended December 31, 2011, our Net Sales increased to $21,320,351 from $17,959,639 for the first nine months ended December 31, 2010.  The Revenue with Products decreased from $7,339,748 to $6,980,202 in the first nine months of the fiscal year. That decrease is mainly driven by a decrease in third party products with a decrease from $4,405,750 to $3,809,661 in the same time frame. As an impact of the aforementioned acquisitions made by the Company during the nine months ended December 31, 2011 the Service Revenue increased from $10,619,891 to $14,340,149.

Cost of Goods Sold

For the fiscal quarter ended December 31, 2011, our Cost of Goods Sold increased to $4,693,603 from $2,718,728 for the fiscal quarter ended December 31, 2010. Cost of Goods Sold consists of Cost for Services, Cost for Third-Party Products and Cost for Software Licenses. The increase was primarily due to the increase in costs for Software Licenses based on a higher sales volume and a change in the third party product mix. In addition, the cost of goods sold is higher because of the increase in salaries and related expenses to fulfill our business objectives in GROUP Live, our cloud application platform, and our Transformer Business.

For the nine months ended December 31, 2011, our Cost of Goods Sold increased to $10,843,557 from $8,687,916 for the nine months ended December 31, 2010.  The increase from 2010 to 2011 was on the one hand due to raising the Cost for Software Licenses based on an increase in lower margin third party products. As a result the COGS for Products increased from $3,770,174 to $3,976,750. On the other hand the Cost of Goods Sold for Services are higher in 2011 compared to 2010 and increased from $4,917,743 to $6,866,807 because of the increase in salaries and related expenses to fulfill our business objectives in our GROUP Live, our cloud application platform, and our Transformer portfolio. As of December 31, 2011, there were 226 people employed by the Company (2010: 122). Approximately 36% (2010: 29%) were employed in programming activities due to the extensive Lotus software development and licensing business.

Operating Expenses

For the fiscal quarter ended December 31, 2011, our Operating Expenses increased to $6,058,183 from $3,148,526 for the fiscal quarter ended December 31, 2010. Operating Expenses consist of Selling Expenses, Administrative Expenses and General Expenses. For the fiscal quarter ended December 31, 2011, our Selling Expenses increased to $4,308,647 from $2,036,168 for the fiscal quarter ended December 31, 2010. Selling Expenses consist of the cost for the Sales, Marketing and Service units. The increase was due to additional recruiting of sales personnel and additional selling expenses relating to the four acquisitions previously described. For the fiscal quarter ended December 31, 2011, our Administrative Expenses increased to $1,589,374 from $715,228 for the fiscal quarter ended December 31, 2010. Administrative Expenses consist of costs for the management and administration units. The reason for the increase was primarily due to the additional administrative expenses associated with the four acquisitions made during the nine month period ended December 31, 2011. For the fiscal quarter ended December 31, 2011, our General Expenses decreased to $160,162 from $397,130 for the fiscal quarter ended December 31, 2010 due to cost cutting efforts made during the period.

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For the nine months ended December 31, 2011, our Operating Expenses increased to $17,985,032 from $11,241,338 for the nine months ended December 31, 2010. For the nine months ended December 31, 2011, our Selling Expenses increased to $12,277,502 from $7,537,061 for the nine months ended December 31, 2010. Selling Expenses consist of the cost for the Sales, Marketing and Service units. The increase was due to additional recruiting of sales personnel and additional selling expenses relating to the four acquisitions previously described. $2,389,070 of this increase is resulting from the aforementioned acquisitions made by the company in the nine months ended December 31, 2011. $2,706,754 of this increase is resulting from additional sales activities around our CRM portfolio in the North American market. The sale of the two subsidiaries, Gedys IntraWare GmbH and GROUP Business Software Holding OY in 2010 accounted for a decrease of Selling Expenses in the amount of $805,036 for the same nine months period. For the nine months ended December 31, 2011, our Administrative Expenses increased to $4,846,513 from $2,724,305 for the nine months ended December 31, 2010. Administrative Expenses consist of costs for the management and administration units. The reason for the increase was primarily due to the additional administrative expenses associated with the four acquisitions made during the nine month period ended December 31, 2011 in the amount of $430,144 and an increase in administrative operations by GBS Enterprises Inc. in the amount of $1,109,219. For the nine months ended December 31, 2011, our General Expenses decreased to $861,017 from $979,973 for the nine months ended December 31, 2010 due to cost cutting efforts made during the period which exceeded the additional General Expenses due to the aforementioned acquisitions made by the company in the amount of $108,451. Overall and due to increased business activities and as a result of the support of the dual listing within GBS group the Auditing and Consulting Costs increased for the nine months ended December 31, 2011 to $925,184 from $287,524 for the nine months ended December 31, 2010. The overall increase in marketing expenses for the nine months ended December 31, 2011 to $1,385,468 by 90.1% from $728,883 for the nine months ended December 31, 2010 and the increase in overall Travel Expenses for the nine months ended December 31, 2011 to $987,684 from $661,801 for the nine months ended December 31, 2010 is also directly a result of additional business activities and the growth of the company as a result of the aforementioned acquisitions. Due to the increase in personnel to 226 employees from 122 employees Communications Costs increased to $432,934 from $269,206 in the same nine months period.

For the nine-month period ended December 31, 2011, Other Income decreased to $ 64,916 from $888,513 for the nine-month period ended December 31, 2010.  The reason for the decrease was primarily due to earnings in the previous year in relation to the selling of the Assets of Gedys IntraWare GmbH.

The consolidated Statements of Operations also include expenses of $ 2.2 million directly relating to Group Live, the Company’s cloud computing technology service, and expenses of $ 2.1 million directly relating to the Transformer, the Company’s Lotus Notes application conversion service, for the first nine months 2011.

Liquidity & Capital Resources at December 31, 2011

At December 31, 2011, we had $3,537,517 in cash and cash equivalents, compared to $8,530,864 at March 31, 2011. In March 2011, the Company consummated a private placement offering of an aggregate of 6,044,000 Units at a purchase price of $1.25 per Unit, for gross proceeds of $7,555,000.  Each Unit was comprised of one share of Common Stock and one three-year Warrant to purchase one share of Common Stock at an exercise price of $1.50 per share. The Warrants are only exercisable by the payment of cash. Pursuant to the terms of the Warrants, the holders of the Warrants are required to exercise their Warrants in the event our Common Stock trades at an average of at least $3.00 per share for a period of not less than 20 consecutive trading days. Also, throughout the three year exercise period of the Warrants, the Company has the right to redeem the Warrants for $0.05 per share. The Company has agreed to register the 6,044,000 shares of Common Stock issuable upon the exercise of the Warrants under the Securities Act of 1933, as amended, on a Registration Statement on Form S-1. The Company has not filed such Registration Statement as of the date of this Form S-1. Upon the full exercise of the Warrants, the Company would receive gross proceeds of $9,066,000.

During the quarter ended December 31, 2011, certain Warrant holders exercised their Warrants to purchase an aggregate of 2,020,000 shares of Common Stock for a total purchase price of $3,030,000. The cost of issuance was $5,030, resulting in net proceeds of $3,024,970.

We intend to use the net proceeds of the exercises of the Warrants to increase our marketing, advertising and Cloud and Transformer service development teams, acquisitions and for general corporate working capital purposes.

Management believes that the Company’s cash at December 31, 2011and available credit lines, plus outstanding exercisable warrants, will be sufficient to meet the Company’s working capital requirements for the next 12 month period. Management believes that as a result of the assets purchased to date, it will generate additional funds and that it will be able to obtain additional capital as required to meet projected operational requirements.

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Cash Flows

	For the Nine Month Periods Ended
	December 31,
	2011	2010
Cash provided by operating activities	$53,610	$3,530,107
Net cash provided by (used in) Investing Activities	$(7,201,629)	$(4,998,857)
Net cash provided by (used in) Financing Activities	$2,154,671	$1,233,020

Net increase (decrease) in cash and cash equivalents during the period	$(4,993,347)	$(235,730)
Cash and cash equivalents, beginning of period	$8,530,864	$1,744,965

Cash and cash equivalents, end of period	$3,537,517	$1,509,235

Cash provided by operating activities for the nine month period ending December 31, 2011 was approximately $54,000, which is about $3.4 million less than the comparative period ending December 31, 2010. This change is primarily due to the expenditures made by the Company in developing the Transformer and GROUP Live technologies. The cash used in investing activities during the nine month period ending December 31, 2011was approximately $7.2 million, compared to cash used in investing activities in the comparative period ending December 31, 2010 of approximately $5.0million. This increase was primarily due to the investments in the four acquisitions made during the nine month period ending December 31, 2011 as previously described. Net cash used in financing activities increased from $1,233,020 for the nine month period ended December 31, 2010 to $2,154,671 for the nine month period ended December 31, 2011. The increase was primarily due to the exercise of warrants in December 2011 resulting in proceeds of $3,024,970 which was offset by a net decrease in borrowings of $870,299 resulting in net cash provided by financing activities of $2,154,671.

The Company has no significant planned commitments for capital expenditures and does not anticipate using either internal or external sources of funds for capital expenditure programs. As a software and services firm, the Company is not capital intensive and historically has had minimal or no planned capital expenditures. Therefore, the present or expected future impact on the Company’s liquidity for capital expenditure purposes is minimal and not material.

Fiscal Year Ended March 31, 2011 Compared to Fiscal Year Ended March 31, 2010

Assets

Total Assets increased from $73,641,857 at March 31, 2010 to $76,865,929 at March 31, 2011.  Total Assets consists of Total Current Assets and Total Non-Current Assets.

At March 31, 2011, our Total Current Assets were $17,875,353, compared to $18,949,425 at March 31, 2010. Our cash and cash equivalents increased from $1,744,965 at March 31, 2010 to $8,530,864 at March 31, 2011.  The increase was primarily due to the Company’s private placement offering consummated in March 2011. On March 11, 2011 and March 29, 2011, the Company consummated a private placement offering of an aggregate of 6,044,000 Units at a purchase price of $1.25 per Unit, for gross proceeds of $7,555,000.  Accounts Receivable increased from $2,821,958 at March 31, 2010 to $5,698,321 at March 31, 2011.  This increase was primarily due to the fact of that two more business units are included in the basis of consolidation.   Inventories decreased from $114,172 at March 31, 2010 to $0 at March 31, 2011.  Deferred Tax Assets decreased from $12,284 at March 31, 2010 to $0 at March 31, 2011.  Prepaid Expenses decreased from $1,550,634 at March 31, 2010 to $1,423,281 at March 31, 2011 and consisted of a down payment toward a share of sales in a basic technology of $1,201,779. The decrease from 2010 to 2011 was primarily due to the expenditure of material.  Other receivables consisted of a receivable for anticipated compensation for damage, security deposits, tax refund claims and increased from $332,812 at March 31, 2010 to $2,222,887 at March 31, 2011.  The increase was primarily due to the compensation for damages of $1,901,522.  Assets Held for Sale consist of the outgoing assets associated with the sale of the two subsidiaries, Gedys IntraWare GmbH and GROUP Business Software Holding OY, and decreased from $12,372,600 at March 31, 2010 to $0 at March 31, 2011.  The decrease from 2010 to 2011 was due to the sale of the two companies on February 28, 2010.

At March 31, 2011, our Total Non-Current Assets were $58,990,576, compared to $54,692,432 at March 31, 2010.  Our Financial Assets increased from $99,273 at March 31, 2010 to $837,481 at March 31, 2011 and consists of the value of the 50% interest in an associated company and the amount still outstanding from the purchaser of GEDYS IntraWare GmbH due for monthly repayments. The increase from 2010 to 2011 was primarily due to the recording of  an obligation of $984,239 from the purchaser of GEDYS IntraWare GmbH. Our Deferred Tax Assets decreased $4,968,740 at March 31, 2010 to $1,136,135 at March 31, 2011 and consisted of Deferred Tax Assets derived from Financial Assets and Losses carried forward.  The decrease from 2010 to 2011 was primarily due to losing the benefit of a tax carry forward because of change in ownership in GROUP Business Software AG. Goodwill increased from $35,767,273 at March 31, 2010 to $39,688,966 at March 31, 2011 and consisted of the Goodwill associated with eleven Business Units. The increase from 2010 to 2011 was primarily due to the purchase of Permessa Corp. on September 22, 2010 with Goodwill of $2,387,444.  Software increased from $13,028,818 at March 31, 2010 to $16,514,894 at March 31, 2011 and consist capitalized development cost, product rights and licenses.  The increase from 2010 to 2011 was primarily due to the purchase of assets of two Business Units. Other Assets increased from $175,900 at March 31, 2010 to $223,630 at March 31, 2011 and consisted of the reinsurance relating to pension obligations. The increase from 2010 to 2011 was primarily due to rising mortality estimates, based on actuarial assumptions.

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Liabilities

Total Liabilities increased from $23,815,824 at March 31, 2010 to $24,285,794 at March 31, 2011.  Total Liabilities consists of Total Current Liabilities and Total Non-Current Liabilities.

At March 31, 2011, our Total Current Liabilities were $16,345,732, compared to $13,531,969 at March 31, 2010.  Notes Payable increased from $0 at March 31, 2010 to $1,440,295 at March 31, 2011 and consisted of the external capital components of a convertible bond issue. The increase was based on the reclassification from non-current to current because the term of the convertible bonds ends on December 31, 2011. Liabilities to Bank decreased from $83,793 at March 31, 2010 to $50,073 at March 31, 2011 and consisted of a line of credit.  The decrease from 2010 to 2011 was primarily due to a reduction from the bank liabilities.  Accounts Payable and Accrued Liabilities increased from $3,532,004 at March 31, 2010 to $4,996,748 at March 31, 2011 and consists of Trade payables, Tax accruals and other accruals.  The increase from 2010 to 2011 was primarily due to the fact that two more business units are included in the corporate consolidation.  Other Liabilities increased from $1,982,916 at March 31, 2010 to $2,820,002 at March 31, 2011 and consists of the liabilities from the Purchase of assets, Tax liabilities, Loans and others.  The increase from 2010 to 2011 was primarily due to the Purchase of Assets from Lotus 911, Fastworks, Permessa and Salesplace.  Deferred Income increased from $5,919,527 at March 31, 2010 to $6,208,458 at March 31, 2011 and consists mainly of maintenance income collected in advance for the period after the end of the fiscal year. The increase from 2010 to 2011 was primarily due to the fact of two more business units are included in the corporate consolidation.  Liabilities Held for Sale decreased from $2,013,729 at March 31, 2010 to $0 at March 31, 2011 and consists of the outgoing assets associated with the sale of the two subsidiaries Gedys IntraWare GmbH and GROUP Business Software Holding OY.  The decrease from 2010 to 2011 was primarily due to sale of the two companies on February 28, 2010.  Due to related parties increased from $0 in 2010 to $830,156 in 2011 as explained in detail in Note 27 to the Consolidated Financial Statements.

At March 31, 2011, our Total Non-Current Liabilities were $7,940,062, compared to $10,283,855 at March 31, 2010.  Notes Payable decreased from $1,549,490 at March 31, 2010 to $0 at March 31, 2011.  The decrease from 2010 to 2011 was primarily due to the reclassification to current liabilities.  Liabilities to Banks decreased from $3,231,405 at March 31, 2010 to $780,277 at March 31, 2011 and consisted a long-term liabilities vis-à-vis Baden-Württembergische Bank.  The decrease from 2010 to 2011 was primarily due to a positive cash-flow based on the sales of the two subsidiaries Gedys IntraWare GmbH and GROUP Business Software Holding OY.  Deferred Tax Liabilities decreased from $926,357 at March 31, 2010 to $878,450 at March 31, 2011 and consists of the Deferred Tax Liabilities from of capitalization of software expenses and Allocation of Assets from a purchase price allocation.  The decrease from 2010 to 2011 was primarily due to depreciation of Assets.  Retirement Benefit Obligation increased from $150,276 at March 31, 2010 to $153,962 at March 31, 2011, and consisted of retirement benefit obligations.  Other Liabilities increased from $4,426,326 at March 31, 2010 to $6,127,373 at March 31, 2011 and consisted of liabilities relating to the purchase of business assets.  This increase from 2010 to 2011 was primarily due to the purchase of assets from Lotus 911, Fastworks, Permessa and Salesplace.

Revenues

For the fiscal year ended March 31, 2011, our Net Sales decreased to $27,707,226 from $31,584,732 for the fiscal year ended March 31, 2010.  The Company generates nets sales by Licenses, Maintenance, Services, Third-Party Products and Others.   The resulting effect on the product sales has been overcompensated through additional revenues. Our Product revenue increased from $12,479,629 to $12,848,954. The decrease of Service revenue from $19,105,103 to $14,848,272 is mainly the result of the disposal of GROUP Business Software Holding Oy and its subsidiary Gedys IntraWare GmbH. The sale was completed on March 1, 2010.

Cost of Goods Sold

For the fiscal year ended March 31, 2011, our Cost of Goods Sold increased to $14,082,494 from $11,323,991 for the fiscal year ended March 31, 2010.  Cost of Goods Sold consists of Cost for Services, Cost for Third-Party Products and Cost for Software Licenses.   The increase from 2010 to 2011 was on the one hand due to raising the Cost for Software Licenses based on a higher sales volume. Thereof the COGS for Products increased from $5,361,372 to $7,016,189. On the other hand the Cost of Goods Sold for Services is higher in 2011 compared to 2010 and increased from $5,962,619 to $7,066,305 because of the increase in salaries and related expenses to fulfill our business objectives in GROUP Live, our cloud application platform, and our Transformer portfolio. As of March 31, 2011, there were 158 people employed by the Company (2010: 190). Approximately 33% (2010: 29%) were employed in programming activities due to the extensive Lotus software development and licensing business transacted by GBS AG.

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The cost of goods sold is, in total, approximately $2,759,000 higher than the previous year without the financial impact of the Gedys subsidiary for 10 months due to its disposal on March 1, 2010. If we eliminate the Gedys cost of goods sold as reflected in the table below, the difference in our cost of goods sold between 2009 and 2010 reflects an increase in the amount of $4,926,000. The reason for this increase was the increase relating to 3rd party Lotus Notes sales volume and the corresponding increase in COGS of $3,704,000, as well as the additional COGS relating to the Group Live business in an amount of $967,000.

Operating Expenses

For the fiscal year ended March 31, 2011, our Operating Expenses decreased to $15,918,290 from $19,032,719 for the fiscal year ended March 31, 2010.  Operating Expenses consist of Selling Expenses, Administrative Expenses and General Expenses.  For the fiscal year ended March 31, 2011, our Selling Expenses decreased to $10,610,545 from $13,847,697 for the fiscal year ended March 31, 2010.  Selling Expenses consist of costs for the Sales, Marketing and Service units.  The decrease of $3,2 million in Selling Expenses and $0.6 million in Administrative Expenses was due primarily to the  disposal of GROUP Business Software Holding Oy and its subsidiary Gedys IntraWare GmbH on March 1, 2010.    For the fiscal year ended March 31, 2011, our Administrative Expenses decreased to $3,853,532 from $4,481,893 for the fiscal year ended March 31, 2010.  Administrative Expenses consist of costs for the management and administration units.  The reason for the decrease from 2010 to 2011 was primarily due to the reduction of consultancy, investor relation and travel expenses.  For the fiscal year ended March 31, 2011, our General Expenses increased to $1,454,213 from $703,129 for the fiscal year ended March 31, 2010.  General Expenses were approximately $0.8 million higher than the previous year's amount. These expenses include the legal, accounting and consulting costs relating to the merger and consolidation of two publicly-traded companies (the Company and GROUP).

Liquidity & Capital Resources at March 31, 2011

At March 31, 2011, we had $8,530,864 in cash and cash equivalents, compared to $1,774,965 at March 31, 2010.  On March 11, 2011 and March 29, 2011, the Company consummated a private placement offering of an aggregate of 6,044,000 Units at a purchase price of $1.25 per Unit, for gross proceeds of $7,555,000.  Each Unit was comprised of one share of Common Stock and one three-year Warrant to purchase one share of Common Stock at an exercise price of $1.50 per share. The Warrants are only exercisable by the payment of cash.  Pursuant to the terms of the Warrants, the holders of the Warrants are required to exercise their Warrants in the event our Common Stock trades at an average of at least $3.00 per share for a period of not less than 20 consecutive trading days.  Also, throughout the three year exercise period of the Warrants, the Company has the right to redeem the Warrants for $0.05 per share.  The Company has agreed to register the 6,044,000 shares of Common Stock issuable upon the exercise of the Warrants under the Securities Act of 1933, as amended, on a Registration Statement on Form S-1. This prospectus is a part of such S-1 Registration Statement. As of March 31, 2011, none of the Warrants have been exercised or redeemed. Upon the full exercise of the Warrants, the Company would receive gross proceeds of $9,066,000.

We intend to use the net proceeds of the private placement offering of Units to increase our marketing, advertising and Cloud and Transformer service development teams, acquisitions and for general corporate working capital purposes.

Management believes that the Company’s cash at March 31, 2011 will be sufficient to meet the Company’s working capital requirements for the next 12 month period. Management believes that as a result of the assets purchased to date, it will generate additional funds and that it will be able to obtain additional capital as required to meet projected operational requirements.

Cash Flows

	Fiscal Year Ended
	March 31,
	2011	2010
Cash provided by operating activities	$2,638,109	$4,330,788
Net cash provided by (used in) Investing Activities	(3,193,099)	(6,553,395)
Net cash provided by (used in) Financing Activities	7,484,947	137,908
Effect of exchange rate changes on cash	(144,058)	77,097
Net increase (decrease) in cash and cash equivalents during the period	$6,785,899	$(2,007,602)
Cash and cash equivalents, beginning of period	$1,744,965	$3,752,567

Cash and cash equivalents, end of period	$8,530,864	$1,744,965

Cash provided by operating activities was approximately $2.64 million, which is about $1.69 million below the previous year's amount of $4.33 million. This change is primarily due to the investments made by the Company in developing the GROUP Live business segment, amounting to $3.2 million in 2011 (2010: $0.9 million). The cash used in investing activities in 2010 was approximately $6.55 million, compared to cash used in investing activities in 2011 of about $3.2 million. In addition, the Company received cash proceeds (net of expenses) of $6.7 from a private placement, as explained above, which accounts for most of the increase in Net cash provided by Financing Activities in 2011 compared to 2010.

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The Company had no significant planned commitments for capital expenditures and does not anticipate using either internal or external sources of funds for capital expenditure programs. As a software and services firm, the Company is not capital intensive and historically has had minimal or no planned capital expenditures. Therefore, the present or expected future impact on the Company’s liquidity for capital expenditure purposes is minimal and not material.

CRITICAL ACCOUNTING POLICIES AND ESTIMATES

Critical Accounting Policies and Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.   The areas where critical estimates were made that have significant importance to the financial statements are as follow:

(a)	Allowance for doubtful accounts. The Company provides for potential bad debts on an account by account basis. Bad debts have not been significant and our allowance has been accurate. Non trade receivables are also scrutinized and allowed for based on expected recovery. One significant item ($1,902,000) which was previously written off was re-evaluated and reinstated during fiscal 2011. The amount was subsequently paid.

(b)	Allocation of the price paid when acquiring subsidiaries. When the Company acquires subsidiary companies an allocation of the purchase is required. The allocation is based on management’s analysis of the value of the net assets, and is based on estimated future cash flows that each component will produce. Such components might include software, customer lists and other intangible assets that are not readily determinable. The allocation will have significant impact on the future earnings of the Company as certain assets, customer lists for example, must be amortized and charged to operations over time, while other assets, notably goodwill, do not.

(c)	Impairment testing on intangibles and goodwill. As noted in more detail below, these areas involve numerous estimates as to expected cash flows, expected rates of return and other factors that are difficult to determine and are often out of the Company’s direct control. Accordingly, the Company adopts a conservative approach and has experienced better than projected results.

(d)	Valuation of deferred tax credits. The Company provides an allowance for tax recoveries arising from the application of losses carried forward. An allowance is provided where management has determined that it is less than likely that the loss will be applied and income taxes recovered.

Comprehensive Income (Loss)

The Company adopted FASB Codification topic (“ASC”) 220, Reporting Comprehensive Income, which establishes standards for the reporting and display of comprehensive income and its components in the financial statements. Comprehensive income consists of net income and other gains and losses affecting stockholder's equity that are excluded from net income, such as unrealized gains and losses on investments available for sale, foreign currency translation gains and losses and minimum pension liability. Since inception, the Company’s other comprehensive income represents foreign currency translation adjustments.

Net Income per Common Share

FASB Codification topic (“ASC”) 260, Earnings per share, requires dual presentation of basic and diluted earnings per share (EPS) with a reconciliation of the numerator and denominator of the EPS computations. Basic earnings per share amounts are based on the weighted average shares of common stock outstanding. If applicable, diluted earnings per share would assume the conversion, exercise or issuance of all potential common stock instruments such as options, warrants and convertible securities, unless the effect is to reduce a loss or increase earnings per share. Diluted net income (loss) per share on the potential exercise of the equity-based financial instruments is not presented where anti-dilutive. Accordingly, although the diluted weighted average number of common stock outstanding is disclosed on the statements of operation, the calculated net loss per share is the same for bother basic and diluted as both are based on the basic weighted average of common stock outstanding. There were no adjustments required to net income for the period presented in the computation of diluted earnings per share.

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Financial Instruments

Financial instruments consist of cash and cash equivalents, accounts receivable, financial assets, notes payable, liabilities to banks, accounts payable and accrued liabilities and other liabilities.  As of the financial statement date, the Company does not hold any derivate financial instruments. Financial assets and liabilities are measured upon first recognition and reviewed at the financial statement date.  Changes in fair value are recognized through profit and loss.  Unless otherwise noted, it is management’s opinion that the Company is not exposed to significant interest or credit risks arising from these financial instruments.

Currency Risk

We use the US dollar as our reporting currency.  The functional currencies of our significant foreign subsidiaries are the local currency, which includes the Euro and the British pound.  Accordingly, some assets and liabilities are incurred in those currencies and we are subject to foreign currency risks.

Fair Value Measurements

The Company follows FASB Codification topic (“ASC”) 820, Fair Value Measurements and Disclosures, for all financial instruments and non-financial instruments accounted for at fair value on a recurring basis. This new accounting standard establishes a single definition of fair value and a framework for measuring fair value, sets out a fair value hierarchy to be used to classify the source of information used in fair value measurement and expands disclosures about fair value measurements required under other accounting pronouncements. It does not change existing guidance as to whether or not an instrument is carried at fair value. The Company defines fair value as the price that would be received from selling an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. When determining the fair value measurements for assets and liabilities, which are required to be recorded at fair value, the Company considers the principal or most advantageous market in which the Company would transact and the market-based risk measurements or assumptions that market participants would use in pricing the asset or liability, such as inherent risk, transfer restrictions and credit risk.

The Company has adopted FASB Codification topic (“ASC”) 825, Financial Instruments, which allows companies to choose to measure eligible financial instruments and certain other items at fair value that are not required to be measured at fair value. The Company has not elected the fair value option for any eligible financial instruments.

Cash and Cash Equivalents

The Company considers all highly liquid instruments with a maturity of three months or less at the time of issuance to be cash equivalents.

Inventories

Pursuant to ASC 330 (Inventories), inventories held for sale are recognized under inventories. Inventories were measured at the lower of cost or market. Cost is determined on a first-in-first out basis, without any overhead component.

Intangible Assets

Intangible assets predominately comprise goodwill, acquired software and capitalized software development services. Intangible assets acquired in exchange for payment are reflected as acquisition costs. If the development costs can be capitalized per ASC 985-20-25, these are reflected as ascribable personnel and overhead costs.

Company created software can be intended for sale to third parties or used by the Company itself. If the conditions for capitalization are not met, the expenses are recorded with their effect on profit in the year in which they were incurred.

GROUP amortizes intangible assets with a limited useful life to the estimated residual book value in accordance with ASC regulations. In addition, in special circumstances according to ASC 350-30, a recoverability test is performed and, if applicable, unscheduled amortization is considered.

The useful life of acquired software is between three and five years and three years for Company-designed software.

Intangible assets obtained as part of an acquisition which do not meet the criteria for a separate entry are identified as goodwill and are reviewed once a year as to their recoverability in the form of an impairment test. If they are no longer recoverable, an unscheduled amortization expense entry is performed.

In addition, an impairment test, whereby the appraised fair value of the invested capital of the reporting segment, (as described in Note 14,) is compared with the carrying (book) value of its invested capital amount, including goodwill.

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If the appraised value of the reporting unit exceeds its carrying amount, goodwill of the reporting unit is not considered to be impaired. If the carrying amount of the reporting unit exceeds the appraised fair value, an impairment test based on use value is necessary in order to measure the amount of impairment loss, if any.

Use value is generally used in order to determine the recoverability of goodwill and intangible assets with an indefinite useful life. The current plan prepared by the management serves as the basis for this policy. The planning assumptions are each adjusted for the current state of knowledge. Reasonable assumptions regarding macroeconomic trends and historical developments are taken into account in making these adjustments. Future estimated cash flows are essentially determined based on the expected growth rates of the markets in question.

Property, Plant and Equipment

Property, plant and equipment are valued at acquisition or manufacturing costs, reduced by scheduled and, if necessary, unscheduled depreciation. Fixed assets are depreciated on a straight-line basis, prorated over their expected useful life. Scheduled depreciation is mainly based on useful lives of 3 to 10 years.

If fixed assets are sold, retired or scrapped, the profit or loss arising from the difference between the net sales proceeds and the residual book value are included under other operating earnings and expenses.

Impairment or Disposal of Long-Lived Assets

The Company evaluates the recoverability of its fixed assets and other assets in accordance with FASB Codification topic, 360.10. This guidance requires recognition of impairment of long-lived assets in the event the net book value of such assets exceeds its expected cash flows, it is considered to be impaired and is written down to fair value, which is determined based on either discounted future cash flows or appraised values. No impairment has been recognized in the accounts.

Revenue Recognition

License Revenues

Our license revenues consist of revenues earned from the licensing of our software products. These products are generally licensed on a perpetual basis. Pricing models have generally been based either upon the physical infrastructure, such as the number of physical desktop computers or servers, on which our software runs or on a per user basis. License revenues are recognized when the elements of revenue recognition for the licensed software are complete, generally upon electronic shipment of the software and the software key to provide full access to all functionalities for our customers. In general our invoices reflect license, service and maintenance components. In the case of multi element contracts, the revenues allocated to the software license represent the residual amount of the contract after the fair value of the other elements has been determined. Certain products of our software offering are licensed on a subscription basis.

Software Maintenance Revenues

Software maintenance revenues are recognized ratably on a pro-rata basis over the range of the contract period. Our contract periods typically range from one to five years. Vendor-specific objective evidence (“VSOE”) of fair value for software maintenance services is established by the rates charged in stand-alone sales of software maintenance contracts or the stated renewal rate for software maintenance. Customers who are party to software maintenance agreements with us are entitled to receive support, product updates and upgrades on a when-and-if-available basis.

Professional Services Revenues

Professional services include pre-project consulting, software design, customization, project management, implementation and training. Professional services are not considered essential to the functionality of our products, as these services do not alter the product capabilities and may be performed by our customers or by other vendors. Professional services engagements performed for a fixed fee, for which we are able to make reasonably dependable estimates of progress toward completion, are recognized on a proportional performance basis based on hours incurred and estimated hours of completion. Professional services engagements that are on a time and materials basis are recognized based on hours incurred. Revenues on all other professional services engagements are recognized upon completion. Our professional services may be sold with software products or on a stand-alone basis. Vendor Specific Objective Evidence (VSOE) of fair value for professional services is based upon the standard rates we charge for such services when sold separately.

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Foreign Currency Translation

The functional currency of the Company is US dollars. For financial reporting purposes, the financial statements of GROUP were translated into US dollars. Assets and liabilities were translated at the exchange rates at the balance sheet dates and revenue and expenses were translated at the average exchange rates and stockholders’ equity was translated at historical exchange rates. Any translation adjustments resulting are not included in determining net income but are included in foreign exchange adjustment to other comprehensive income, a component of stockholders’ equity.

Other Provisions

According to FASB ASC 450 Contingencies, provisions are made whenever there is a current obligation to third parties resulting from a past event which is likely in the future to lead to an outflow of resources and of which the amount can be reliably estimated. Provisions not already resulting in an outflow of resources in the following year are recognized at their discounted settlement amount on the financial statement date. The discount taken is based on market interest rates. The settlement amount also includes the expected cost increases. Provisions are not set off against contribution claims. If the amended estimate leads to a reduction of the obligatory amount, the provision is proportionally reversed and the earnings are recognized in other operating earnings.

Deferred Taxes

Income taxes are provided in accordance with FASB Codification topic 740, Accounting for Income Taxes. A deferred tax asset or liability is recorded for all temporary differences between financial and tax reporting and net operating loss-carry forwards.

Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that, some portion or all of the deferred tax asset will not be realized. Deferred tax assets and liabilities are adjusted for the effect of changes in tax laws and rates on the date of enactment.

Recent Accounting Pronouncements

In January 2010, the FASB issued Accounting Standards Update No. 2010-06 (ASU 2010-06), Fair Value Measurements and Disclosures which amends ASC Topic 820, adding new requirements for disclosures for Levels 1 and 2, separate disclosures of purchases, sales, issuances, and settlements relating to Level 3 measurements and clarification of existing fair value disclosures.  ASU 2010-06 is effective for interim and annual periods beginning after December 15, 2009, except for the requirement to provide Level 3 activity of purchases, sales, issuances, and settlements on a gross basis, which will be effective for fiscal years beginning after December 15, 2010 (the Company’s fiscal year 2012); early adoption is permitted.  The Company does not expect the adoption of ASU 2010-06 to have a material impact on its results of operations or financial position.

In February 2010, FASB issued ASU 2010-9 Subsequent Events (Topic 855) Amendments to Certain Recognition and Disclosure Requirements ("ASU 2010-9"). ASU 2010-9 amends disclosure requirements within Subtopic 855-10. An entity that is an SEC filer is not required to disclose the date through which subsequent events have been evaluated. This change alleviates potential conflicts between Subtopic 855-10 and the SEC's requirements. ASU 2010-9 is effective for interim and annual periods ending after June 15, 2010. The Company does not expect the adoption of ASU 2010-09 to have a material impact on its results of operations or financial position.

Effective July 1, 2010, we adopted the update to the accounting standard regarding derivatives and hedging (Topic 815). This update clarifies how to determine whether embedded credit derivatives, including those interests held in collateralized debt obligations and synthetic collateralized debt obligations, should be bifurcated and accounted for separately. The adoption of this standard did not have a significant impact on our results of operations.

In December 2010, the FASB issued Accounting Standards Update ASU 2010-29, Disclosure of Supplementary Pro Forma Information for Business Combinations (Topic 805). The update requires public companies to disclose pro forma information for business combinations that occur in the current reporting period. The disclosures include pro forma revenue and earnings of the combined entity for the current reporting period as though the acquisition date for all business combinations that occurred during the year had been as of the beginning of the annual reporting period. This guidance is effective for business combinations for which the acquisition date is on or after the beginning of the first annual reporting period beginning on or after December 15, 2010, with early adoption permitted. The Company’s adoption of FASB ASU No. 2010-29 effective December 1, 2010 did not have an impact on the Company’s consolidated results of operations or financial position but did result in additional disclosures.

A variety of proposed or otherwise potential accounting standards are currently under study by standard-setting organizations and various regulatory agencies. Because of the tentative and preliminary nature of these proposed standards, management has not determined whether implementation of such proposed standards would be material to the Company’s consolidated financial statements

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Principles of Consolidation and Reverse Acquisition

As previously disclosed, the Company has exchanged a total of 5,405,411 shares of common stock in exchange for 50.1% of the outstanding common shares of GROUP. Although the Company was the legal acquirer, the transaction was accounted for as a recapitalization of GROUP in the form of a reverse merger, whereby GROUP becomes the accounting acquirer and is deemed to have retroactively adopted the capital structure of the Corporation. Accordingly, the accompanying consolidated financial statements reflect the historical consolidated financial statements of GROUP for all periods presented, and do not include the historical financial statements of the Company. All costs associated with the reverse merger transaction were expensed as incurred. Those expenses totaled approximately $300,000 and were included in professional fees in administrative expenses.

The Company has based its financial reporting for the consolidation with GROUP in accordance with FASB Accounting Standard Codification (ASC) 805-40 as it relates to reverse acquisitions. Goodwill has been measured as the excess of the fair value of the consideration effectively transferred by the Company, the acquiree, for financial reporting purposes, over the net amount of the Company’s recognized identifiable assets and liabilities.

We have recorded the acquired assets and liabilities of GBSX on the acquisition date of January 6, 2011, at their fair value and the operations of GBSX have been included in the consolidated financial statements since the acquisition date.

The assets and liabilities of GROUP, the acquirer for financial reporting purposes, are measured and recognized in the consolidated financial statements at their precombination carrying amounts in accordance with ASC 805-40-45-2(a). Therefore, in a reverse acquisition, the non-controlling interest reflects the non-controlling shareholders’ proportionate interest in the pre-combination carrying amounts of GROUP’s net assets even though the non-controlling interests in other acquisitions are measured at their fair values at the acquisition date.

It should also be noted that the Company and GROUP have different year-end reporting dates. The Company’s fiscal year-end reporting date is March 31 and GROUP’s calendar year-end reporting date is December 31. The consolidation of these entities for financial reporting purposes has been performed without any adjustments for timing differences between these two reporting dates in accordance Regulation S-X Rule 3A-02.

The purpose of the acquisition was to allow GROUP easier access to American financial markets. Goodwill recognized of $8,705 KUSD was recorded upon consolidation and was calculated as the value of the consideration given less the value of the asset received. The resulting goodwill represents the benefit to be gained by gaining entry into American financial markets.

OFF BALANCE SHEET ARRANGEMENTS

We have not entered into any other financial guarantees or other commitments to guarantee the payment obligations of any third parties. We have not entered into any derivative contracts that are indexed to our shares and classified as stockholder’s equity or that are not reflected in our consolidated financial statements. Furthermore, we do not have any retained or contingent interest in assets transferred to an unconsolidated entity that serves as credit, liquidity or market risk support to such entity. We do not have any variable interest in any unconsolidated entity that provides financing, liquidity, market risk or credit support to us or engages in leasing, hedging or research and development services with us.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURES

We have had no changes in or disagreements with our accountants on accounting and financial disclosures.

DIRECTORS, EXECUTIVE OFFICERS AND CORPORATE GOVERNANCE

On April 26, 2010, Joerg Ott was appointed to serve as the sole director of the Company and to serve as the Chief Executive Officer of the Company.

On April 30, 2010, the Company retained the services of Gary MacDonald as the Company’s Executive Vice President and Chief Corporate Development Officer. On December 2, 2011, Mr. Ott, in his capacity as the then sole director of the Board of Directors, increased the size of the Board to two persons and appointed Mr. MacDonald as a member of the Board of Directors.

Pursuant to a written consent in lieu of a meeting of the Board of Directors the Company, as permitted under the Nevada Revised Statutes and the Bylaws of the Company, on March 1, 2012, the Board unanimously voted to increase the size of the Board from two to seven members and appointed David M. Darsch, John A. Moore, Jr., Mohammad Shihadah, Stephen D. Baksa and Woody A Allen (each, a “New Director” or “Independent Director” and collectively, the “New Directors” or “Independent Directors”) to fill the five vacancies created thereby until the next annual meeting of stockholders of the Company or until his respective successor is elected and qualified.

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The Board has determined that each New Director qualifies as an “Independent Director” as defined by Section 10A(m)(3)(ii) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and Rule 5065(a)(2) of the NASDAQ Marketplace Rules.

Directors hold office until the next annual meeting of the stockholders or until their successors have been elected and qualified. Officers of the Company are appointed by the Board of Directors and hold office until their death, resignation or removal from office. Executive Officers serve at the pleasure of the Board and may be removed with or without cause at any time, subject to contractual obligations between the executive officer and the Company, if any.

The table below sets forth the names, title and ages of our executive officers and directors. If applicable, the table also sets forth the date when a director commenced serving on the Company’s Board of Directors.

Name:	Position Held with the Company:	Age:	Director Since
Joerg Ott	Chief Executive Officer and Chairman of the Board (Principal Executive Officer)	47	April 26, 2010
Markus R. Ernst	Chief Financial Officer (Principal Financial and Accounting Officer)	44	—
Gary MacDonald	Executive Vice President and Chief Corporate Development Officer	57	December 2, 2011
David M. Darsch	Independent Director	55	March 1, 2012
John A. Moore, Jr.	Independent Director	59	March 1, 2012
Mohammad Shihadah	Independent Director	59	March 1, 2012
Stephen D. Baksa	Independent Director	66	March 1, 2012
Woody A. Allen	Independent Director	64	March 1, 2012

Business Experience:

Joerg Ott, Chief Executive Officer and Chairman of the Board of Director

Since April 26, 2010, Mr. Ott has been serving as the Company’s Chief Executive Officer and Chairman of the Board. Since April 2002, Joerg has also been serving as the Chief Executive Officer of GROUP Business Software AG, (a 50.1% subsidiary of the Company). GROUP Business Software AG has been trading at Frankfurt Stock Exchange since early 2000. From December 2000 to October 2002, Joerg was the Chief Executive Officer of Senator AG, a software company specializing in machine translation software. From October 1998 to December 2000, Joerg was the founding General Manager of Global Words GmbH, a technology and services company focusing on multi-lingual telephone based conference service. In 1997, Joerg founded OUTPUT! GmbH, a German based sales training company. Mr. Ott earned his MBA from University of Passau, Germany, focusing on Operations Research and Finance. He is also a Harvard Business School alumnus, graduated in 2009.

Markus R. Ernst, Chief Financial Officer

Markus R. Ernst was appointed as the Chief Financial Officer (CFO) of the Company on February 24, 2012. Mr. Ernst has 20 years of experience in the financial sector of several industries in public and private companies. He has extensive knowledge in both national and international finance and mergers and acquisitions. Since July 201, Mr. Ernst has been serving as a professional consultant to the Management Board of GROUP Business Software AG, a German-based public-company whose stock trades on the Frankfurt Exchange under the stock symbol “INW” and which is a 50.1% owned subsidiary of the Company (“GROUP”). From August 2000 to June 2011, Mr. Ernst served as the Chief Financial Officer of GROUP. In November 1995, Mr. Ernst worked as a Financial Analyst in corporate management for Gesellschaft für Zahlungssysteme GmbH (“GZS”), a privately held banking transaction processing company that now belongs to First Data Corp. (NYSE: FDC). As a senior executive and Head of Corporate Control for GZS, he was responsible for corporate planning and control. From October 1994 to October 1995, Mr. Ernst worked as a Head of Financial Operations for Seagram Germany, a subsidiary of Seagram Company Ltd., Montreal, Canada. From September 1992 to June 1994, Mr. Ernst worked as a Financial Analyst for IBM in Mainz, Germany and San Jose, California. Mr. Ernst has long time management experience in accounting, budgeting, board presentations, cash management, claims processing, financing, investments, information systems, regulatory relations and strategic planning. In October 1994, Mr. Ernst earned a Master’s Degree in International Management and Industrial Engineering at the University of Applied Science located in Mannheim, Germany and at the University of Applied Science in Ludwigshafen, Germany.

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Gary MacDonald, Executive Vice President and Chief Corporate Development Officer

Since April 30, 2010, Gary MacDonald has been serving as the Executive Vice President and Chief Corporate Development Officer of the Company.  From September 2005 to February 2008, Gary served as the Chief Operating Officer of GROUP.  Since then Mr. MacDonald has been serving as the Chief Corporate Development Officer of GROUP.  From November 2003 to August 2005, Mr. MacDonald served as the Vice President, Corporate Development and Government Relations Officer at Raydiance, Inc., a privately held research company.  From August 1994 to September 2003, Mr. MacDonald served as the Senior Vice President of Sales and Marketing at Kingston Technology Company, a privately held company in the computer hardware industry.  From October 1991 to August 1994, Mr. MacDonald served as the Vice President and Principal of Impediment Incorporated, a privately held company in the computer hardware industry.

David M. Darsch – Independent Director

Mr. Darsch has more than 30 years of experience as an entrepreneur and managing executive of technology companies. With a strong trans-Atlantic and pan-European focus, Dave has active clients in both the US and Europe. He mentors entrepreneurs and helps them develop business plans that accelerate revenue growth and/or external infusion of capital. Mr. Darsch has been involved in more than ten transactions involving the purchase, sale, merger, or infusion of capital into companies.

In 2005, Mr. Darsch founded the pan-European CEO Collaborative Forum (CEO-CF) and has been serving as its President since its founding. CEO-CF is an exclusive consortium of high-performing CEO peer groups from high growth companies across the European Union. It provides expert help, peer group collaboration, and coaching for CEOs of European-based companies with pan-European, trans-Atlantic, and trans-Asian market strategies. Current membership and alumni comprises approximately 200 CEOs from over 28 different nationalities and cultures, each sharing the common goal of scaling their companies to significant stakeholder valuation.

In 1979, Mr. Darsch founded and served as CEO of Data Management Design, Inc. a privately held software development company located in Washington, DC, until a systems integrator acquired the company in 1996. During his tenure, the company was recognized as one of the Inc. 500 fastest growing US companies.

Dave has a B.S. in international finance from University of Massachusetts. He has also been a guest lecturer at the MBA level, Dave has provided instruction at many European universities, including INSEAD University in Fontainebleau, France, London School of Business, England, IESE Business School in Barcelona, Spain, University of Chicago, USA, and ESADE University in Barcelona, Spain. He has also presented at the Europe’s 500 Conference and taught courses on entrepreneurship for the European Commission, BBVA, and Terra Lycos in Spain.

John A. Moore, Jr. – Independent Director

Mr. Moore has more than 30 years’ experience in private and public company management for information technology firms. Mr. Moore has extensive experience in strategic planning, corporate compliance, proposal preparation and pricing and SEC reporting. He has a deep knowledge of federal government contracting and financial management. From April 1997 to June 2003, Mr. Moore served as the Executive Vice President and Chief Financial Officer of ManTech International Corporation (NASDAQ: MANT) and was directly involved in taking ManTech public in 2002 as well as facilitating a secondary offering. ManTech International is engaged in providing innovative technologies and solutions for mission-critical national security programs for the intelligence community. Since April 27, 2006, Mr. Moore has been serving as a member of the Board of Directors of Horne International, Inc. (OTCBB: HNIN) and Chairman of its Board’s audit and compensation committees. Horne International is an engineering services company engaged in providing integrated, systems approach based solutions to the energy and environmental sectors to both commercial customers and to the U.S. federal government.

From April 2005 to September 2011, Mr. Moore served as a member of the Board of Directors of Paradigm Holdings, Inc. (OTC Pink Sheets: PDHO), a public company engaged in cyber security and information technology services. From 2006 to 2011, Mr. Moore served as the Chairman of the Board of Directors of MOJO Financial Services, Inc., a privately held financial services company. From 2005 to 2007, Mr. Moore served as a member of the Board of Directors of Global Secure Corporation, a privately held information technology services company. From 1994 to 2003, Mr. Moore served on the Board of Directors of ManTech International Corporation. From 1997 to 2003, Mr. Moore served on the Board of Directors of GSE Systems Inc. (AMEX: GVP), a public company engaged in simulation technology services. From 2003 to 2009 Mr. Moore served as a member of the Board of Visitors for the University of Maryland’s Smith School of Business. Mr. Moore earned an MBA from the University of Maryland in 1979 and a B.S. Degree in accounting from LaSalle University located in Philadelphia, PA in 1974.

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Mohammad Shihadah — Independent Director

Mr. Shihadah has extensive experience in technology companies incubation, establishing the vision, planning, managing the execution of the business plans, meeting the growth goals and objective, creating value for shareholders and employees, and achieving a successful exit. Mr. Shihadah has 20 years of experience in the field of software design and development, project/program management, and technical consulting.

In 1990, Mr. Shihadah founded Applications Technology, Inc. (AppTek). AppTek, headquartered in McLean, Virginia, is a U.S. company specializing in software development for human language technology (HLT). In November 2011, AppTex acquired Science Applications International Corporation. Since February 2002, Mr. Shihadah has been serving as a member of the Board of Directors of Ignite Media Solutions, a privately held company engaged in providing pay-per-performance based integrated multi-channel solutions.

Mr. Shihadah serves as a member of the Board of Directors of Net2Voice, Inc., a privately held company engaged in the development of multilingual voice-enabled solutions for the Internet and telephone. Mr. Shihadah is also an observer on the Board of Directors of Pixelligent, a privately held entity engaged in nanotechnology.

Mr. Shihadah is currently the Managing Director of Bridge Holdings, an investment fund directed for technology startup companies. Mr. Shihadah earned a Master’s degree in 1991 from the University of Oregon in Computer Information Science, and a holds a B.S. Degree in Mathematics from Portland State University.

Stephen D. Baksa — Independent Director

Since November 1, 2011, Mr. Baksa has been serving as a director of Single Touch Systems, Inc. (OTCBB: SITO), a public company engaged in providing innovative mobile media solutions to retailers, advertisers and brands. Mr. Baksa was a General Partner at the Vertical Group from 1989 through 2010, a private equity and venture capital firm focused on the fields of medical technology and biotechnology. He is currently employed at the Vertical Group as an advisor/consultant. For more than 30 years, The Vertical Group has been an early stage investor and major shareholder of some of the medical technology industry’s most successful companies. Before Mr. Baksa joined The Vertical Group, he was co-founder of Paddington Partners, a firm engaged in special situation investing focused on public health care equities. Mr. Baksa holds an M.B.A. from The Rutgers School of Business (1969) and a B.A. in Economics from Gettysburg College (1967).

Woody A. Allen – Independent Director

Mr. Allen is a business strategist, coach and mentor to companies in the United States and Europe. He has more than 35 years’ experience as a C-level executive, including roles as President, Executive Vice President, Chief Financial Officer and Chairman of the Board for publicly traded companies. He has extensive boardroom experience, having served on the Boards of Directors of numerous companies in a wide variety of businesses, ranging from radio broadcasting to semiconductor equipment manufacturing. In1992, Mr. Allen founded Allen Management Services, a privately held company which offers financial guidance, and leadership and executive training, to mid and high level executives of small to medium sized businesses, and has been serving as its President since its founding. Since 2001, Mr. Allen has been serving as the Chief Financial Officer for BIA-Financial Network, a privately held company which offers research and consulting services to local media. From February 2000 to October 2003, Mr. Allen served as the Chairman of the Board of Directors of Precision Auto Care, Inc. (OTC Pink Sheets: PACI), a global franchisor of auto care centers. Since 1998 and through the present, Mr. Allen has been serving as a member of the Board of Directors of Precision Auto Care and the Chairman of its audit committee. Since 2005, Mr. Allen has been serving as a Board member for CEO-CF, a privately held European-based company specializing in facilitating collaboration amongst entrepreneurial CEO’s. Mr. Allen was also the Executive Vice President and Chief Financial Officer for EZ Communications (EZCIA) from 1973 through 1992, and served on the Company’s Board and was Chairman of its Audit Committee from 1979 through 1996, when the Company was sold. He is a certified Master Somatic Coach with Strozzi Institute, a California-based educational organization, and has been published in an anthology entitled, “Being Human at Work.” Since 2008, Mr. Allen has also been a colleague with Synthesis-LLC, a New York based training and development organization that mobilizes leadership teams to create increased productivity, satisfaction and value.

Family Relationships

There are no family relationships between or among any of our current directors, executive officers or persons nominated or charged by the Company to become directors or executive officers. There are no family relationships among our officers and directors and the officers and directors of our direct and indirect subsidiaries.

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Involvement in Certain Legal Proceedings

None of the directors or executive officers has, during the past ten years:

(a)	Had any bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time;

(b)	Been convicted in a criminal proceeding or subject to a pending criminal proceeding;

(c)	Been subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities, futures, commodities or banking activities; or

(d)	Been found by a court of competent jurisdiction (in a civil action), the Securities and Exchange Commission or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated.

Code of Ethics

We have not yet adopted a Code of Ethics due to our limited size but we intend to do so in the near future.

Corporate Governance

Board Committees:

Audit Committee

On March 1, 2012, the Board established a standing Audit Committee comprised of two of the New Directors, John A. Moore, Jr. and Woody Allen, and Gary MacDonald; and Mr. Moore was appointed the Chairman of the Audit Committee. Messrs. Moore and Allen each qualify as an “Independent Director” as defined by Section 10A(m)(3)(ii) of the Exchange Act or Rule 5605(a)(2) of the NASDAQ Marketplace Rules. Mr. MacDonald also serves as the Executive Vice President and Chief Development Officer of the Company and its 50.1% subsidiary, GROUP Software AG, a German publicly-traded company, and therefore, does not qualify as an “Independent Director.”

The Audit Committee assists the Board in fulfilling its responsibility to oversee the conduct and integrity of the Company’s financial reports, internal controls and compliance with legal and regulatory requirements, with ultimate authority to: (i) select, appoint, dismiss, oversee the compensation of and oversee the Company’s independent auditors; (ii) preapprove all auditing and non-auditing services to be provided by the independent auditors (other than nonauditing services that are de minimis); (iii) oversee the independence and qualification of the Company’s independent auditors; (iv) oversee the performance of the Company’s internal audit and surveillance functions; and (v) prepare any reports of the Committee that are required by the rules of the Securities and Exchange Commission to be included in the Company’s annual proxy statement.

Designation of “Audit Committee Financial Expert”

On March 1, 2012, Mr. Moore was unanimously designated by the Board as the “audit committee financial expert” as that term is defined under Item 407(d)(5)(ii) of Regulation S-K based on Mr. Moore’s business experience as reflected above.

Compensation Committee

On March 1, 2012, the Board established a standing Compensation Committee comprised of the Independent Directors. On March 1, 2012, Mr. Allen was appointed as the Chairman of the Compensation Committee.

The Compensation Committee assists the Board in establishing and overseeing the Company’s compensation philosophy, policies and practices, including but not limited to those related to incentive compensation and equity-based plans, retention severance and retirement programs, and any other employee benefit plans or programs.

Corporate Governance, Regulatory and Nominating Committee:

On March 1, 2012, the Board established a standing Corporate Governance, Regulatory and Nominating Committee comprised of the Independent Directors. On March 1, 2012, Mr. Allen was appointed as the Chairman of the Committee.

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The purpose of the Corporate Governance, Regulatory and Nominating Committee is to develop and recommend to the Board the governance processes and principles applicable to the Company; oversee the periodic evaluation of the Board and committees; and, generally, have a leadership role in shaping the Company’s corporate governance policies.

EXECUTIVE COMPENSATION

The following table sets forth all plan and non-plan compensation  for the last two completed fiscal years paid to all individuals who served as the Company’s principal executive officer or acting in similar capacity during the last completed fiscal year (“PEO”), regardless of compensation level,  and other individuals as required by Item 402(m)(2) of Regulation S-K. We refer to all of these individuals collectively as our “named executive officers.”

SUMMARY COMPENSATION TABLE
Name and Principal Position	Fiscal Year Ended March 31,	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)(4)	Total ($)
Joerg Ott —Chief Executive Officer and Chairman (PEO)
	2011	$120,000	—	—	—	—	—	—	$120,000
	2010	—	—	—	—	—	—	—	—

Significant Employees

Other than our executive officers, GBSX did not have any significant employees at March 31, 2011.

Outstanding Equity Awards at Fiscal Year-End

As of March 31, 2011, we had not adopted any equity compensation plan and no stock, options, or other equity securities were awarded to our principal executive officer or two other most highly compensated executive officers.

2011 Stock Option Plan

On March 30, 2011, the Board of Directors adopted a stock incentive program entitled the 2011 Stock Option Plan (the “Plan”), subject to stockholder approval. As of the date of this prospectus, the Company stockholders have not approved of the Plan nor has the Company granted any awards under the Plan. A summary of the Plan is contained in this prospectus in the section entitled, “Market For Registrant’s Common Equity, Related Stockholder Matters and Issuer Purchases of Equity Securities.”

Employment Agreements, Termination of Employment and Change-in-Control Arrangements with our Executive Officers

Markus R. Ernst

Mr. Ernst has agreed to serve as the Chief Financial Officer of the Company pursuant to a Consultant Services Agreement, dated February 24, 2012 (the “Agreement”), between the Company and Green Minds Venture GmbH, a German corporation wholly-owned by Mr. Ernst (the “Vendor”), for the initial term commencing on February 24, 2012 and terminating on March 31, 2012 (the “Term”), unless terminated earlier be Mr. Ernst and/or the Company pursuant to the terms of the Agreement. Pursuant to the Agreement, after the Term, Mr. Ernst will continue serving as the Company’s CFO on a six-month to six-month basis until either party provides the other party written notice at least thirty (30) days prior to expiration of the applicable term.

In consideration of the services to be rendered during the Term, the Company has agreed to pay the Vendor a base monthly fee (“Base Payment”) of $11,450 plus any taxes, such as a valued added tax (“VAT”), which shall be adjusted from time to time as determined by the Company or the Board based upon the Company's performance as well as the Vendor meeting certain performance objectives. During the term, Vendor will be eligible to earn bonuses as determined by the Board based upon Vendor’s and the Company’s performance as follows:

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(i) $20,000 plus any taxes such as VAT, if the Company’s stock is trading above $5.00 for a consecutive 3-month period prior to the end of the Company’s fiscal year ending March 31, 2012 and/or 2013;

(ii) $30,000 plus any taxes such as VAT, if the Company’s stock is trading above $7.50 for a consecutive 3-month period prior to the end of Company’s fiscal year ending March 31, 2013 and/or 2014;

(iii) $25,000 plus any taxes such as VAT, if the Company is trading on the American Stock Exchange (AMEX) for a consecutive 3-month period, and $50,000 plus any taxes such as VAT, if the Company’s stock is trading on the NYSE or NASDAQ for a consecutive 3-month peirod;

(iv) An annual cash payment equal to 7% of the Company’s fiscal year operating income (before taxes and bonuses) up to a maximum amount of $250,000 plus any taxes such as VAT per each fiscal year.

The Company has also agreed to grant the Vendor stock options to acquire 200,000 shares of the Company’s common stock subject to the terms and conditions of the Company’s 2011 ESOP. The options have not been granted as of the filing of this Form 8-K.

The Company shall pay or reimburse Vendor for all reasonable business expenses including, without limitation, cell phones, personal digital assistants (PDA) devices, business travel expenses, reasonably incurred or paid by Vendor in the performance of his responsibilities in accordance with the Company's prevailing policy and practice relating to reimbursements as modified from time to time.

The Vendor may terminate the Agreement upon six months’ prior written notice or by payment to the Company of an amount equal to the Base Salary in lieu of such notice under the Agreement at any time for any reason. In the event of a termination of the Agreement by the Vendor, he shall be entitled to the Accrued Payments (as defined in the Agreement)

The Company may terminate the Agreement with or without “Cause” (as defined in the Agreement) at any time upon prior written notice to Vendor. In the event of a termination of the Agreement for Cause, Vendor shall be entitled only to the Accrued Payments. In the event the Company terminated the Agreement without Cause or if the Vendor terminates the Agreement with “Good Reason” (as defined in the Agreement), the Company has agreed to pay the Vendor all Accrued Expenses as well as a Compensation Package (as defined in the Agreement).

Compensation of Directors

During the fiscal year ended March 31, 2011, we did not pay any compensation or grant any stock options to our directors.

Director Agreements

General

Pursuant to letter agreements (referenced below) between the Company and each New Director, the Company has agreed to pay each New Director an annual retainer of $10,000 payable on a quarterly basis on the 15th day of each April, July, October and January of each year. The Chairman of the Audit Committee is also to receive an annual retainer of $8,000, payable on a quarterly basis. The Chairmen of the Compensation Committee and the Corporate Governance, Regulatory and Nominating Committee are each to receive an annual retainer of $1,000, payable on a quarterly basis.

The Company has agreed to pay each Independent Director $2,000 for each Board meeting (based on four meetings per year). The Company has agreed to pay each Independent Director serving on the Audit Committee a fee of $2,000 for each Audit Committee meeting (based on four meetings per year). The Company has agreed to pay each Independent Director serving on the Compensation Committee and/or the Corporate Governance, Regulatory and Nominating Committee a fee of $2,000 for each meeting of the respective committee (based on one meeting per year).

David M. Darsch

Pursuant to a letter agreement, dated January 26, 2012, as amended, the Company agreed to pay Mr. Darsch an annual retainer fee of $10,000 in consideration for serving as an Independent Director of the Board. The Company also agreed to issue Mr. Darsch stock options to purchase 25,000 shares of common stock of the Company from the date of grant until the third anniversary from the date of grant for an exercise price equal to the Fair Market Value (as that term is defined in the Company’s 2011 Stock Option Plan) of the common stock on the date of grant. The Board adopted the 2011 Stock Option Plan (the “Plan”) on March 30, 2011, subject to stockholder approval.

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John A. Moore, Jr.

Pursuant to a letter agreement, dated January 26, 2012, as amended, the Company has agreed to pay Mr. Moore an annual retainer fee of $18,000 in consideration for serving as an Independent Director of the Board and Chairman of the Audit Committee. The Company also agreed to issue stock options to Mr. Moore to purchase 25,000 shares of common stock of the Company from the date of grant until the third anniversary from the date of grant for an exercise price equal to the Fair Market Value (as that term is defined in the Plan) of the common stock on the date of grant.

Mohammad Shihadah

Pursuant to a letter agreement, dated January 26, 2012, as amended, the Company has agreed to pay Mr. Shihadah an annual retainer fee of $10,000 in consideration for serving as an Independent Director of the Board. The Company also agreed to issue Mr. Shihadah stock options to purchase 25,000 shares of common stock of the Company from the date of grant until the third anniversary from the date of grant for an exercise price equal to the Fair Market Value (as that term is defined in the Plan) of the common stock on the date of grant.

Stephen D. Baksa

Pursuant to a letter agreement, dated February 24, 2012, as amended, the Company has agreed to pay Mr. Baksa an annual retainer fee of $10,000 in consideration for serving as an Independent Director of the Board. The Company also agreed to issue Mr. Baksa stock options to purchase 25,000 shares of common stock of the Company from the date of grant until the third anniversary from the date of grant for an exercise price equal to the Fair Market Value (as that term is defined in the Plan) of the common stock on the date of grant.

Woody A. Allen

Pursuant to a letter agreement, dated January 26, 2012, as amended, the Company has agreed to pay Mr. Allen an annual retainer fee of $12,000 in consideration for serving as an Independent Director of the Board and as the Chairman of the Board’s Compensation Committee and Corporate Governance, Regulatory and Nominating Committee. The Company also agreed to issue Mr. Allen stock options to purchase 25,000 shares of common stock of the Company from the date of grant until the third anniversary from the date of grant for an exercise price equal to the Fair Market Value (as that term is defined in the Plan) of the common stock on the date of grant.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT AND RELATED

STOCKHOLDER MATTERS

Securities Authorized for Issuance under Equity Compensation Plan

On March 30, 2011, the Board of Directors adopted a stock incentive program entitled the 2011 Stock Option Plan (the “Plan”), subject to stockholder approved, and reserved for issuance an aggregate of 5,000,000 shares of Common Stock to be issued pursuant to awards granted under the Plan. As of the date of this prospectus, the Company’s stockholders have not approved on the Plan nor has the Company granted any awards under the Plan. A summary of the Plan is contained in this prospectus in the section entitled, “Market For Registrant’s Common Equity, Related Stockholder Matters and Issuer Purchases of Equity Securities.”

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Security Ownership of Certain Beneficial Owners and Management

The following table sets forth certain information regarding our Common Stock beneficially owned as of March 30, 2012, for (i) each stockholder known to be the beneficial owner of 5% or more of our outstanding Common Stock, (ii) each executive officer and director, and (iii) all executive officers and directors as a group. In general, a person is deemed to be a “beneficial owner” of a security if that person has or shares the power to vote or direct the voting of such security, or the power to dispose or to direct the disposition of such security. A person is also deemed to be a beneficial owner of any securities of which the person has the right to acquire beneficial ownership within 60 days.  Shares of Common Stock subject to options, warrants or convertible securities exercisable or convertible within 60 days are deemed outstanding for computing the percentage of the person or entity holding such options, warrants or convertible securities but are not deemed outstanding for computing the percentage of any other person. Percentages are determined based on 28,211,664 shares of Common Stock of the Company issued and outstanding as of March 30, 2012. To the best of our knowledge, subject to community and marital property laws, all persons named have sole voting and investment power with respect to such shares, except as otherwise noted.

Name and Address of Beneficial Owner (1)	Number of Shares of Common Stock (2)		% of Class of Stock Outstanding (3)
Executive Officers and Directors:
Joerg Ott —Chairman and Chief Executive Officer (Principal Executive Officer)	1,850,000	(4)	6.56%
Markus R. Ernst —Chief Financial Officer (Principal Financial and Accounting Officer)	0		—
Gary MacDonald —Executive VP, Chief Development Officer and Director	100,000		*
David M. Darsch —Director	0		-
John A. Moore, Jr. —Director	0		-
Mohammad Shihadah —Director	0		-
Stephen D. Baksa —Director 2 Woods Lane Chatham, New Jersey 07928	2,435,000 (5)		8.41%
Woody A. Allen —Director	0		—
All Officers and Directors as a group (8 persons)	4,285,000 (4), (5)		14.80%

5% Stockholders:
Edward M. Giles 17 Heights Road Plandome, New York 11030	2,320,000 (6)		8.07%
LVM Landwirstchaftlicher Versicherungsverei Vorstand Herr Herwig Kolde Ring 21 Muenster, Germany 4826	1,495,000		5.30%

* Less than 1%

(1)	Unless otherwise indicated, the address of the named beneficial owner is c/o GBS Enterprises Incorporated, 585 Molly Lane, Woodstock, GA 30189.
(2)	Security ownership information for named beneficial owners (other than executive officers and directors of the Company) is taken from statements filed with the Securities and Exchange Commission pursuant to information made known by the Company and from the Company’s transfer agent.
(3)	Based on 28,211,664 shares of Common Stock outstanding as of March 30, 2012.

(4)	Consists of (i) 300,000 shares of Common Stock held directly by Mr. Ott and (ii) 1,550,000 shares of Common Stock held indirectly by Mr. Ott through vbv Vitamin-B Venture GmbH, an entity of which Mr. Ott is the Managing Member.
(5)	Consists of (i) 1,685,000 shares of Common Stock held directly, (ii) 300,000 shares of Common Stock indirectly held as co-trustee of two trusts for his adult children, (iii) 450,000 shares of Common Stock issuable upon the exercise of 450,000 Investor Warrants. Mr. Baksa disclaims beneficial ownership of the 300,000 shares of Common Stock held by the two-trusts for his adult children.

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(6)	Consists of: (i) 1,130,000 shares of Common Stock held directly by Edward M. Giles, (ii) 560,000 shares of Common Stock held by Isles Capital, L.P., a limited partnership over which Mr. Giles exercises investment discretion, (iii) 80,000 shares of Common Stock held by Edward M. Giles 2010 Roth IRA, (iv) 80,000 shares of Common Stock issuable upon the exercise of 80,000 Private Placement Warrants held by Edward M. Giles 2010 Roth IRA, (v) 190,000 shares of Common Stock issuable upon the exercise of 190,000 Investor Warrants and (vi) 280,000 shares of Common Stock issuable upon the exercise of 280,000 Investor Warrants held by Isles Capital, L.P.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS, AND DIRECTOR INDEPENDENCE

In March 2011, the Company consummated a private placement offering of an aggregate of 6,044,000 Units at a purchase price of $1.25 per Unit, for gross proceeds of $7,555,000. Each Unit was comprised of one share of Common Stock and one three-year Warrant to purchase one share of Common Stock at an exercise price of $1.50 per share.

In the Offering, Stephen D. Baksa, member of the Board of Directors of the Company, purchased an aggregate of 700,000 Units for total purchase price of $875,000. On November 29, 2011, Mr. Baksa exercised the 700,000 Warrants included in the Units for an aggregate exercise price of $1,050.000.

In March 2012, the Company sold an aggregate of 2,020,000 Investor Warrants to five “accredited investors,” one of whom is Stephen D. Baksa, a member of the Board of Directors. Mr. Baksa purchased 700,000 Investor Warrants for an aggregate of $10 on March 26, 2012. On March 26, 2012, Mr. Baksa exercised 250,000 Investor Warrants to purchase 250,000 shares of Common Stock for an aggregate exercise price of $125,000.

LEGAL MATTERS

The validity of the shares of our Common Stock offered hereby has been passed upon for us by The Sourlis Law Firm located at The Courts of Red Bank, 130 Maple Avenue, Suite 9B2, Red Bank, New Jersey 07701.

EXPERTS

The Sourlis Law Firm located at The Courts of Red Bank, 130 Maple Avenue, Suite 9B2, Red Bank, New Jersey 07701, assisted the Company in the preparation and filing of the Registration Statement on Form S-1, of which this prospectus forms a part.

Our audited financial statements as of and for the years ended March 31, 2011 and 2010 have been included in this prospectus in reliance upon the report of K.R Margetson Ltd., Chartered Accountant, located at 331 East 5th Street, North Vancouver, BC V7L 1M1, Canada,  and their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the United States Securities and Exchange Commission, 100 F. Street, N.E., Washington, D.C. 20549, a registration statement on Form S-1 under the Securities Act for the Common Stock offered by this prospectus. We have not included in this prospectus all the information contained in the registration statement and you should refer to the registration statement and its exhibits for further information.

The registration statement and other information may be read and copied at the SEC’s Public Reference Room at 100 F. Street N.E., Washington, D.C. 20549. The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC maintains a web site ( http://www.sec.gov ) that contains the registration statements, reports, proxy and information statements and other information regarding registrants that file electronically with the SEC such as us.

You may also read and copy any reports, statements or other information that we have filed with the SEC at the addresses indicated above and you may also access them electronically at the web site set forth above. These SEC filings are also available to the public from commercial document retrieval services.

62

Disclosure of Commission Position on Indemnification of Securities Act Liabilities

The Company’s articles of incorporation provides that to the fullest extent allowed by law, the directors and executive officers of the Company shall be entitled to indemnification from the Company for acts or omissions taking place in connection with their activities in such capacities. The effect of this provision of our articles of incorporation, is to eliminate our rights and the rights of our stockholders (through stockholders’ derivative suits on behalf of our company) to recover damages against a director or officer for breach of the fiduciary duty of care as a director or officer (including breaches resulting from negligent or grossly negligent behavior), except under certain situations defined by statute. We believe that the indemnification provisions in our articles of incorporation, are necessary to attract and retain qualified persons as directors and officers.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable.

63

INDEX TO CONSOLIDATED FINANCIAL STATEMENTS

Page No.:

Unaudited Interim Consolidated Financial Statements for Fiscal Quarter Ended December 31, 2011
Consolidated Balance Sheets — December 31, 2011 and March 31, 2011	F-1

Consolidated Statements of Operations For the Three and Nine Month Periods Ended December 31, 2011 and 2010	F-3

Consolidated statements of Cash Flows For the Nine Month Periods Ended December 31, 2011 and 2010	F-4

Notes	F-5

Audited Consolidated Financial Statements for Fiscal Year Ended March 31, 2011
Report of Independent Registered Public Accounting Firm	F-17

Consolidated Balance Sheets - March 31, 2011 and 2010	F-18

Consolidated Statements of Operations For the years ended March 31, 2011 and 2010	F-20

Consolidated Statements of Equity For the period from April 1,2009 to March 31, 2011	F-21

Consolidated statements of Cash Flows For the Years Ended March 31, 2011 and 2010	F-22

Notes	F-23

64

GBS Enterprises Incorporated

Consolidated Balance Sheets

December 31, 2011 and March 31, 2011

(Unaudited)

	December 31, 2011	March 31, 2011
	$	$
Assets
Current Assets
Cash and cash equivalents	3,537,517	8,530,864
Debtors (Accounts receivable)	4,544,023	5,698,321
Inventories	264,611	-
Prepaid expenses	1,097,370	1,423,281
Other receivables	796,454	2,222,887
Total current assets	10,239,975	17,875,353

Property, plant and equipment - Note 5	2,133,969	298,497
Financial assets	2,818,310	837,481
Investment in related company, at equity	285,908	290,973
Prepaid expenses	725,178	-
Deferred tax assets	3,385,350	1,136,135
Goodwill - Note 6	49,693,027	39,688,966
Software - Note 7	17,110,114	16,514,894
Other assets	319,139	223,630
Total non-current assets	76,470,995	58,990,576

Total assets	86,710,970	76,865,929

Liabilities and stockholders' equity
Current liabilities
Notes payable	1,462,560	1,440,295
Liabilities to banks	39,073	50,073
Accounts payables and accrued liabilities	5,489,528	4,996,748
Deferred income	7,200,058	6,208,458
Other liabilities	3,507,192	2,820,002
Due to related parties - Note 8	475,579	830,156
Shares payable - Note 9	298,956	-
Total current liabilities	18,472,945	16,345,732

Liabilities to banks	3,606,461	780,277
Deferred tax liabilities	611,849	878,450
Retirement benefit obligation	163,648	153,962
Other liabilities	2,786,781	6,127,373
Total non-current liabilities	7,168,739	7,940,062

Total liabilities	25,641,684	24,285,794

F-1

GBS Enterprises Incorporated

Consolidated Balance Sheets

December 31, 2011 and March 31, 2011

(Unaudited)

	December 31, 2011	March 31, 2011
	$	$
Stockholders' equity
Capital stock - Note 10
Authorized:
75,000,000 common shares of $.001 par value each
25,000,000 peferred shares of $.001 par value each
Issued and outstanding
27,247,958 shares of common stock
(22,544,000 shares at March 31, 2011)	27,248	22,544
Additional paid in capital	47,325,971	33,894,661
Deficit	(2,888,488)	(322,519)
Other comprehensive income	73,951	(13,639)

	44,538,682	33,581,047
Noncontrolling interest in subsidiaries	16,530,604	18,999,088

Total stockholders' equity	61,069,286	52,580,135

Total stockholders' equity and liabilities	86,710,970	76,865,929

F-2

GBS Enterprises Incorporated

Consolidated Statements of Operations

For the Three and Nine Month Periods Ended December 31, 2011 and 2010

(Unaudited)

	For the three months		For the nine months
	Ended December 31		Ended December 31
	2011	2010	2011	2010
	$	$	$	$
Revenues
Products	2,606,206	2,187,721	6,980,202	7,339,747
Services	5,623,112	3,174,339	14,340,149	10,619,891
	8,229,318	5,362,060	21,320,351	17,959,638
Cost of goods sold
Products	1,876,286	1,229,394	3,976,750	3,770,174
Services	2,817,317	1,489,334	6,866,807	4,917,742
	4,693,603	2,718,728	10,843,557	8,687,916

Gross profit	3,535,715	2,643,332	10,476,794	9,271,722

Operating expenses
Selling expenses	4,308,647	2,036,168	12,277,502	7,537,061
Administrative expenses	1,589,374	715,228	4,846,513	2,724,305
General expenses	160,161	397,130	861,017	979,973
	6,058,183	3,148,526	17,985,032	11,241,339

Operating income	(2,522,468)	(505,194)	(7,508,238)	(1,969,617)

Other Income (expense)
Other Income (expense)	(245,631)	(533,815)	64,916	888,513
Interest income	2,563	2,366	19,449	19,455
Interest expense	(43,471)	527,293	(251,955)	307,239
	(286,539)	(4,156)	(167,590)	1,215,207

Income (loss) before income taxes	(2,809,007)	(509,350)	(7,675,828)	(754,410)

Income tax (income) expense	(971,062)	(456,672)	(2,554,134)	(416,597)

Net income (loss)	(1,837,945)	(52,680)	(5,121,694)	(337,813)

Net income (loss) attributable to non controlling interest	(932,163)	575	(2,555,725)	(8,996)

Net income (loss) attributable to stockholders	(905,782)	(53,255)	(2,565,969)	(328,817)

Other comprehensive income	144,444	-	174,831	9,572
Other comprehensive income
attributable to non noncontrolling interest	72,078	-	87,240	4,777

Net income (loss) and comprehensive income (loss) attributed to stockholders	(833,416)	(53,255)	(2,478,378)	(324,022)

Net earnings (loss) per share, basic and diluted	$(0.04)	$0.00	$(0.10)	$(0.02)

Weighted average number of common stock
outstanding, basic and diluted	25,458,401	16,500,000	24,632,896	16,500,000

F-3

GBS Enterprises Incorporated

Consolidated statements of Cash Flows

For the Nine Month Periods Ended December 31, 2011 and 2010

(Unaudited)

	December 31, 2011	December 31, 2010
	$	$
Cash flow from operating activities
Net loss / net income	(2,565,969)	(328,817)
Adjustments
Deferred income taxes	(2,515,815)	(485,886)
Depreciation and amortization	3,462,047	3,125,805
Earnings from equity investment	5,065	12,282
Minority interest losses	(2,555,725)	(8,996)
Stock based compensation	34,000	-
Foreign exchange	140,831	-
Changes in operating assets and liabilities
Accounts receivable and other assets	2,181,463	2,613,710
Retirement benefit obligation	(95,510)	75,149
Inventories	(264,611)	(7,510)
Accounts payable and other liabilities	2,227,834	(1,465,629)
Net cash provided by operating activities	53,610	3,530,107

Cash flow from investing activities
Purchase of intangible assets	(3,035,533)	(5,091,537)
Purchase of property, plant and equipment	(2,186,029)	(5,278)
Purchase of financial assets	(1,980,066)	97,958
Net cash used in investing activities	(7,201,629)	(4,998,857)

Cash flow from financing activities
Net borrowings - banks	2,815,184	772,958
Other borrowings	(3,330,906)	460,062
Net proceeds from exercise of warrants	3,024,970	-
Loans from related party	(354,577)	-
Net cash used in financing activities	2,154,671	1,233,020

Net decrease in cash	(4,993,347)	(235,730)
Cash and cash equivalents - Beginning of period	8,530,864	1,744,965

Cash and cash equivalents - End of period	3,537,517	1,509,235

Note 11 - Supplemental Cash Flow Information

F-4

NOTE 1 – INTERIM REPORTING

The accompanying unaudited interim consolidated financial statements have been prepared in accordance with generally accepted accounting principles for interim financial statements prepared under the accrual basis of accounting in accordance with accounting principles generally accepted in the United States of America. They do not include all information and footnotes required by generally accepted accounting principles for complete financial statements. However, except as disclosed herein, they include all adjustments, which are, in the opinion of management, necessary to present fairly the financial position, results of operations and cash flows for the interim periods presented in accordance with accounting principles generally accepted in the United States of America. These interim financial statements follow the same accounting policies and methods of their application as the Company’s audited March 31, 2011 financial statements. All adjustments are of a normal recurring nature. It is suggested that these interim financial statements be read in conjunction with the Company’s March 31, 2011 financial statements.

Operating results for the nine months ended December 31, 2011 are not necessarily indicative of the results that can be expected for the year ending March 31, 2012.

NOTE 2 - OPERATIONS AND RESTRUCTURING

GBS Enterprises Incorporated, a Nevada corporation (sometimes referred to in these statements as the “Company,” “GBSX,” “we,” “us,” “our” or similar terms), conducts its primary business through its 50.1% owned subsidiary, GROUP Business Software AG (“GROUP”), a German-based public-company whose stock trades on the Frankfurt Exchange under the stock symbol INW. GROUP’s core business is focused on serving IBM’s Lotus Notes and Domino market where it has become IBM’s largest provider of business solutions worldwide. GROUP caters primarily to mid-market and enterprise-size organizations having over 3,500 customers in thirty-eight countries spanning four continents, representing more than 5,000,000 active users of its products. GROUP’s customers include Abbot, Ernst & Young, Deutsche Bank, Bayer, HBSC, Merck and Toyota. GROUP provides Cloud Computing technology, IBM Lotus Notes/Domino Application Transformation technology, Email Management software, Lotus Software Services, Customer Relationship Management software and Risk & Compliance Management solutions. Headquartered in Eisenach, Germany, GROUP has offices throughout Europe and North America.

General Corporate History

We were incorporated in Nevada on March 20, 2007 as SWAV Enterprises Ltd. (“SWAV”). SWAV was an importer and wholesaler of Chinese manufactured goods.

On April 26, 2010, SWAV purchased certain assets of Lotus Holdings Limited (“Lotus”) pursuant to an Asset Purchase Agreement in consideration for aggregate of 2,265,240 shares of SWAV common stock. Lotus is a holding company specializing in software technology and training services, particularly in the areas of advanced software development tools, innovative point-of-care electronic health record (EHR) software, and sales training.

Simultaneously with SWAV’s acquisition of Lotus, the SWAV stockholders sold an aggregate of 11,984,770 shares of SWAV common stock to Lotus, for an aggregate purchase price of $370,000.

Upon the consummation of the acquisition, the then executive officers and directors of SWAV resigned and Joerg Ott was appointed as the Company’s Chief Executive Officer, President and Chairman of the Board of Directors.

On September 6, 2010, SWAV’s name was changed to GBS Enterprises Incorporated. On October 14, 2010, the Company’s trading symbol on the OTC Bulletin Board was changed from SWAV to GBSX.

F-5

NOTE 2 - OPERATIONS AND RESTRUCTURING (continued)

On November 5, 2010, the Company entered in to an agreement to acquire approximately 28.2% of the outstanding common shares of GROUP Business Software AG, (“GROUP”) a German company, trading on the Frankfurt Stock Exchange under the symbol INW. The Company purchased 3,043,985 of its own shares for $300,000 and then exchanged those shares for 7,115,500 shares of common stock of GROUP. Their fair value was calculated at $0.5479 per share as determined by an independent valuation firm. The agreement was effective December 30, 2010. The acquisition was a two-step transaction, culminating in a share exchange.

On January 6, 2011, the Company acquired an additional aggregate of 5,525,735 shares of common stock of GROUP in exchange for 2,361,426 shares of common stock of the Company. The acquisition represents approximately 21.9% of the issued and outstanding shares of GROUP. The effect of this transaction is that the Company gained a 50.1% controlling interest of GROUP with an aggregate of 12,641,235 common shares. The value of this additional purchase, using the same techniques as the previous acquisition, was $2,796,000, based on a value of $0.506 per share.

NOTE 3 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

This summary of significant accounting policies is presented to assist in understanding the financial statements. The financial statements and notes are the representations of the Company’s management, who is responsible for their integrity and objectivity.

There have been no changes in accounting policies form those disclosed in the notes to the audited financial statements for March 31, 2011.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. The financial statements above reflect all of the costs of doing business.

Cash and Cash Equivalents

For purposes of the Statement of Cash Flows, management considers liquid investments with an original maturity of three months or less to be cash equivalents. As at December 31, 2011, the Company did not have any cash equivalents ($nil – 2010).

Comprehensive Income (Loss)

The Company adopted FASB Codification topic 220, Reporting Comprehensive Income, which establishes standards for the reporting and display of comprehensive income and its components in the financial statements. Comprehensive income consists of net income and other gains and losses affecting stockholder's equity that are excluded from net income, such as unrealized gains and losses on investments available for sale, foreign currency translation gains and losses and minimum pension liability. Since inception, the Company’s other comprehensive income represents foreign currency translation adjustments.

F-6

NOTE 3 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Net Income per Common Share

FASB Codification topic 260, Earnings per share, requires dual presentation of basic and diluted earnings per share (EPS) with a reconciliation of the numerator and denominator of the EPS computations. Basic earnings per share amounts are based on the weighted average shares of common stock outstanding. If applicable, diluted earnings per share would assume the conversion, exercise or issuance of all potential common stock instruments such as options, warrants and convertible securities, unless the effect is to reduce a loss or increase earnings per share. Diluted net income (loss) per share on the potential exercise of the equity-based financial instruments is not presented where anti-dilutive. There were no adjustments required to net income for the period presented in the computation of diluted earnings per share.

Financial Instruments

Financial instruments consist of cash and cash equivalents, accounts receivable, financial assets, notes payable, liabilities to banks, accounts payable and accrued liabilities and other liabilities. As of the financial statement date, the Company does not hold any derivate financial instruments. Financial assets and liabilities are measured upon first recognition and reviewed at the financial statement date. Changes in fair value are recognized through profit and loss. Unless otherwise noted, it is management’s opinion that the Company is not exposed to significant interest or credit risks arising from these financial instruments.

Fair Value Measurements

The Company follows FASB Codification topic 820, Fair Value Measurements and Disclosures, for all financial instruments and non-financial instruments accounted for at fair value on a recurring basis. This accounting standard establishes a single definition of fair value and a framework for measuring fair value, sets out a fair value hierarchy to be used to classify the source of information used in fair value measurement and expands disclosures about fair value measurements required under other accounting pronouncements. It does not change existing guidance as to whether or not an instrument is carried at fair value. The Company defines fair value as the price that would be received from selling an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. When determining the fair value measurements for assets and liabilities, which are required to be recorded at fair value, the Company considers the principal or most advantageous market in which the Company would transact and the market-based risk measurements or assumptions that market participants would use in pricing the asset or liability, such as inherent risk, transfer restrictions and credit risk.

The Company has adopted FASB Codification topic 825, Financial Instruments, which allows companies to choose to measure eligible financial instruments and certain other items at fair value that are not required to be measured at fair value. The Company has not elected the fair value option for any eligible financial instruments.

Impairment of Long-Lived Assets

The Company evaluates the recoverability of its fixed assets and other assets in accordance with FASB Codification topic, 360.10, Property, Plant and Equipment, Impairment or Disposal of Long-Lived Assets. This guidance requires recognition of impairment of long-lived assets in the event the net book value of such assets exceeds its expected cash flows, it is considered to be impaired and is written down to fair value, which is determined based on either discounted future cash flows or appraised values. No impairment has been recognized in the accounts.

F-7

NOTE 3 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Revenue Recognition

The Company recognizes revenue in accordance with SEC Staff Accounting Bulletin (SAB) No. 104, Revenue Recognition. Under these guidelines, revenue is recognized when persuasive evidence of an arrangement exists, shipment has occurred or services rendered, the price is fixed or determinable and payment is reasonably assured. Customers take ownership at point of sale and bear the costs and risks of delivery. Maintenance earnings are realized per FASB Codification topic 605 Revenue Recognition on a pro rata basis over the contractual service period. Consulting and training services are realized upon provision of the service. Sales revenues are presented with deductions made for discounts, customer bonuses, and rebates.

Property, Plant and Equipment

Property, plant and equipment are valued at acquisition or manufacturing costs, reduced by scheduled and, if necessary, unscheduled depreciation. Fixed assets are depreciated on a straight-line basis, prorated over their expected useful life. Scheduled depreciation is mainly based on useful lives of 3 to 10 years. If fixed assets are sold, retired or scrapped, the profit or loss arising from the difference between the net sales proceeds and the residual book value are included under other operating earnings and expenses.

Intangible Assets

Intangible assets predominately comprise goodwill, acquired software and capitalized software development services. Intangible assets acquired in exchange for payment are reflected as acquisition costs. If the development costs can be capitalized per FASB Codification topic 985-20-25, these are reflected as ascribable personnel and overhead costs.

Company created software can be intended for sale to third parties or used by the Company itself. If the conditions for capitalization are not met, the expenses are recorded with their effect on profit in the year in which they were incurred.

GROUP amortizes intangible assets with a limited useful life to the estimated residual book value in accordance with codification regulations. In addition, in special circumstances according to FASB Codification topic 350-30, a recoverability test is performed and, if applicable, unscheduled amortization is considered. The useful life of acquired software is between three and five years and three years for Company-designed software.

Intangible assets obtained as part of an acquisition which do not meet the criteria for a separate entry are identified as goodwill and are reviewed once a year as to their recoverability in the form of an impairment test. If they are no longer recoverable, an unscheduled amortization expense entry is performed.

Use value is generally used in order to determine the recoverability of goodwill and intangible assets with an indefinite useful life. The current plan prepared by the management serves as the basis for this policy. The planning assumptions are each adjusted for the current state of knowledge. Reasonable assumptions regarding macroeconomic trends and historical developments are taken into account in making these adjustments. Future estimated cash flows are essentially determined based on the expected growth rates of the markets in question.

F-8

NOTE 3 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Other Provisions

According to FASB Codification topic 450 Contingencies, provisions are made whenever there is a current obligation to third parties resulting from a past event which is likely in the future to lead to an outflow of resources and of which the amount can be reliably estimated. Provisions not already resulting in a outflow of resources in the following year are recognized at their discounted settlement amount on the financial statement date. The discount taken is based on market interest rates. The settlement amount also includes the expected cost increases. Provisions are not set off against contribution claims. If the amended estimate leads to a reduction of the obligatory amount, the provision is proportionally reversed and the earnings are recognized in other operating earnings.

Foreign currency translation

The functional currency of the Company is US dollars. For financial reporting purposes, the financial statements of GROUP were translated into US dollars. Assets and liabilities were translated at the exchange rates at the balance sheet dates and revenue and expenses were translated at the average exchange rates and stockholders’ equity was translated at historical exchange rates. Any translation adjustments resulting are not included in determining net income but are included in foreign exchange adjustment to other comprehensive income, a component of stockholders’ equity.

Deferred Taxes

Income taxes are provided in accordance with FASB Codification topic 740 Accounting for Income Taxes. A deferred tax asset or liability is recorded for all temporary differences between financial and tax reporting and net operating loss-carry forwards.

Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that, some portion or all of the deferred tax asset will not be realized. Deferred tax assets and liabilities are adjusted for the effect of changes in tax laws and rates on the date of enactment.

Stock Based Compensation

The Company adopted the fair value recognition provisions of FASB Codification topic 740 Stock Compensation” under which the Company records stock-based compensation expense for warrants and stock options granted to employees, directors and officers using the fair value method. Under this method, stock-based compensation is recorded over the vesting period of the warrant and option based on the fair value of the warrant and option as the grant date. The fair value of each warrant and option granted is estimated using the Black-Scholes option pricing model that takes into account on the grant date, the exercise price, expected life of the warrant and/or option, the price of the underlying security, the expected volatility, expected dividends on the underlying security, and the risk-free interest rate. Transactions in which goods or services are received from non-employees in exchange for the issuance of equity instruments are accounted for based on the fair value of the consideration received or the fair value of the equity instruments issued, whichever is more reliably measurable.

Stock based compensation is recorded with a corresponding increase to additional paid-in capital. Consideration received on the exercise of warrants and options, together with the amount previously credited to additional-paid in capital, is recognized as an increase in common stock.

F-9

NOTE 3 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Principles of Consolidation and Reverse Acquisition

As previously disclosed, the Company has exchanged a total of 5,405,411 shares of common stock in exchange for 50.1% of the outstanding common shares of GROUP. Although the Company was the legal acquirer, the transaction was accounted for as a recapitalization of GROUP in the form of a reverse merger, whereby GROUP becomes the accounting acquirer and is deemed to have retroactively adopted the capital structure of the Corporation. Accordingly, the accompanying consolidated interim financial statements reflect the historical consolidated financial statements of GROUP for all periods presented prior to the merger of January 6, 2011. Only transactions and balances subsequent to that date are included in these interim financial statements. Common stock and additional paid in capital are the only exceptions, as their structure immediately after the merger were accounted for as being the initial balances at inception.

The Company has based its financial reporting for the consolidation with GROUP in accordance with FASB Accounting Standard Codification (ASC) 805-40 as it relates to reverse acquisitions. Goodwill has been measured as the excess of the fair value of the consideration effectively transferred by the Company, the acquiree for financial reporting purposes, over the net amount of the Company’s recognized identifiable assets and liabilities.

The assets and liabilities of GROUP, the acquirer for financial reporting purposes, are measured and recognized in the consolidated financial statements at their pre-combination carrying amounts in accordance with ASC 805-40-45-2(a). Therefore, in a reverse acquisition, the non-controlling interest reflects the non-controlling shareholders’ proportionate interest in the pre-combination carrying amounts of GROUP’s net assets even though the non-controlling interests in other acquisitions are measured at their fair values at the acquisition date.

It should also be noted that the Company and GROUP have different year-end reporting dates. The Company’s fiscal year-end reporting date is March 31 and GROUP”s calendar year-end reporting date is December 31. The consolidation of these entities for financial reporting purposes has been performed without any adjustments for timing differences between these two reporting dates in accordance Regulation S-X Rule 3A-02.

Inventories

Pursuant to FASB Codification topic 330 Inventories, inventories held for sale are recognized under inventories. Inventories were measured at the lower of cost or market. Cost is determined on a first-in-first out basis, without any overhead component.

Recent Accounting Pronouncements

The Company adopts new pronouncements relating to generally accepted accounting principles applicable to the Company as they are issued, which may be in advance of their effective date. Management does not believe that any recently issued, but not yet effective accounting standards, if currently adopted, would have a material effect on the accompanying financial statements.

F-10

NOTE 4 – SUBSIDIARY COMPANIES ACQUIRED

Effective April 1, 2011, the Company entered into an agreement to acquire 100% of the outstanding common shares of Pavone AG, a German corporation, for $350,000 in cash and 1,000,000 shares of its common stock. The fair value of the common stock was determined to be $4.90 per share, representing the market value at the end of trading on the date of the agreement. The total value of the investment, including the assumption of $11,261 in debt was $5,261,261.

Effective June 1, 2011, the Company acquired 100% of the outstanding common shares of GroupWare, Inc., a State of Florida corporation. As consideration the Company paid $250,000 and issued 250,000 shares of its common stock. The fair value of the common stock was determined to be $4.34 per share, representing the market value at the end of trading on the date of the agreement. The total value of the investment, including the assumption of $219,902 in debt was $1,554,902.

On July 25, 2011, the Company acquired 100% of the issued and outstanding shares of common stock of IDC Global, Inc. (“IDC”), a Delaware corporation with offices in Chicago, New York, London and other key cities. Pursuant to the acquisition agreement of July 15, 2011, the Company agreed to issue the shareholders an aggregate of 800,000 shares of common stock and make a cash payment of $750,000. The agreement required an additional payment to the management shareholders of 80,000 shares of common stock and pay signing bonuses to personnel of $35,000. The Company also agreed to reimburse IDC up to $25,000 for incurred accounting and legal fees related to the transaction. The total value of the investment, including $883,005 of debt assumption was $4,713,005.

On September 27, 2011, the Company entered into an acquisition agreement with SD Holdings Ltd. (“SYN”), a Mauritius corporation and the shareholders of SYN (the “Selling Shareholders”) owning 100% of issued and outstanding shares of SYN. Pursuant to the agreement, the Company purchased one hundred percent (100%) of the issued and outstanding shares of SYN (“SYN Shares”) effective November 1, 2011 in consideration for (i) 700,000 shares of common stock of GBS and (ii) $525,529.

The assets and liabilities of these companies represent their values as of September 30, 2011 and are included in these consolidated financial statements. This timing approach is allowed as per Regulation S-X Rule 3A-02.

NOTE 5 – PROPERTY PLANT AND EQUIPMENT

Fixed assets are measured at cost less scheduled straight-line depreciation. The specific useful life was based on those used uniformly at the parent company.

Depreciation of the computer hardware listed as office equipment is distributed over a period of three to five years. The depreciation period for other office equipment is three to ten years. Office furnishings are depreciated over a period of eight to ten years.

	December 31, 2011			March 31, 2011
		Accumulated	Net Book		Accumulated	Net Book
	Cost	Amortization	Value	Cost	Amortization	Value
	$	$	$	$	$	$
Equipment	5,747,500	3,613,532	2,133,968	4,857,380	4,558,883	298,497

F-11

NOTE 6 – GOODWILL

Goodwill results from business combinations and is tested annually for recoverability as part of an impairment test. Goodwill arises from the following business acquisitions:

Affiliated Company	Date of the First Consolidation	Goodwill as of 12.31.2009 in kUSD	Goodwill YE in kUSD	Goodwill Q2 in kUSD
global words AG	01/10/02	4,821.9	5,095.3	5,095.3
GROUP Technologies AG	01/09/05	4,239.4	4,479.7	4,479.7
GROUP Business Software Inc.	31/12/05	2,060.7	2,177.5	2,177.5
GROUP LIVE N.V	31/12/05	1,253.2	1,324.2	1,324.2
Remaining goodwill from CRM	31/12/05	2,941.7	3,108.4	3,108.4
GROUP Business Software Ltd	31/12/05	2,616.7	2,765.1	2,765.1
ebVOKUS Software GmbH	01/10/05	419.8	443.6	443.6
GAP AG für GSM Applikationen und Produkte	31/12/05	1,811.2	1,913.9	1,913.9
Relavis Corporation	01/08/07	6,897.2	7,288.3	7,308.0
Permessa	22/09/10	0.0	2,387.4	2,387.4
GROUP Business Software AG	06/01/11	8,705.5	8,705.5	8,705.5
Pavone AG	01/04/11			4,956.7
Groupware Inc.	01/06/11			992.8
IDC	01/07/11			2,496.2
SD Holding	01/10/11			1,538.6
		35,767.3	39,689.0	49,693.0

NOTE 7 – SOFTWARE

Development costs

The costs of developing new software products and updating products already marketed by GROUP Business Software AG are generally recognized as expenses in the period in which they arise. Provided they meet the conditions for capitalization as per FASB Codification 985-20-25, they are capitalized. Capitalized development costs can be attributed to the defined products. These products are technically realizable and there is a target market for them.

The development costs arising in the reporting period result from the personnel costs to be attributed to the development work as well as overhead costs, provided that these are related to the development work and do not represent general administrative costs. The ascribable overhead costs are directly recognized. Capitalized development costs are generally amortized over a period of three years starting with the date of marketability of the new products or major releases.

Concessions, Industrial Property Rights, Licenses

The intangible financial assets carried in this item are licenses acquired in exchange for payment. These financial assets are measured at acquisition cost less scheduled straight-line amortization. The assets added in the scope of the cost price allocation of the business divisions acquired this year. The useful life spans were based uniformly throughout the Corporation on those used by the parent company. Scheduled amortization is performed over a period from three to ten years.

F-12

NOTE 8 – RELATED PARTY TRANSACTIONS AND BALANCES

The Company had the following transactions with related parties for the nine months ending December 31, 2011 and 2010:

	2011	2010
	$	$
Expenses paid to related parties:
Wages	138,775	126,681
Rent	30,332	28,671
Consulting fees	632,984	259,604
Interest	23,327	-
Stock Base Compensation	34,000	-

The transactions between the Company and the parties were consummated at the price agreed upon between the parties.

The following balances were outstanding	Dec 31	March 31
	2011	2011

Due to (form) a director and shareholder, unsecured demand
note payable, bearing interest at 5%	$(24,421)	$117,250
Due to Lotus Holdings Ltd., a shareholder, demand notes
bearing interest at 5%, due October 30, 2012
- secured by shares in GROUP Business Software AG	500,000	600,000
- secured by OUTPUT Software	-	105,000
Accrued interest	-	7,906
	$475,579	$830,156

NOTE 9 – SHARE PAYABLE

The account relates to shares to be issued in connection with the purchase of 100% interest in SD Holdings. Amount consists of 145,832 shares of the company at $2.05 per shares, not yet issued.

NOTE 10 - CAPITAL STOCK

The following are changes to the Company’s capital stock from April 1, 2010.

On April 1, 2011, the Company issued 1,000,000 shares of common stock as partial payment for 100% of the issued and outstanding shares of Pavone AG. The fair value of the shares issued was determined to be $4,900,000.

On June 1, 2011, the Company issued 250,000 shares of common stock as partial payment for 100% of the issued and outstanding shares of GroupWare, Inc. The fair value of the shares issued was determined to be $1,085,000.

F-13

NOTE 10 - CAPITAL STOCK (continued)

On July 25, 2011 the Company issued 880,000 shares of common stock as a partial payment for 100% of the issued and outstanding shares of IDC Global, Inc. The fair value of the shares issued was determined to be $3,080,000

On November 1, 2011 the Company issued 554,168 shares of common stock as a partial payment for 100% of the issued and outstanding shares of SD Holdings. The fair value of the shares issued was determined to be $1,136,044.

On December 13, 2011 the Company issued 2,020,000 shares of common stock from the exercise of 2,020,000 warrants for total proceeds of $3,030,000. The cost of issuance was $5,030, making net proceeds $3,024,970.

NOTE 11 – SUPPLEMENTAL CASH FLOW INFORMATION

Non cash transactions during the period are described above in Note 4 – Subsidiary Companies Acquired and Note 9 – Capital Stock.

	December 31, 2011	December 31, 2010

Interest paid	$251,954	$307,239
Income taxes paid	$338,231	$54,543

NOTE 12 – STOCK BASED COMPENSATION

Effective April 1, 2011, a warrant to purchase shares was granted to an officer of the Company. The warrant allowed the grantee to purchase 100,000 common shares of the Company at $1.50. The warrant may be exercised any time before the third anniversary of the grant. This was the only compensation granted in either of the nine month periods ending December 31, 2011 or December 31, 2010.

Compensation was recorded at the fair value of the warrant as at the grant date based on the Black-Scholes option pricing model, using the following assumptions:

Expected dividend yield	0%
Average risk-free interest rate	1.19%
Expected life	3 years
Expected volatility	77.1%

Under the fair value method of accounting for stock options (warrants) the Company recorded compensation expense for the six months ending December 31, 2011 of $34,000 ($nil – 2010). This amount has been credited to additional paid in capital.

NOTE 13- WARRANTS

The Company has issued warrants to outside consultants in payments for services provided as detailed in the following schedule. The warrants are issued as “cashless” warrants and all have a three-year term with the exception of the warrant issued on October 10, 2010, which has a 30 month term. The warrants have been valued using a Black-Scholes option pricing model with appropriate volatility, equity value and interest rate inputs as noted below. The valuation of the warrants is for disclosure purposes only as the charge is related to the cost of issuing the shares and there is no impact to the financial statements.

F-14

NOTE 13- WARRANTS (continued)

Common Stock Warrants Issued	Common	Exercise	Valuation	Fair Value per	Warrants'
to Outside Consultants	Shares	Price	Date	Warrant Share	Fair Value

Issued on October 1, 2010	2,000,000	$4.00	10/1/2010	$-	$-
Issued on March 14, 2011	707,280	$1.50	3/14/2011	$0.34	$240,475
Issued on March 24, 2011	15,000	$1.50	3/24/2011	$0.34	$5,100
Total Warrant Value					$245,575

The fair value of the warrant as at the grant date of October 1, 2010 was based on the Black-Scholes option pricing model, using the following assumptions:

Expected dividend yield	0%
Average risk-free interest rate	0.74%
Expected life	2.5 years
Expected volatility	65.0%

The fair value of the warrant as at the grant dates of March 14, and March 24, 2011 were based on the Black-Scholes option pricing model, using the following assumptions:

Expected dividend yield	0%
Average risk-free interest rate	1.07 – 1.19%
Expected life	3 years
Expected volatility	77.2%

As at December 31, 2011, the number of shares the warrants outstanding could purchase if exercised was as follows:

		Weighted
	Common	Average
Warrants	Shares	Price/sh
Outstanding, beginning of period	8,766,280	$2.07
Issued	100,000	$1.50
Exercised	(2,020,000)	$1.50
Expired	-	$-
Outstanding, end of period	6,846,280	$2.23

F-15

NOTE 14 – SEGMENT REPORTING

The Company reports segment information based on the “management” approach. Operating segments are defined as components of an enterprise which separate financial information is evaluated regularly by the chief decision maker in deciding how to allocate resources and assess performance. Because of this management structure, the Company has only a single reporting unit which is the same as an operating or reportable segment, which is also the same, in this case, as the entity as a whole (entity or consolidated level). In summary, the Company presents its financial statements as a signle reporting unit because it directly reflects the way the entity manages its operations by the chier operating decision maker. Since the company operates in one segment, all required financial segment information can be found in the consolidated financial statements.

Revenues by geographic area for the three and nine months ended December 31, 2011 and 2010 are as follows (USD 000's).

	For the three months ended		For the nine months ended
	December 31,		December 31,
	2011	2010	2011	2010
US	2,398	1,242	6,442	4,190
Other	5,831	4,120	14,878	13,770
	8,229	5,362	21,320	17,960

Long-lived assets by geographic area, which primarily include property plant and equipment net as of December 31, 2011 and March 31, 2011 were as follows (USD).

	December 31,	March 31,
	2011	2011
US	23,613	1,685
Other	2,110,356	296,812
	2,133,969	298,497

F-16

K. R. MARGETSON LTD.

Chartered Accountant

331 East 5th Street	Tel 604.929.0819
North Vancouver BC	Fax: 1.877.874.9583
V7L 1M1	keith@krmargetson.com
Canada

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Stockholders of

GSB Enterprises Incorporated:

We have audited the consolidated balance sheet of GSB Enterprises Incorporated and its subsidiaries as of March 31, 2011 and 2010 and the related consolidated statements of operations, equity and cash flows for the years then ended. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with standards of the Public Company Accounting Oversight Board (United States of America). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, based on our audits, these consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of GSB Enterprises Incorporated. as of March 31, 2011 and 2010 and the results of its consolidated operations and its cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.

As discussed in Note 33 to the financial statements, the 2011 and 2010 financial statements have been restated to correct misstatements.

/s/ K. R. MARGETSON LTD.
North Vancouver BC	Chartered Accountant

November 3, 2011, except for Note 32 as to which the date is March 12, 2012

F-17

GBS Enterprises Incorporated

Consolidated Balance Sheets

March 31, 2011 and 2010

	2011	2010
	$	$
	Restated	Restated
Assets
Current Assets
Cash and cash equivalents (Note 5)	8,530,864	1,744,965
Accounts receivable (Note 6)	5,698,321	2,821,958
Inventories (Note 2)	-	114,172
Deferred tax assets (Note 29)	-	12,284
Prepaid expenses (Note 7)	1,423,281	1,550,634
Assets held for sale (Note 8)	-	12,372,600
Other receivables (Note 9)	2,222,887	332,812
Total current assets	17,875,353	18,949,425

Property, plant and equipment (Note 10)	298,497	275,856
Financial assets (Note 11)	837,481	99,273
Investment in related company, at equity (Notes 4 & 12)	290,973	376,572
Deferred tax assets (Note 29)	1,136,135	4,968,740
Goodwill (Note 13)	39,688,966	35,767,273
Software (Note 14)	16,514,894	13,028,818
Other assets (Note 15)	223,630	175,900
Total non-current assets	58,990,576	54,692,432

Total assets	76,865,929	73,641,857

Liabilities and shareholders' equity
Current liabilities
Notes payable (Note 16)	1,440,295	-
Liabilities to banks (Note 17)	50,073	83,793
Accounts payables and accrued liabilities (Note 18)	4,996,748	3,532,004
Other liabilities (Note 19)	2,820,002	1,982,916
Deferred income (Note 20)	6,208,458	5,919,527
Liabilities held for sale (Note 21)	-	2,013,729
Due to related parties (Note 27)	830,156	-
Total current liabilities	16,345,732	13,531,969

Notes payable (Note 16)	-	1,549,490
Liabilities to banks (Note 22)	780,277	3,231,405
Deferred tax liabilities (Note 29)	878,450	926,357
Retirement benefit obligation (Note 28)	153,962	150,276
Other liabilities (Note 23)	6,127,373	4,426,327
Total non-current liabilities	7,940,062	10,283,855

Total liabilities	24,285,794	23,815,824

See Accompanying Notes

F-18

GBS Enterprises Incorporated

Consolidated Balance Sheets

March 31, 2011 and 2010

	2011	2010
	$	$
	Restated	Restated

Stockholders' equity
Common stock (Note 24)
Authorized:
75,000,000 common shares, par value $.001
25,000,000 preferred shares, par value $.001
Issued and outstanding
22,544,000 shares of common stock (16,500,000 in 2010)	22,544	16,500
Additional paid in capital	33,894,661	27,221,755
Retained earnings	(322,519)	1,642,728
Other comprehensive income	(13,639)	130,419
	33,581,047	29,011,402
Noncontrolling interest in subsidiaries	18,999,088	20,814,631
Total equity	52,580,135	49,826,033

Total equity and liabilities	76,865,929	73,641,857

Commitment (Note 31)
Subsequent events (Note 32)

See Accompanying Notes

F-19

GBS Enterprises Incorporated

Consolidated Statements of Operations

For the years ended March 31, 2011 and 2010

	2011	2010
	$	$
	Restated
Revenues
Products	12,848,954	12,479,629
Services	14,858,272	19,105,103
	27,707,226	31,584,732
Cost of goods sold
Products	7,016,189	5,631,372
Services	7,066,305	5,662,619
	14,082,494	11,293,991

Gross profit	13,624,732	20,290,741
Operating expenses
Selling expenses	10,610,545	13,847,697
Administrative expenses	3,853,532	4,481,893
General expenses	1,454,213	703,129
	15,918,290	19,032,719

Operating income (loss)	(2,293,558)	1,228,022
Other Income (expense)
Other income	2,393,821	454,486
Interest income	16,804	44,626
Interest expense	(471,282)	(263,590)
	1,939,343	235,522

Income (loss) before income taxes	(354,215)	1,463,544
Income tax expense	3,283,091	44,106

Net income (loss)	(3,637,306)	1,419,438
Net income (loss) attributable to noncontrolling interest	(1,672,059)	710,605
Net income (loss) attributable to stockholders	(1,965,247)	708,833

Other comprehensive income (loss)	(287,542)	38,626
Other comprehensive income (loss) attributable to noncontrolling interest	(143,484)	-
Other comprehensive income (loss) attributable to stockholders	(144,058)	38,626
Comprehensive income (loss) attributed to stockholders	(2,109,306)	747,458

Net earnings (loss) per share
Basic	(0.119)	0.043
Diluted	(0.119)	0.038

Weighted average number of common stock outstanding
Basic	16,566,236	16,500,000
Diluted	18,601,444	18,500,000

See Accompanying Notes

F-20

GBS Enterprises Incorporated

Consolidated Statements of Equity

For the period from April 1,2009 to March 31, 2011

(Audited)

	Common Stock			Accumulated		Equity
			Additional	Other		attributable to
			Paid in	Comprehensive	Accumulated	noncontrolling
	Shares	Amount	Capital	Income (Loss)	Deficit	interests	Equity
		$	$	$	$	$	$

Balance April 1, 2009	16,500,000	16,500	27,221,755	91,794	933,895	20,104,026	48,367,970

Net income for the year ended March 31, 2010	-	-	-	38,626	708,833	710,605	1,458,063

Balance, March 31, 2010	16,500,000	16,500	27,221,755	130,419	1,642,728	20,814,631	49,826,033

Shares issued for cash	6,044,000	6,044	6,672,906	-	-	-	6,678,950

Net loss for the year ended March 31, 2011	-	-	-	(144,058)	(1,965,247)	(1,815,543)	(3,924,848)

	22,544,000	22,544	33,894,661	(13,639)	(322,519)	18,999,088	52,580,135

See Accompanying Notes

F-21

GBS Enterprises Incorporated

Consolidated statements of Cash Flows

For the Years Ended March 31, 2011 and 2010

	2011	2010
	$	$
	Restated	Restated
Cash flow from operating activties
Net income (loss) for the year	(3,637,306)	1,419,438
Adjustments
Deferred income taxes	3,796,982	(167,191)
Depreciation and amortization	4,035,732	2,894,795
Interest expense	(109,195)	80,448
Loss on sale of assets	266,269	-
Loss from equity investment	85,599	31,078
Minority interest losses	(143,736)	-
Changes in operating assets and liabilities
Accounts receivable and other assets	(4,529,889)	2,812,836
Retirement benefit obligation	3,686	10,243
Inventories	114,172	(12,265)
Accounts payable and other liabilities	2,755,795	(2,738,594)
Net cash provided by operating activities	2,638,109	4,330,788

Cash flow from investing activties
Purchase of intangible assets	(5,941,612)	(4,560,821)
Purchase of property, plant and equipment	(161,037)	(479,398)
Purchase of subsidiaries	-	(1,513,176)
Proceeds from sale of subsidaries	2,588,035	-
Increase in financial assets	321,515	-
Net cash used in investing activities	(3,193,099)	(6,553,395)

Cash flow from financing activties
Net borrowings - banks	(2,484,597)	830,001
Other borrowings	2,460,438	(692,093)
Loans from related party	830,156	-
Capital paid-in	6,678,950	-
Net cash used in financing activities	7,484,947	137,908

Net increase in cash	6,929,957	(2,084,699)
Effect of translation on cash and cash equivalents	(144,058)	77,097
Cash and cash equivalents - Beginning of the year	1,744,965	3,752,567

Cash and cash equivalents - End of year	8,530,864	1,744,965

See supplemental disclosures (See Note 30)

F-22

Notes on the Annual Financial Statement for the Business Year

ending March 31, 2011

GBS Enterprises Incorporated

F-23

Note 1          COMPANY AND BACKGROUND

GBS Enterprises Incorporated, a Nevada corporation (sometimes referred to in this annual report as the “Company,” “GBSX,” “we,” “us,” “our” or similar terms), conducts its primary business through its 50.1% owned subsidiary, GROUP Business Software AG (“GROUP”), a German-based public-company whose stock trades on the Frankfurt Exchange under the stock symbol INW. GROUP’s core business is focused on serving IBM’s Lotus Notes and Domino market where it has become IBM’s largest provider of software and services for business solutions worldwide. GROUP caters primarily to mid-market and enterprise-size organizations having over 3,500 customers in thirty-eight countries spanning four continents, representing more than 5,000,000 active users of its products. GROUP’s customers include Abbot, Ernst & Young, Deutsche Bank, Bayer, HBSC, Merck and Toyota. GROUP provides IBM Lotus Notes/Domino Application and Transformation technology, and related Cloud Computing technology. Headquartered in Eisenach, Germany, GROUP has offices throughout Europe and North America.

General Corporate History

We were incorporated in Nevada on March 20, 2007 as SWAV Enterprises Ltd. (“SWAV”). SWAV was an importer and wholesaler of Chinese manufactured goods.

On April 26, 2010, SWAV purchased certain assets of Lotus Holdings Limited (“Lotus”) pursuant to an Asset Purchase Agreement in consideration for aggregate of 2,265,240 shares of SWAV common stock. Lotus is a holding company specializing in software technology and training services, particularly in the areas of advanced software development tools, innovative point-of-care electronic health record (EHR) software, and sales training.

Simultaneously with SWAV’s acquisition of Lotus, the SWAV stockholders sold an aggregate of 11,984,770 shares of SWAV common stock for an aggregate purchase price of $370,000.

Upon the consummation of the acquisition, the then executive officers and directors of SWAV resigned and Joerg Ott was appointed as the Company’s Chief Executive Officer, President and Chairman of the Board of Directors.

On September 6, 2010, SWAV’s name was changed to GBS Enterprises Incorporated. On October 14, 2010, the Company’s trading symbol on the OTC Bulletin Board was changed from SWAV to GBSX.

On November 5, 2010, the Company entered in to an agreement to acquire approximately 28.2% of the outstanding common shares of GROUP Business Software AG, (“GROUP”) a German company, trading on the Frankfurt Stock Exchange under the symbol INW. The Company purchased 3,043,985 of its own shares for $300,000 and then exchanged those shares for 7,115,500 shares of common stock of GROUP. Their fair value was calculated at $0.5479 per share as determined by an independent valuation firm, making the total value of the acquisition $3,898,000, The agreement was effective December 30, 2010. The acquisition was a two-step transaction, culminating in a share exchange.

F-24

On January 6, 2011, the Company acquired an additional aggregate of 5,525,735 shares of common stock of GROUP in exchange for 2,361426 shares of common stock of the Company. The acquisition represents approximately 21.9% of the issued and outstanding shares of GROUP. The effect of this transaction is that the Company gained a 50.1% controlling interest of GROUP with an aggregate of 12,641,235 common shares. The value of this additional purchase, using the same techniques as the previous acquisition, was $2,796,000, based on a value of $0.506 per share.

Note 2          ACCOUNTING POLICIES

The financial statements and accompanying notes are prepared in accordance with accounting principles generally accepted in the United States of America, the more significant of which are as follows:

Critical Accounting Policies and Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Comprehensive Income (Loss)

The Company adopted FASB Codification topic (“ASC”) 220, Reporting Comprehensive Income, which establishes standards for the reporting and display of comprehensive income and its components in the financial statements. Comprehensive income consists of net income and other gains and losses affecting stockholder's equity that are excluded from net income, such as unrealized gains and losses on investments available for sale, foreign currency translation gains and losses and minimum pension liability. Since inception, the Company’s other comprehensive income represents foreign currency translation adjustments.

F-25

Net Income per Common Share

ASC 260, Earnings per share, requires dual presentation of basic and diluted earnings per share (EPS) with a reconciliation of the numerator and denominator of the EPS computations. Basic earnings per share amounts are based on the weighted average shares of common stock outstanding. If applicable, diluted earnings per share would assume the conversion, exercise or issuance of all potential common stock instruments such as options, warrants and convertible securities, unless the effect is to reduce a loss or increase earnings per share. Diluted net income (loss) per share on the potential exercise of the equity-based financial instruments is not presented where anti-dilutive. Accordingly, although the diluted weighted average number of common stock outstanding is disclosed on the statements of operation, the calculated net loss per share is the same for bother basic and diluted as both are based on the basic weighted average of common stock outstanding. There were no adjustments required to net income for the period presented in the computation of diluted earnings per share.

Financial Instruments

Financial instruments consist of cash and cash equivalents, accounts receivable, financial assets, notes payable, liabilities to banks, accounts payable and accrued liabilities and other liabilities. As of the financial statement date, the Company does not hold any derivate financial instruments. Financial assets and liabilities are measured upon first recognition and reviewed at the financial statement date. Changes in fair value are recognized through profit and loss. Unless otherwise noted, it is management’s opinion that the Company is not exposed to significant interest or credit risks arising from these financial instruments.

Currency Risk

We use the US dollar as our reporting currency. The functional currencies of our significant foreign subsidiaries are the local currency, which includes the Euro and the British pound. Accordingly, some assets and liabilities are incurred in those currency and we are subject to foreign currency risks.

Fair Value Measurements

The Company follows ASC 820, Fair Value Measurements and Disclosures, for all financial instruments and non-financial instruments accounted for at fair value on a recurring basis. This new accounting standard establishes a single definition of fair value and a framework for measuring fair value, sets out a fair value hierarchy to be used to classify the source of information used in fair value measurement and expands disclosures about fair value measurements required under other accounting pronouncements. It does not change existing guidance as to whether or not an instrument is carried at fair value. The Company defines fair value as the price that would be received from selling an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. When determining the fair value measurements for assets and liabilities, which are required to be recorded at fair value, the Company considers the principal or most advantageous market in which the Company would transact and the market-based risk measurements or assumptions that market participants would use in pricing the asset or liability, such as inherent risk, transfer restrictions and credit risk.

F-26

The Company has adopted ASC 825, Financial Instruments, which allows companies to choose to measure eligible financial instruments and certain other items at fair value that are not required to be measured at fair value. The Company has not elected the fair value option for any eligible financial instruments.

Cash and cash equivalents

The Company considers all highly liquid instruments with a maturity of three months or less at the time of issuance to be cash equivalents.

Inventories

Pursuant to ASC 330 (Inventories), inventories held for sale are recognized under inventories. Inventories were measured at the lower of cost or market. Cost is determined on a first-in-first out basis, without any overhead component.

Intangible Assets

Intangible assets predominately comprise goodwill, acquired software and capitalized software development services. Intangible assets acquired in exchange for payment are reflected as acquisition costs. If the development costs can be capitalized per ASC 985-20-25, these are reflected as ascribable personnel and overhead costs.

Company created software can be intended for sale to third parties or used by the Company itself. If the conditions for capitalization are not met, the expenses are recorded with their effect on profit in the year in which they were incurred.

GROUP amortizes intangible assets with a limited useful life to the estimated residual book value in accordance with ASC regulations. In addition, in special circumstances according to ASC 350-30, a recoverability test is performed and, if applicable, unscheduled amortization is considered.

The useful life of acquired software is between three and five years and three years for Company-designed software.

Intangible assets obtained as part of an acquisition which do not meet the criteria for a separate entry are identified as goodwill and are reviewed once a year as to their recoverability in the form of an impairment test. If they are no longer recoverable, an unscheduled amortization expense entry is performed.

In addition, an impairment test, whereby the appraised fair value of the invested capital of the reporting segment, (as described in Note 14,) is compared with the carrying (book) value of its invested capital amount, including goodwill.

If the appraised value of the reporting unit exceeds its carrying amount, goodwill of the reporting unit is not considered to be impaired. If the carrying amount of the reporting unit exceeds the appraised fair value, an impairment test based on use value is necessary in order to measure the amount of impairment loss, if any.

Use value is generally used in order to determine the recoverability of goodwill and intangible assets with an indefinite useful life. The current plan prepared by the management serves as the basis for this policy. The planning assumptions are each adjusted for the current state of knowledge. Reasonable assumptions regarding macroeconomic trends and historical developments are taken into account in making these adjustments. Future estimated cash flows are essentially determined based on the expected growth rates of the markets in question.

F-27

Property, Plant and Equipment

Property, plant and equipment are valued at acquisition or manufacturing costs, reduced by scheduled and, if necessary, unscheduled depreciation. Fixed assets are depreciated on a straight-line basis, prorated over their expected useful life. Scheduled depreciation is mainly based on useful lives of 3 to 10 years.

If fixed assets are sold, retired or scrapped, the profit or loss arising from the difference between the net sales proceeds and the residual book value are included under other operating earnings and expenses.

Impairment or Disposal of Long-Lived Assets

The Company evaluates the recoverability of its fixed assets and other assets in accordance with ASC topic, 360.10. This guidance requires recognition of impairment of long-lived assets in the event the net book value of such assets exceeds its expected cash flows, it is considered to be impaired and is written down to fair value, which is determined based on either discounted future cash flows or appraised values. No impairment has been recognized in the accounts.

Revenue Recognition

Sources of Revenues

License revenues

Our license revenues consist of revenues earned from the licensing of our software products. These products are generally licensed on a perpetual basis. Pricing models have generally been based either upon the physical infrastructure, such as the number of physical desktop computers or servers, on which our software runs or on a per user basis. License revenues are recognized when the elements of revenue recognition for the licensed software are complete, generally upon electronic shipment of the software and the software key to provide full access to all functionalities for our customers. In general our invoices reflect license, service and maintenance components. In the case of multi element contracts, the revenues allocated to the software license represent the residual amount of the contract after the fair value of the other elements has been determined. Certain products of our software offering are licensed on a subscription basis.

Software maintenance revenues

Software maintenance revenues are recognized ratably on a pro-rata basis over the range of the contract period. Our contract periods typically range from one to five years. Vendor-specific objective evidence (“VSOE”) of fair value for software maintenance services is established by the rates charged in stand-alone sales of software maintenance contracts or the stated renewal rate for software maintenance. Customers who are party to software maintenance agreements with us are entitled to receive support, product updates and upgrades on a when-and-if-available basis.

F-28

Professional services revenues

Professional services include pre-project consulting, software design, customization, project management, implementation and training. Professional services are not considered essential to the functionality of our products, as these services do not alter the product capabilities and may be performed by our customers or by other vendors. Professional services engagements performed for a fixed fee, for which we are able to make reasonably dependable estimates of progress toward completion, are recognized on a proportional performance basis based on hours incurred and estimated hours of completion. Professional services engagements that are on a time and materials basis are recognized based on hours incurred. Revenues on all other professional services engagements are recognized upon completion. Our professional services may be sold with software products or on a stand-alone basis. Vendor Specific Objective Evidence (VSOE) of fair value for professional services is based upon the standard rates we charge for such services when sold separately.

Foreign Currency Translation

The functional currency of the Company is US dollars. For financial reporting purposes, the financial statements of GROUP were translated into US dollars. Assets and liabilities were translated at the exchange rates at the balance sheet dates and revenue and expenses were translated at the average exchange rates and stockholders’ equity was translated at historical exchange rates. Any translation adjustments resulting are not included in determining net income but are included in foreign exchange adjustment to other comprehensive income, a component of stockholders’ equity.

Other Provisions

According to FASB ASC 450 Contingencies, provisions are made whenever there is a current obligation to third parties resulting from a past event which is likely in the future to lead to an outflow of resources and of which the amount can be reliably estimated. Provisions not already resulting in a outflow of resources in the following year are recognized at their discounted settlement amount on the financial statement date. The discount taken is based on market interest rates. The settlement amount also includes the expected cost increases. Provisions are not set off against contribution claims. If the amended estimate leads to a reduction of the obligatory amount, the provision is proportionally reversed and the earnings are recognized in other operating earnings.

F-29

Deferred Taxes

Income taxes are provided in accordance with FASB Codification topic 740, Accounting for Income Taxes. A deferred tax asset or liability is recorded for all temporary differences between financial and tax reporting and net operating loss-carry forwards.

Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that, some portion or all of the deferred tax asset will not be realized. Deferred tax assets and liabilities are adjusted for the effect of changes in tax laws and rates on the date of enactment.

Recent Accounting Pronouncements

In January 2010, the FASB issued Accounting Standards Update No. 2010-06 (ASU 2010-06), Fair Value Measurements and Disclosures which amends ASC Topic 820, adding new requirements for disclosures for Levels 1 and 2, separate disclosures of purchases, sales, issuances, and settlements relating to Level 3 measurements and clarification of existing fair value disclosures.  ASU 2010-06 is effective for interim and annual periods beginning after December 15, 2009, except for the requirement to provide Level 3 activity of purchases, sales, issuances, and settlements on a gross basis, which will be effective for fiscal years beginning after December 15, 2010 (the Company’s fiscal year 2012); early adoption is permitted.  The Company does not expect the adoption of ASU 2010-06 to have a material impact on its results of operations or financial position.

In February 2010, FASB issued ASU 2010-9 Subsequent Events (Topic 855) Amendments to Certain Recognition and Disclosure Requirements ("ASU 2010-9"). ASU 2010-9 amends disclosure requirements within Subtopic 855-10. An entity that is an SEC filer is not required to disclose the date through which subsequent events have been evaluated. This change alleviates potential conflicts between Subtopic 855-10 and the SEC's requirements. ASU 2010-9 is effective for interim and annual periods ending after June 15, 2010. The Company does not expect the adoption of ASU 2010-09 to have a material impact on its results of operations or financial position.

Effective July 1, 2010, we adopted the update to the accounting standard regarding derivatives and hedging (Topic 815). This update clarifies how to determine whether embedded credit derivatives, including those interests held in collateralized debt obligations and synthetic collateralized debt obligations, should be bifurcated and accounted for separately. The adoption of this standard did not have a significant impact on our results of operations.

F-30

In December 2010, the FASB issued Accounting Standards Update ASU 2010-29, Disclosure of Supplementary Pro Forma Information for Business Combinations (Topic 805). The update requires public companies to disclose pro forma information for business combinations that occur in the current reporting period. The disclosures include pro forma revenue and earnings of the combined entity for the current reporting period as though the acquisition date for all business combinations that occurred during the year had been as of the beginning of the annual reporting period. This guidance is effective for business combinations for which the acquisition date is on or after the beginning of the first annual reporting period beginning on or after December 15, 2010, with early adoption permitted. The Company’s adoption of FASB ASU No. 2010-29 effective December 1, 2010 did not have an impact on the Company’s consolidated results of operations or financial position but did result in additional disclosures.

A variety of proposed or otherwise potential accounting standards are currently under study by standard-setting organizations and various regulatory agencies. Because of the tentative and preliminary nature of these proposed standards, management has not determined whether implementation of such proposed standards would be material to the Company’s consolidated financial statements

Off - Balance Sheet Arrangements

We have not entered into any other financial guarantees or other commitments to guarantee the payment obligations of any third parties. We have not entered into any derivative contracts that are indexed to our shares and classified as shareholder’s equity or that are not reflected in our consolidated financial statements. Furthermore, we do not have any retained or contingent interest in assets transferred to an unconsolidated entity that serves as credit, liquidity or market risk support to such entity. We do not have any variable interest in any unconsolidated entity that provides financing, liquidity, market risk or credit support to us or engages in leasing, hedging or research and development services with us.

Principles of Consolidation and Reverse Acquisition

As previously disclosed, the Company has exchanged a total of 5,405,411 shares of common stock in exchange for 50.1% of the outstanding common shares of GROUP. Although the Company was the legal acquirer, the transaction was accounted for as a recapitalization of GROUP in the form of a reverse merger, whereby GROUP becomes the accounting acquirer and is deemed to have retroactively adopted the capital structure of the Corporation. Accordingly, the accompanying consolidated financial statements reflect the historical consolidated financial statements of GROUP for all periods presented, and do not include the historical financial statements of the Company. All costs associated with the reverse merger transaction were expensed as incurred. Those expenses totaled approximately $300,000 and were included in professional fees in administrative expenses.

F-31

The Company has based its financial reporting for the consolidation with GROUP in accordance with FASB Accounting Standard Codification (ASC) 805-40 as it relates to reverse acquisitions. Goodwill has been measured as the excess of the fair value of the consideration effectively transferred by the Company, the acquiree, for financial reporting purposes, over the net amount of the Company’s recognized identifiable assets and liabilities.

We have recorded the acquired assets and liabilities of GBSX on the acquisition date of January 6, 2011, at their fair value and the operations of GBSX have been included in the consolidated financial statements since the acquisition date.

The assets and liabilities of GROUP, the acquirer for financial reporting purposes, are measured and recognized in the consolidated financial statements at their precombination carrying amounts in accordance with ASC 805-40-45-2(a). Therefore, in a reverse acquisition, the non-controlling interest reflects the non-controlling shareholders’ proportionate interest in the pre-combination carrying amounts of GROUP’s net assets even though the non-controlling interests in other acquisitions are measured at their fair values at the acquisition date.

It should also be noted that the Company and GROUP have different year-end reporting dates. The Company’s fiscal year-end reporting date is March 31 and GROUP”s calendar year-end reporting date is December 31. The consolidation of these entities for financial reporting purposes has been performed without any adjustments for timing differences between these two reporting dates in accordance Regulation S-X Rule 3A-02.

The purpose of the acquisition was to allow GROUP easier access to American financial markets. Goodwill recognized of $8,705 KUSD was recorded upon consolidation and was calculated as the value of the consideration given less the value of the asset received. The resulting goodwill represents the benefit to be gained by gaining entry into American financial markets.

F-32

Note 3          SUBSIDIARY COMPANIES

In the consolidated financial statements of GROUP Business Software AG, the subsidiaries listed below were included in the basis of consolidation; in the previous year, there were eight of these subsidiaries (KUSD = 1,000’s of US Dollars).

Affiliated Company	Headquarters	Sockholders' Equity	Percentage of		Profit	Date
		as of	Subscribed Capital		of the	of the
		03.31.11			Fiscal Year	First Consolidation
		KUSD	KUSD	in %	KUSD
ebVOKUS Software GmbH	Dresden	391	54	100,0%	201	11.01.2005
GROUP Business Software (UK) Ltd.	Manchester	-1.030	29	100,0%	-312	12.31.2005
GROUP Business Software Corp.	Milford	-1.651	1	100,0%	-1.130	12.31.2005
GROUP LIVE N.V.	Den Haag	-2.013	134	100,0%	8	12.31.2005
GROUP Technologies GmbH	Karlsruhe	72	33	100,0%	0	10.01.2005
Permessa Corporation	Waltham	-372	0	100,0%	50	09.22.2010
Relavis Corporation	New York	-486	1	99,5%	387	08.01.2007
GBS Enterprises Incorportated	Canton	12.489	22	reverse 50,1%	-524	01.06.2011

GROUP Business Software (UK) Ltd. is an indirect 100% shareholding.

A domination and profit transfer agreement is in place between GROUP Business Software AG as the dominating company and Group Technologies GmbH.

Effective March 1, 2010, the Company disposed of its interest in GROUP Business Software Holding OY and the latter's subsidiary Gedys IntraWare GmbH.

On September 22, 2010, GROUP Business Software AG acquired the initial 51% of the Permessa Corporation and the remaining shares on November 23, 2010.

Note 4          RELATED COMPANY

Due to the absence of domination/control, B.E.R.S. AD, Varna, Bulgaria was treated an associated company in the consolidated financial statements. GROUP Business Software AG's interest in B.E.R.S AD, with acquisition costs of 265,000.00 Euros, is 50%.

Associated Companies	Headquarters	Total Value	Debts	Sales Revenues	Annual Profit/Loss
		Assets
		3.31.11
		KUSD	KUSD	KUSD	KUSD

B.E.R.S. AD	Varna	186	59	379	-118

F-33

Note 5          CASH AND CASH EQUIVALENTS

As of the financial statement date, the Company’s cash and cash equivalents totaled 8,531 KUSD (previous year: 1,745 KUSD). Included in that amount are cash equivalents of 20 KUSD (previous year: 42 KUSD). 250 KUSD are in accounts that are subject to federal deposit insurance as of the financial statement date. (No insurance in previous year.)

Note 6          ACCOUNTS RECEIVABLE

Receivables are generally measured at their nominal value and taking into account all foreseeable risks. Probable default risks are handled with specific allowances for bad debts. With regard to the trade receivables which are neither impaired nor delinquent, there are no indications as of the financial statement date that the debtors will not meet their payment obligations.

There were no expenses incurred through derecognition of receivables in the 2011 and 2010 fiscal years.

The residual term of the receivables is less than one year with the exception of deposits provided as security presented under other financial assets.

Note 7          PREPAID EXPENSES

Prepaid expenses in the amount of 1,423 KUSD (previous year: 1,551 KUSD) represent a down payment toward a share of sales in a basic technology in the amount of 1,201 KUSD (previous year: 1,213 KUSD). Due to technical delays, the term of this license has been extended until June 30, 2014.

Note 8          ASSETS HELD FOR RESALE

In fiscal 2010, the outgoing assets associated with the sale of the two subsidiaries, Gedys IntraWare GmbH and GROUP Business Software Holding OY, were recognized under this category in the amount of 12,373 KUSD. A breakdown of the assets included is disclosed below. The ultimate disposal in fiscal 2011 was not shown as a discontinued operation as there continues to be operations in the segment to which it was grouped.

KUSD
2010
Asset
Cash	1,185.6
Trade receivables	2,847.6
Other receivables	281.3
Equipment	66.2
Goodwill	7,292.6
Other intangible assets	699.3
12,372.6

F-34

Note 9          OTHER RECEIVABLES - CURRENT

The largest individual item under other receivables represents reinstatement of a receivable from previous management of a subsidiary company in the amount of 1,902 KUSD (previous year: 0 KUSD). Also included herein are tax refund claims (44 KUSD; previous year: 229 KUSD), other loans issued (0 KUSD; previous year: 59 KUSD) as well as security deposits (224 KUSD; previous year: 163 KUSD).

Note 10          PROPERTY PLANT AND EQUIPMENT

Fixed assets are measured at cost less scheduled straight-line depreciation. The specific useful life was based on those used uniformly at the parent company.

Depreciation of the computer hardware listed as office equipment is distributed over a period of three to five years. The depreciation period for other office equipment is three to ten years. Office furnishings are depreciated over a period of eight to ten years.

	KUSD 3.31.11			KUSD 3.31.10
		Accumulated	Net Book		Accumulated	Net Book
	Cost	Depreciation	Value	Cost	Depreciation	Value

Equipment	4,494	4,196	298	4,538	4,262	276

Note 11          LONG TERM FINANCIAL ASSETS

The major components of the Financial Assets include the following:

	KUSDS	KUSDS
	2011	2010
Receivable from sale of GEDYS IntraWare GmbH
Balance outstanding, repayable in monthly instalments of $20,086, bearing interest at prime plus .25%, not be be greater than 2% per annum	984	-
Current portion, included in other current receivables	241	-
	743	-
Other long term receivables	95	99
Balance, March 31	838	99

Note 12          INVESTMENT IN RELATED COMPANY

The investment, representing 50% of B.E.R.S. AD has been accounted for on the equity basis, with the Company’s proportionate share of income being recorded in the consolidated statement of operations with a corresponding adjustment to the asset carrying value. In fiscal 2011, the proportion share of the loss was 59 KUSD and in 2010 it was 46 KUSD.

F-35

Note 13          GOODWILL

Goodwill results from business combinations and is tested annually for recoverability as part of an impairment test. Goodwill arises from the following business acquisitions:

Affiliated Company	Date of the First Consolidation	Goodwill as of 3.31.11 in KUSD	Goodwill as of 3/.31.10 in KUSD
global words AG	01.10.02	5.095,3	4.821,9
GROUP Technologies AG	01.09.05	4.479,7	4.239,4
GROUP Business Software Inc.	31.12.05	2.177,5	2.060,7
GROUP LIVE N.V.	31.12.05	1.324,2	1.253,2
Retained Goodwillof CRM	31.12.05	3.108,4	2.941,7
GROUP Business Software Ltd	31.12.05	2.765,1	2.616,7
ebVOKUS Software GmbH	01.10.05	443,6	419,8
GAP AG für GSM Applikationen und Produkte	31.12.05	1.913,9	1.811,2
Relavis Corporation	01.08.07	7.288,3	6.897,2
Permessa	22.09.10	2.387,4	0,0
GROUP Business Software AG	06.01.11	8.705,5	8.705,5
		39.689,0	35.767,3

Note 14          SOFTWARE

Development costs

The costs of developing new software products and updating products already marketed by GROUP Business Software AG are generally recognized as expenses in the period in which they arise. Provided they meet the conditions for capitalization as per FASB ASC 985-20-25, they are capitalized. Capitalized development costs can be attributed to the defined products. These products are technically realizable and there is a target market for them.

The development costs arising in the reporting period result from the personnel costs to be attributed to the development work as well as overhead costs, provided that these are related to the development work and do not represent general administrative costs. The ascribable overhead costs are directly recognized.

Capitalized development costs are generally amortized over a period of three years starting with the date of marketability of the new products or major releases.

Concessions, Industrial Property Rights, Licenses

The intangible financial assets carried in this item are licenses acquired in exchange for payment.

These financial assets are measured at acquisition cost less scheduled straight-line amortization. The assets added in the scope of the cost price allocation of the business divisions acquired this year.

The useful life spans were based uniformly throughout the Corporation on those used by the parent company. Scheduled amortization is performed over a period from three to ten years.

F-36

The useful life of the domain “gbs.com”, acquired during the previous year, was estimated as unlimited. This is because no other legal, contractual or other factors exist which would limit its useful life. It is not systematically amortized, but rather annually and also, whenever there are signs pointing to impairment, it is tested for its recoverability and if necessary written down to the amount which could be obtained for it if sold.

Amortization of concessions, industrial property rights and similar rights and assets as well as licenses to such rights and assets is presented in the profit and loss statement under "Depreciation and Amortization."

Note 15          OTHER ASSETS

Re-insurance claims from life insurance (reinsurance of pension obligations) were recognized as actuarial reserves. Corresponding communications by the insurance companies form the basis for the valuation. Earnings from interest on the financial assets were - according to the cost of liabilities from pension obligations - presented in the pension plan costs.

Note 16          NOTES PAYABLE

This item concerns the outside capital components of the convertible bond issue in the amount of 1,440 KUSD (previous year: 0 KUSD; long term 1,550 KUSD). The outside capital component of the convertible bond is carried at amortized cost according the effective interest method in compliance with the categorization pursuant to FASB ASC 815-15. The effective interest rate used as a basis as of the financial statement date is 6.16% (previous year: 6,61%). The debt is convertible at the rate of $1.44 debt to one share. The calculated value of the conversion feature was not material.

The term of the convertible bonds ends on December 31, 2011. In January, 2012, only $1,286 USD was converted into shares. The balance was repaid in cash.

Note 17          LIABILITIES TO BANKS - CURRENT

Short term liabilities to bank represent an operating line of credit, bearing interest at 3.8%, with a credit limit of 80 KUSD. Security is disclosed with the long term portion of bank debt. See Note 22.

Note 18          ACCOUNTS PAYABLE AND ACCRUED LIABILITIES

Trade payables

As of the financial statement date, trade accounts payable amounted to 2,043 KUSD (previous year: 1,403 KUSD). Trade payables are carried at their repayment amount and all have a residual term of up to one year.

Tax accruals

As of the financial statement date, provisions for taxation were created in the amount of 112 KUSD (previous year: 45 KUSD).

F-37

Other accrual

Other provisions are created in the amount necessary as of the financial statement date which is necessary, according to a reasonable commercial appraisal, in order to cover future payment obligations, perceivable risks as well as uncertain liabilities of the Company. The amounts deemed to be most likely in a careful assessment of the situation are accrued.

KUSD	Status				Currency	Status
	04.01.10	Utilization	Dissolution	Increase	Differences	03.31.11

Salary	1.004	895	118	1.241	10	1.241
Vacation	245	247	0	224	2	224
Workers Compensation Insurance Association	20	20	0	15	0	15
Compensation Levy for Non-Employment of Severely Handicapped Persons	16	16	0	17	0	17
Outstanding Invoices	463	282	86	794	0	889
Annual Financial Statement Costs	232	199	11	182	1	205
Other Provisions	254	221	26	49	9	66
Warranties	133	90	0	82	0	125
Provision for Legal Costs	70	6	40	13	0	36
Reclassification Held for Sale	-352	-237	0	116	0	0
Total	2.083	1.739	282	2.734	21	2.817

Provisions for salaries include the provisions created for the variable salaries of the sales staff for the sales objectives reached in this business year as well as the contractually stipulated guaranteed bonuses for the members of the Board of Directors for the business year.

Vacation provisions include the obligations of GROUP’s companies to their employees from remaining vacation claims for the reporting period. The amount of the provision is based on the gross salary of the individual employee plus the employer contribution to social security and the unused vacation days as of the financial statement date.

For liabilities not yet settled, a provision totaling 889 KUSD (previous year: 463 KUSD) was created.

Expenses for preparing the annual financial statements and the consolidated financial statements, for the auditing of the Company and consolidated financial statements were recognized at 205 KUSD (previous year: 232 KUSD.

For warranty claims, a provision was created depending on income from services.

F-38

Note 19          OTHER SHORT TERM LIABILITIES

Other short-term liabilities are comprised of the following:

Other Short-Term Liabilities	3.31.11	3.31.10
	KUSD	KUSD
Purchase Assets L911	745.9	505.1
Purchase Assets - Fastworks	119.2	-
Purchase Assets - Permessa	757.9	-
Purchase Assets - Salesplace	504.8	-
Tax Liabilities	603.9	635.4
Loans	-	72.4
Other Liabilities	88,3	770.0
	2,820.0	1,982.9

Note 20          DEFERRED INCOME

Accruals for future periods leading to realization of sales after the financial statement date are reported under deferred income. The deferred income items listed as of the financial statement date in the amount of 6,208 KUSD (previous year: 5,920 KUSD) mainly include maintenance income collected in advance for the period after the end of the fiscal year which primarily accumulated in the parent company. They are amortized on a straight-line basis over the respective contract terms.

Note 21          LIABILITIES HELD FOR SALE

In fiscal 2010, the outgoing liabilities associated with the sale of the two subsidiaries, Gedys IntraWare GmbH and GROUP Business Software Holding OY, were recognized under this category in the amount of 2,013.7 KUSD. A breakdown of the liabilities included is disclosed below. The ultimate disposal in fiscal 2011 was not shown as a discontinued operation as there continues to be operations in the segment to which it was grouped.

KUSD
2010
Libility
Trade payables	1,178.6
Other liabilities	790.4
Deferred income	44.7
2,013.7

Note 22          LIABILITIES TO BANKS – LONG TERM

Liabilities to banks represent bank facilities of GROUP AG with Baden-Württembergische Bank with a credit line totaling 4,017 KUSD and are collateralized by a silent blanket agreement for GROUP AG’s trade receivables. The term of the loan runs until June 30, 2014. The Company has curtailed the risk of changing interest rates existing with regard to liabilities to banks due to variable interest rate agreements by obtaining a fixed interest rate for half of its credit line. Accordingly, 2,008.5 KUSD is bearing interest at prime plus 1.5% and 2,008.5 KUSD is fixed at 3.5%

F-39

Note 23          OTHER LIABILITIES – LONG TERM

Other long-term liabilities are made up of unsecured liabilities connected to the purchase of assets as follows:

Other Long-Term Liabilities	3.31.11	3.31.10
	KUSD	KUSD
Purchase Assets L911	3.448,2	4.426,3
Purchase Assets Fastworks	506,2
Purchase Assets Permessa	1.162,3
Purchase Assets Salesplace	1.011,0
	6.127,7	4.426,3

Expected payments over the next 5 fiscal years stated in KUSD.

		Purchase	Purchase	Purchase
	Purchase	Assets	Assets	Assets
	Asset L911	Fastworks	Permessa	Salesplace

Interset	4.50%	5.50%	0.00%	0.00%

Expiration date	Sep 30, 2013	April 15, 2013	June 30, 2013	Jan 15, 2013
2012	745.9	119.2	7 57.9	5 04.8
2013	33.5	133.9	1,004.3	669.6
2014	3,414.7	372.3	1 58.0	3 41.5
2015	-	-	-	-
2016	-	-	-	-
Thereafter	-	-	-	-
Total	4,194.1	625.4	1,920.2	1,515.8

Note 24          COMMON STOCK

Common stock belongs to the legally purchasing company according to the principles of a Reverse Acquisition and therefore, the common stock as that of GBS Enterprises Incorporated. The Company has authorized capital of 75,000,000 common shares and 25,000,000 preferred shares each with a par value of $001. No preferred shares have been issued. As at March 31, 2011, there were 22,544,000 shares of common stock issued. At the time of the Reverse Acquisition, there were 16,500,000 shares of common stock outstanding and, as the Reverse Acquisition was accounted for as a recapitalization applied retroactively, this balance is recorded as the balance outstanding since inception.

During the reporting period from the date of the Reverse Acquisition to March 31, 2011, the Company completed a private placement offering whereby it raised $7,555,000 gross proceeds through the sale of 6,044,000 units at $1.25 per unit. Each unit represented one share of common stock and one warrant. The warrant allows the holder to purchase one share of common stock of the Company from the date of the grant until the third anniversary of the date of the grant for a purchase price of $1.50 per share.

F-40

Warrants and Options

The Company has issued warrants to outside consultants in payments for services provided as detailed in the following schedule. The warrants are issued as “cashless” warrants and all have a three-year term with the exception of the Ventana Capital Partners’ warrant which has a 30 month term. Each warrant is exercisable into one share of common stock. The warrants have been valued using a Black-Scholes option pricing model with appropriate volatility, equity value and interest rate inputs. The valuation of the warrants is for disclosure purposes only as the charge is related to the cost of issuing the shares and there is no impact to the financial statements. There are no stock options issued by the Company to employees or other parties.

Valuation of Common Stock Purchase Warrants

Summary of Warrants Issued

				Stock Value at	Warrant
Outside Consultants	Grant Size	Strike Price	Val. Date	Warrant Date	Value

Ventana Capital Partners	2,000,000	$4.00	10/1/2010	$0.03	$0.00

Frank J. Pena	117,880	$1.50	3/14/2011	$0.91	$0.34

GarWood Securities, LLC	117,880	$1.50	3/14/2011	$0.91	$0.34

Jackson E. Spears	421,520	$1.50	3/14/2011	$0.91	$0.34

William Gregozeski	50,000	$1.50	3/14/2011	$0.91	$0.34

Frank J. Pena	3,000	$1.50	3/24/2011	$0.91	$0.34

GarWood Securities, LLC	2,400	$1.50	3/24/2011	$0.91	$0.34

Jackson E. Spears	9,600	$1.50	3/24/2011	$0.91	$0.34

	Common	Valuation	Fair Value per	Warrants'
Common Stock Warrants Issued to Outside Consultants	Shares	Date	Warrant Share	Fair Value

Common Stock Warrants Issued on October 1, 2010	2,000,000	10/1/2010	$0.00	$0

Common Stock Warrants Issued on March 14, 2011	707,280	3/14/2011	$0.34	$240,475

Common Stock Warrants Granted on March 24, 2011	15,000	3/24/2011	$0.34	$5,100

		Total Warrants' Fair Value		$245,575

F-41

Note 25          SEGMENT REPORTING

The Company reports segment information based on the “management’ approach. Segment management is performed at the level of chief operating decision maker. Operating segments are defined as components of an enterprise about which separate financial information is evaluated regularly by the CODM in deciding how to allocate resources and assess performance. Because of this management structure, the Company has only one reporting unit which is the same as an operating or reportable segment, which is no different in this case, as the entity as a whole (entity or consolidated level). In summary, the Company presents its financial statements as a single reporting unit because it directly reflects the way the entity manages its operations by the chief operating decision maker.

Gross revenue may be broken down by the following products.

Sales Revenues	3.31.11	3.31.10
	KUSD	KUSD

Licenses	4,981	6,272
Maintenance	9,616	12,114
Partner Contribution	21	138
Service	5,243	6,992
Third-Party Products	3,062	3,344
LND Third-Party Products	4,610	2,502
Others	173	223

	27,707	31,585

Revenues by geographic area for the year ended March 31, 2011 and 2010 are as follows:

	3.31.11	3.31.10
	KUSD	KUSD

US	7,768	2,426
Germany	19,213	28,251
United Kingdom	726	793
Other	-	115
	27,707	31,585

Long-lived assets by geographic area, which primarily include property plant and equipment as at March 31, 2011 and 2010 are as follows:

F-42

	2011	2010
	KUSD	KUSD
US	71	15
Germany	224	261
United Kingdom	3	-
	298	391

Note 26          OTHER INCOME

Other income of 2,394 KUSD (previous year: 454 KUSD) relate within 1,902 KUSD (previous year: 0 KUSD) from the reinstatement of a receivable from the former managers of a subsidiary as disclosed in Note 9 – other current receivables.

Note 27          RELATED PARTY TRANSACTIONS AND BALANCES

Related parties basically refer to the Board of Directors, Supervisory Board, stockholders and associated companies.

Business transactions between the companies and its subsidiaries which are also considered to be related companies were eliminated through the consolidation and are not reflected within these footnotes to the consolidated statements.

Remuneration of the management occupying key positions in the Corporation subject to disclosure include the remuneration of the Board of Directors and that of the Supervisory Board. With regard to their remuneration, please see Section VIII.

In addition, the following transactions took place in the fiscal year:

F-43

Company	Related	Transaction	Amount in	Comment
	Party		KUSD

GROUP Business Software AG	Joerg Ott	Rental Agreement as Landlord and Owner of Hospitalstraße 6, 99817 Eisenach	58	Rental Expenses 2011
			60	Rental Expenses 2010
			18	Remaining term
GROUP Business Softwar AG	Board of Directors	Remuneration	891	Expense in 2011
			971	Expense in 2010
GBS Enterprises Incorporated	Joerg Ott	Interest on demand note	2	Expense in 2011
GBS Enterprises Incorporated	Lotus Holdings Ltd.	Interest on demand note	8	Expense in 2011

The following related party balances existed as at March 31, 2011 (None in 2010)

KUSD
2011

Due to a director and shareholder, unsecured demand note payable, bearing interest at 5%	152
Due to to related company, bearing interest at 5% due October 31, 2011
- secured by 3,049,489 shares of GROUP AG	300
- secured by 2,000,000 shares of GROUP AG	200
- secured by 500,000 shares of GROUP AG	100
- secured by software	78
830

NOTE 28          PENSION PLAN OBLIGATIONS

The Company has a non-contributory defined benefit pension plan (“Qualified Plans”). The Qualified Plans provide retirement benefits for certain employees meeting certain age and service requirements. Benefits for the Qualified Plans are funded from assets held in the plans’ trusts.

Benefit Obligations and Funded Status

The following table presents the status of GROUP AG’s pension plan. The benefit obligation for pension plans represents the projected benefit obligation. GROUP AG’s benefit obligations and plan assets are measured each year as of March 31.

F-44

	Pension benefits in USD
	2011	2010

Change in benefit obligation:
Benefit obligation at beginning of year	139,572	143,191
Service cost	-	-
Interest cost	7,676	7,874
Actuarial loss (gain)	6,714	(789)
Curtailment (gain) loss	-	-
Plan amendments	-	-
Foreign exchange rate changes	-	-
Participant contributions	-	-
Benefits paid	-	-
Benefit obligation at end of year	153,962	150,276
Change in plan assets:
Fair value of plan assets at beginning of year	90,095	94,767
Actual return on plan assets	2,041	3,207
Employer contributions	-	-
Participant contributions	-	-
Benefits paid	-	-
Foreign exchange rate changes	-	-
Fair value of plan assets at end of year	93,035	97,973
Funded status at end of the year	(60,927)	(52,303)

	Pension benefits in USD
	2011	2010

Amounts recognized in the Balance Sheets
Non current asset	223,630	175900
Current liabilities	(153,962)	(150,276)
Net	69,668	25,624
Amounts recognized in other accumulated comprehensive earnings
Net actuarial loss (gain)	16,431	10,292
Prior service cost (credit	-	-
Net	16,431	10,292

The following table presents the components of net periodic benefit cost and other comprehensive earnings for Group AG’s pension plan.

	Pension benefits in USD
	2011	2010
Net periodic benefit cost:
Service cost	-	-
Interest cost	7,676	7,874
Recognition of net actuarial loss (gain)	6,714	-789
Recognition of prior service cost	-	-
	14,390	7,085
Total net periodic benefit cost
Other comprehensive earnings:
Actuarial (gain) loss arising in current year	2,041	3,207
Prior service cost (credit) arising in current year	-	-
Recognition of net actuarial (loss) gain in net periodic benefit cost	-	-
Recognition of prior service cost, including curtailment,
in net periodic benefit cost	-	-
Total other comprehensive earnings (loss)	2,041	3,207
Total recognized	16,431	10,292

F-45

Assumptions

The following table presents the weighted average actuarial assumptions that were used to determine benefit obligations and net periodic benefit costs.

	Pension Benefits
	2011	2010

Assumption to determine benefit obligations:
Discount rate	5.7%	6.0%
Rate of compensation increase	N/A	N/A
Assumptions to determine net periodic benefit cost:
Discount rate	6.0%	6.0%
Expected return on plan assets	N/A	N/A
Rate of compensation increase	N/A	N/A

Discount rate — Future pension obligations are discounted at the end of each year based on the rate at which obligations could be effectively settled, considering the timing of estimated future cash flows related to the plans. This rate is based on high-quality bond yields, after allowing for call and default risk. High quality corporate bond yield indices are considered when selecting the discount rate.

Rate of compensation increase — The expected DBO for end of 2011/ 2012 is estimated to increase from $ 153,962 in 2010/ 2011 to $ 169,857. The expected increase of the assets is estimated end of 2011/ 2012 by $ 4,143.

Expected return on plan assets — The expected rate of return on plan assets was determined by evaluating input from external consultants and economists as well as long-term inflation assumptions. The Company expects the long-term asset allocation to approximate the targeted allocation. Therefore, the expected long-term rate of return on plan assets is based on the target allocation of investment types in such assets. See plan assets discussion below for more information on GROUP AG’s target allocations.

Pension Plan Assets

GROUP AG’s overall investment objective for its pension plans’ is to eliminate further risks. Therefore, all permitted benefits are reinsuranced. In total, the benefits from the permitted pension correspond to the benefits of the reinsurances which have been signed for these pension promises.

Note 29          DEFERRED INCOME TAXES

As a result of the change in the majority ownership of GROUP Business Software in 2011 and based on the current legal situation, management has determined it is more likely than not that the tax losses carried forward will be available as a deduction to determine taxable income. Therefore, the deferred tax assets from the losses carried forward for GROUP Business Software AG in an amount of 3,691 KUSD was written off this year and included in income tax expense.

F-46

The following schedule details the reconciliation of the Consolidated Earnings Before Taxes to the Income Tax Expense per the Consolidated Profit and Loss Statement:

	USD	USD
March 31	2011	2010
Statutory rate	23.0% - 34.0%	23.0% - 34.0%

Expected income taxes recovery at the statutory rate	(118,198)	440,023

Effect of change in tax rate	(71,536)	(47,458)
Permanent differences	(347,871)	(259,483)
Temporary differences	208,005	(14,259)
Price allocation from consolidation	172,795	(146,787)
Change in deferred income tax asset	3,349,211	67,626
Valuation allowance	90,685	4,445
Income tax expense (recovery) recognized	3,283,091	44,106

Income tax expense (recovery) is comprised of:
Current	40,552	116,248
Future	3,242,539	(72,143)

The following schedule reflects a summary of the basic components of the Deferred Tax Liability as presented in the Company’s Consolidated Balance Sheet.

	USD	USD
March 31	2011	2010

Intangible assets	64,277	121,121
Non-capital losses availiable for future periods	587,943	4,088,599
Price allocation from consolidation	(251,173)	(102,376)
	401,047	4,107,344
Valuation allowance	(143,362)	(52,677)
	257,685	4,054,667

The balances have been dislcosed as follows:

	USD	USD
March 31	2011	2010

Short term asset	-	12,284
Long term assets	1,136,135	4,968,740
Long term liability	(878,450)	(926,357)
	257,685	4,054,667

The Company also has incurred losses for income tax purposes of approximately 1,996 KUSD which may be applied in future years to reduce taxable income. The ability to apply this loss expires starting in 2015.

F-47

Note 30           SUPPLEMENTAL CASH FLOW DISCLOSURES

	2011	2010
	USD	USD
Cash paid for
Interest paid	471,282	263,590
Taxes paid (recovered)	40,552	116,248

The significant non-cash transactions for the year ended March 31, 2011 and 2010 were as follows:

a)	On October 9, 2009, the Company purchased L911 Assets for 4,753 KUSD. The Company paid 234 KUSD upon signing and financed the remainder. The financed balance is disclosed in Notes 19 & 23, Other Liabilities.

b)	On May 10, 2010, the Company purchased Fastworks Assets for 1,305KUSD. The Company paid 502 KUSD upon signing and financed the balance. The balance is disclosed in Notes 19 & 23, Other Liabilities.

c)	On September 17, 2010, the Company purchased Permessa Assets for 3,079 KUSD. The Company paid 535 KUSD upon signing and financed the balance. The balance is disclosed in Notes 19 & 23, Other Liabilities

d)	On September 22, 2010, the Company purchased Salesplace Assets for 3,341 KUSD. The Company paid 1,332 KUSD upon signing and financed the balance. The balance is disclosed in Note 19 & 23, Other Liabilities.

F-48

Note 31          COMMITMENTS

The Company has the following commitments as at March 31, 2011:

Other Financial Obligations	1 Year	Over 1 year	Total
	KUSD	KUSD	KUSD

Liabilities from Rental Agreements	350	350	700
Previous Year	636	673	1,309

Liabilities from Vehicle Lease Agreements	175	350	525
Previous Year	133	222	355

Liabilities from other Lease Agreements	54	44	98
Previous Year	49	72	121

Lease agreement - subsequent to year end	100	250	0

Current Year - 2011	678	993	1,672
Previous Year - 2010	818	967	1,785

Note 32          SUBSEQUENT EVENTS

Pavone AG

Effective April 1, 2011, the Company entered into an agreement to acquire 100% of the outstanding common shares of Pavone AG, a German corporation, for $350,000 in cash and 1,000,000 shares of its common stock. The fair value of the common stock was determined to be $4.90 per share, representing the market value at the end of trading on the date of the agreement. The total value of the investment, including the assumption of $11,261 in debt was $5,261,261.

Group Ware AG

Effective June 1, 2011, the Company acquired 100% of the outstanding common shares of GroupWare, Inc., a State of Florida corporation. As consideration the Company paid $250,000 and issued 250,000 shares of its common stock. The fair value of the common stock was determined to be $4.34 per share, representing the market value at the end of trading on the date of the agreement. The total value of the investment, including the assumption of $219,902 in debt was $1,554,902.

IDC Global, Inc.

On July 25, 2011, the Company acquired 100% of the issued and outstanding shares of common stock of IDC Global, Inc. (“IDC”), a Delaware corporation with offices in Chicago, New York, London and other key cities. Pursuant to the acquisition agreement of July 15, 2011, the Company agreed to issue the shareholders an aggregate of 800,000 shares of common stock and make a cash payment of $750,000. The agreement required an additional payment to the management shareholders of 80,000 shares of common stock and pay signing bonuses to personnel of $35,000. The Company also agreed to reimburse IDC up to $25,000 for incurred accounting and legal fees related to the transaction. The total value of the investment, including $883,005 of debt assumption was $4,713,005.

F-49

SD Holdings Ltd. and Synaptris, Inc.

On September 27, 2011, the Company entered into an acquisition agreement with SD Holdings Ltd. (“SYN”), a Mauritius corporation and the shareholders of SYN (the “Selling Shareholders”) owning 100% of issued and outstanding shares of SYN. Pursuant to the agreement, the Company purchased one hundred percent (100%) of the issued and outstanding shares of SYN (“SYN Shares”) effective November 1, 2011 in consideration for (i) 700,000 shares of common stock of GBS and (ii) $525,529. The fair value of the common stock was determined to be $2.05 per share, representing the market value at the end of trading on the date of the agreement.

GROUP Business Software AG

On February 27, 2012, GROUP increased its share capital with an investment in kind of 1,750,000 shares. The investment in kind related to a conversion of the long-term loan given from Lotus Holdings Ltd. to GROUP in conclusion with the Lotus 911 purchase. As such, the shares issued by GROUP increased to 26,982,000.

Simultaneously and effective February 27, 2012, the Company increased its participation in GROUP by 883,765 shares to a total amount of 13,525,000 shares or 50.1%

Notes Payable

In January, 2012, $1,286 of the convertible notes payable were converted into shares. The balance was repaid in cash.

F-50

Note 33 CORRECTION OF ERRORS ON PREVIOUSLY ISSUED FINANCIAL STATEMENTS

Restatement of Balance Sheet – March 31, 2010

	As Previously		As
	Issued	Restatement	Restated
	$	$	$
Assets
Current Assets
Cash and cash equivalents	1,744,965		1,744,965
Accounts receivable	2,821,958		2,821,958
Inventories	114,172		114,172
Deferred tax assets	12,284		12,284
Prepaid expenses	1,550,634		1,550,634
Assets held for sale	332,812	12,039,788	12,372,600
Other receivables	12,372,600	(12,039,788)	332,812
Total current assets	18,949,425		18,949,425

Non-current assets	54,692,431		54,692,431

Total assets	73,641,856		73,641,856

There were no other adjustments to the liabilities and stockholders’ equity as at March 31, 2010.

Restatement of Balance Sheet – March 31, 2011

F-51

	As Previously
	Issued		Corrections	As restated
	$		$	$
Assets
Current Assets
Cash and cash equivalents	8,530,864			8,530,864
Accounts receivable	5,698,321			5,698,321
Prepaid expenses	1,423,281			1,423,281
Assets held for sale				-
Other receivables	1,981,887	(1)	241,000	2,222,887
Total current assets	17,634,353			17,875,353

Property, plant and equipment	298,497		-	298,497
Financial assets	1,369,454	(1)	(531,973)	837,481
Investment in related company, at equity		(1)	290,973	290,973
Deferred tax assets	1,136,135			1,136,135
Goodwill	39,688,966			39,688,966
Software	16,514,894			16,514,894
Other assets	223,630			223,630
Total non-current assets	59,231,576			58,990,576

Total assets	76,865,929			76,865,929

Liabilities and shareholders' equity
Current liabilities
Notes payable	1,440,295			1,440,295
Liabilities to banks	50,324	(2)	(251)	50,073
Accounts payables and accrued liabilities	4,972,833	(1)	23,915	4,996,748
Other liabilities	3,674,073	(1)	(854,071)	2,820,002
Deferred income	6,208,458			6,208,458
Due to related parties		(1)	830,156	830,156
Total current liabilities	16,345,983			16,345,732

Long term liabilities	7,940,062			7,940,062

Total liabilities	24,286,045			24,285,794

Stockholders' equity
Common stock	22,544			22,544
Additional paid in capital	33,894,661			33,894,661
Retained earnings	(174,959	)(2)	(147,560)	(322,519)
Other comprehensive income	(13,639)			(13,639)
	33,728,607			33,581,047
Noncontrolling interest in subsidiaries	18,851,277	(2)	147,811	18,999,088
Total equity	52,579,884			52,580,135

Total equity and liabilities	76,865,929			76,865,929

(1)	Re-allocation arising from previously unidentified related party balances.
(2)	Restatement required to correct over allocation of amounts allocated to noncontrolling interest in subsidiaries. This re-allocation also required restatement of the Consolidated Statement of Operations, as noted below.

F-52

Restatement of Consolidated Statement of Operations – for the year ended March 31, 2011

	As
	Previously filed	Corrections	As Restated
	$		$
Net income (loss)	(3,637,306)		(3,637,306)
Net income (loss) attributable to noncontrolling interest	(1,963,354)	291,295	(1,672,059)

Net income (loss) attibutable to stockolders	(1,817,687)	(147,560)	(1,965,247)

Other comprehensive income (loss)	(144,159)	(143,383)	(287,542)
Other comprehensive income (loss) attributable to noncontrolling interest	-	(143,484)	(143,484)
Other comprehensive income (loss attributable to stockholders	(144,159)		(144,058)

Comprehesive income (loss) attributed to stockholders	(1,961,746)	(147,560)	(2,109,306)

Restatement of Cash Flow Statements for the years ended March 31, 2011 and 2010

F-53

GBS Enterprises Incorporated

Consolidated statements of cash flows

For the Years Ended March 31, 2011

	March 31, 2011		March 31, 2010
	As	As	As	As
	Previously filed	Restated	Previously filed	Restated
	$	$	$	$

Cash flow from operating activties
Net income (loss) for the year	(3,637,306)	(3,637,306)	1,419,438	1,419,438
Adjustments
Deferred income taxes	3,239,283	3,796,982	(167,191)	(167,191)
Depreciation and amortization	4,036,047	4,035,732	2,894,795	2,894,795
Interest expense	-	(109,195)	-	80,448
Loss on sale of assets	-	266,269	-	-
Loss from equity investment	-	85,599	31,078	31,078
Minority interest losses	(9,188)	(143,736)	-	-
Changes in operating assets and liabilities
Accounts receivable and other assets	(5,310,427)	(4,529,889)	1,893,241	2,812,836
Retirement benefit obligation	14,730	3,686	10,243	10,243
Inventories	-	114,172	(12,265)	(12,265)
Accounts payable and other liabilities	3,440,602	2,755,795	(2,084,566)	(2,738,594)
Net cash provided by operating activities	1,773,741	2,638,109	3,984,773	4,330,788

Cash flow from investing activties
Purchase of intangible assets	(3,865,982)	(5,941,612)	(4,560,821)	(4,560,821)
Purchase of property, plant and eq.	(161,037)	(161,037)	(479,398)	(479,398)
Purchase of subsidiaries	(251,751)	-	(1,513,176)	(1,513,176)
Proceeds from sale of subsidaries	5,052,424	2,588,035	-	-
Increase in financial assets	-	321,515	-	-
Net cash used in investing activities	773,654	(3,193,099)	(6,553,395)	(6,553,395)

Cash flow from financing activties
Net borrowings - banks	(2,221,567)	(2,484,597)	830,001	830,001
Other borrowings	80,234	2,460,438	(489,629)	(692,093)
Loans from related party	-	830,156	-	-
Capital paid-in	6,678,950	6,678,950	-	-
Net cash used in financing activities	4,537,617	7,484,947	340,372	137,908

Net increase in cash	7,085,012	6,929,957	(2,228,250)	(2,084,699)
Effect of translation on cash and cash equivalents	(299,113)	(144,058)	220,648	77,097
Cash and cash equivalents beginning of the year	1,744,965	1,744,965	3,752,567	3,752,567
Cash and cash equivalents end of the year	8,530,864	8,530,864	1,744,965	1,744,965

Restatements in both years arise out of changes in cash flow analysis of subsidiaries.

F-54

8,064,000 Shares

Common Stock

GBS ENTERPRISES INCORPORATED

PROSPECTUS

Until ninety days after the date this registration statement is declared effective, all dealers that effect transactions in these securities whether or not participating in this offering, may be required to deliver a Prospectus. This is in addition to the dealer's obligation to deliver a Prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

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PART II – INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution.

Securities and Exchange Commission Registration Fee	$1,092
Printing Fees	2,500	*
Accounting fees	4,000	*
Legal fees and expenses	10,000	*
TOTAL	$17,592	*

* estimated

All amounts are estimates other than the Commission’s registration fee. We are paying all expenses of the offering listed above. No portion of these expenses will be borne by the Selling Stockholders. The Selling Stockholders, however, will pay any other expenses incurred in selling their Common Stock, including any brokerage commissions or costs of sale.

Item 14. Indemnification of Directors and Officers

The statutes, charter provisions, by-laws, contracts or other arrangements under which any of our controlling person, director or officer is or may be insured or indemnified against any liability which he may incur in that capacity, are as follows:

(1)           Sections 78.037, 78.7502, 78.751, and 78.752 of the Nevada Revised Statutes offer limitation of liability protection for officers and directors, indemnification protection of officers, directors, employees and agents of a Nevada corporation, and provide that Nevada corporations may purchase insurance to protect directors, officers, employees and agents. They generally provide that:

(a)           a Nevada corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the corporation, by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with the action, suit or proceeding if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful;

(b)           a Nevada corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses, including amounts paid in settlement and attorneys’ fees actually and reasonably incurred by him in connection with the defense or settlement of the action or suit if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation. Indemnification may not be made for any claim, issue or matter as to which such a person has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals there from, to be liable to the corporation or for amounts paid in settlement to the corporation, unless and only to the extent that the court in which the action or suit was brought or other court of competent jurisdiction determines upon application that in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper; and

(c)           to the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to above, or in defense of any claim, issue or matter therein, the corporation shall indemnify him against expenses, including attorneys’ fees, actually and reasonably incurred by him in connection with the defense.

(2)           The Company’s articles of incorporation provides that to the fullest extent allowed by law, the directors and executive officers of the Company shall be entitled to indemnification from the Company for acts or omissions taking place in connection with their activities in such capacities.

(3)           The Company’s by-laws provides indemnification rights to the Company’s officers, directors or controlling persons in a manner similar to the Nevada statutes described above.

66

(4)           The Company has obtained Director and Officer insurance coverage in the amount of $5,000,000 per occurrence that insures our officers, directors or controlling persons against liabilities that may arise against them.

These indemnification provisions may be sufficiently broad to permit indemnification of the registrant’s executive officers and directors for liabilities (including reimbursement of expenses incurred) arising under the Securities Act of 1933.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. No pending material litigation or proceeding involving our directors, executive officers, employees or other agents as to which indemnification is being sought exists, and we are not aware of any pending or threatened material litigation that may result in claims for indemnification by any of our directors or executive officers.

Insofar as indemnification for liabilities under the Securities Act may be permitted to directors, officers, or persons controlling the Company pursuant to the foregoing provisions, we have been informed that, in the opinion of the Commission, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Item 15. Recent Sales of Unregistered Securities.

March 2011 Private Placement Offering

On March 11, 2011, GBS Enterprises Incorporated (OTCBB: GBSX), a Nevada corporation (the “Company”), consummated a private placement offering (the “Private Placement”) involving the sale of an aggregate of 5,894,000 Units at a subscription price of $1.25 per Unit, for gross proceeds of $7,367,500.

On March 29, 2011, the Company consummated the second and final closing of the Private Placement involving the sale of an additional 150,000 Units at a subscription price of $1.25 per Unit, for gross proceeds of $187,500.

In total, the Company sold 6,044,000 Units in the Private Placement for gross proceeds of $7,555,000

Each Unit sold in the Offering consisted of one share of the Company’s Common Stock and one warrant (the “Private Placement Warrant”) to purchase one share of Common Stock of the Company from the date of grant until the third anniversary date of the date of grant for a purchase price of $1.50 per share.

The Company sold the Units and the securities underlying the Units pursuant to the exemptions from the registration requirements of the Securities Act afforded the Company under Section 4(2) and Rule 506 of Regulation D and Regulation S promulgated under the Securities Act due to the fact that offers and sales of the Units were made only to U.S. “accredited investors,” as that term is defined in Rule 501 of Regulation D, and to non-U.S. residents, based on representations and warranties provided by the purchasers of the Units in their respective subscription agreements entered into between each purchaser and the Company.

In total, the Company sold an aggregate of 6,044,000 Units in the Private Placement, for gross proceeds of $7,555,000.

In addition, the Company issued to the Placement Agent and certain consultants three-year warrants to purchase an aggregate of 460,000 shares of our Common Stock, 822,280 of which are exercisable at an exercise price of $1.50 per share and 2,000,000 are exercisable at $4.00 per share (collectively, the “Consultant Warrants”). The issuance of the Consultant Warrants, and the issuance of shares of Common Stock upon exercise thereof, have been determined to be exempt from registration under the Securities Act, in reliance on Section 4(2) thereof and Rule 506 of Regulation D promulgated thereunder as a transaction by an issuer not involving a public offering, in which the investors are accredited and have acquired the securities for investment purposes only and not with a view to or for sale in connection with any distribution thereof.

The table below reflects the investors in the Private Placement who have exercised their Private Placement Warrants as of the date of this registration statement. Each investor is an “accredited investor” as that term is defined under Rule 501(a) of Regulation D under the Securities Act and each issuance was made by the Company in reliance upon the registration exemption provided by Section 4(2) and Rule 506 of Regulation D and Regulation S promulgated under the Securities Act.

67

Date of Exercise	Shares Purchased	Gross Proceeds ($1.50 per Share)
November 30, 2011	200,000	$300,000
December 7, 2011	400,000	$600,000
December 8, 2011	280,000	$420,000
December 8, 2011	440,000	$660,000
December 29, 2011	700,000	$1,050,000
February 28, 2012	5,000	$7,500
Total:	2,025,000	$3,037,500.00

Pavone AG Acquisition

On April 1, 2011, the Company acquired 100% of the issued and outstanding shares of capital stock of Pavone, AG, a German corporation (“Pavone”), from the stockholders of Pavone in consideration for 1,000,000 shares of Common Stock of the Company and an aggregate of $350,000.

The Company issued the foregoing shares of the Company’s Common Stock pursuant to the exemption from the registration requirements of the Securities Act afforded the Company under Section 4(2) of Regulation D promulgated under the Securities Act due to the fact that the issuances were isolated and did not involve a public offering of securities.

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GroupWare AG Acquisition

On June 9, 2011, the Company acquired GroupWare AG, a Florida corporation (“GroupWare”) pursuant to an Acquisition Agreement, dated June 1, 2011 (the “GroupWare Agreement”), by and among the Company, GroupWare and the holder of 100% of the issued and outstanding shares of common stock of GroupWare (the “GroupWare Stockholder”).

In consideration for one hundred percent (100%) of the outstanding shares of GroupWare, the Company issued to the GroupWare Stockholder an aggregate of 250,000 shares of unregistered Common Stock of the Company and paid the GroupWare Stockholder a sum of $250,000.

The Company issued the 250,000 shares of the Company’s Common Stock pursuant to the exemption from the registration requirements of the Securities Act afforded the Company under Section 4(2) promulgated under the Securities Act due to the fact that the issuances were isolated and did not involve a public offering of securities.

IDC Global Inc. Acquisition

On July 25, 2011, the Company issued 880,000 shares of common stock as a partial payment for 100% of the issued and outstanding shares of IDC Global, Inc.  The fair value of the shares issued was determined to be $3,080,000. The Company relied on the registration exemption provided under Section 4(2) of the Securities Act due to the fact that it was an isolated issuance and did not involve a public offering of securities.

SD Holdings Ltd. Acquisition

On September 27, 2011, the Company entered into an acquisition agreement with SD Holdings Ltd. (“SYN”), a Mauritius corporation and the shareholders of SYN (the “Selling Shareholders”) owning 100% of issued and outstanding shares of SYN. SYN owns 100% of all issued and outstanding shares of Synaptris, Inc. a California corporation (“Synaptris”), and 100% of all issued and outstanding shares of Synaptris Decisions Private Limited, an India company.

Pursuant to the acquisition agreement, the Company purchased one hundred percent (100%) of the issued and outstanding shares of SYN (“SYN Shares”) effective November 1, 2011 in consideration for (i) $525,529 and (ii) agreed to issue 700,000 shares of Common Stock, subject to adjustment. The fair value of the common stock was determined to be $2.05 per share, representing the market value at the end of trading on the date of the agreement.

On December 16, 2011, the issued an aggregate of 554,168 shares of Common Stock of the Company to the Selling Shareholders pursuant to the acquisition agreement. On March 29, 2012, the Company issued an aggregate of 28,706 shares of Common Stock of the Company to the Selling Shareholders pursuant to the acquisition agreement. The Company issued a total of 612,874 shares of Common Stock pursuant to the exemption from the registration requirement of the Securities Act provided under Section 4(2) under the Securities Act due to the fact that the share issuances were isolated, not advertised and did not involve a public offering of securities.

Investor Warrants

In March 2012, the Company issued an aggregate of 2,020,000 warrants (collectively, the “Investor Warrants”) to five “accredited investors” (as that term is defined under Rule 501(a) of Regulation D under the Securities Act), one of whom is a member of the Company’s Board of Directors and all of whom are investors in the Private Placement, in consideration for $10.00 from investor. Each Investor Warrant is exercisable at $0.50 per share of Common Stock from the date of issuance until the third anniversary date of the date of issuance. The terms of the Investor Warrants are identical to the terms of the Private Placement Warrants. The Company sold the Investor Warrants pursuant to the exemptions from the registration requirements of the Securities Act afforded the Company under Section 4(2) and promulgated under the Securities Act due to the fact that sales of the Warrants were made only to U.S. “accredited investors,” as that term is defined in Rule 501 of Regulation D under the Securities Act, and did not involve a public offering of securities.

Item 16.  Exhibits and Financial Statement Schedules

Exhibit No.	Description:
3.1	Articles of Incorporation [Filed as an Exhibit to the Company’s Form SB-2 filed with the Commission on January 14, 2008 and incorporated by reference herein.]

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3.1.1	Certificate of Amendment to Articles of Incorporation, effective September 6, 2010 [Filed as an Exhibit to Amendment No. 2 to the Company’s Form 10-K for the fiscal year ended March 31, 2011 filed with the Commission on November 7, 2011 and incorporated by reference herein.]

3.1.2	Certificate of Amendment to Articles of Incorporation, effective November 22, 2010 [Filed as an Exhibit to Amendment No. 2 to the Company’s Form 10-K for the fiscal year ended March 31, 2011 filed with the Commission on November 7, 2011 and incorporated by reference herein.]

3.2	Bylaws [Filed as an Exhibit to the Company’s Form SB-2 filed with the Commission on January 14, 2008 and incorporated by reference herein]

4.1*	Form of Private Placement Warrant
4.2	Form of Investor Warrant [Filed as an Exhibit to the Company’s Form 8-K filed with the Commission on March 30, 2012 and incorporated by reference herein]
5.1*	Legal Opinion of The Sourlis Law Firm
10.1	Subsidiary Stock Purchase Agreement, dated September 21, 2009, between SWAV Enterprises Ltd. and Pui Shan Lam [Filed as an Exhibit to the Company’s Form 8-K filed with the Commission on September 21, 2009 and incorporated by reference herein.]

10.2	Asset Purchase Agreement, dated April 26, 2010, between SWAV Enterprises Ltd. and Lotus Holdings Limited [Filed as an Exhibit to the Company’s Form 8-K filed with the Commission on April 26, 2010 and incorporated by reference herein.]

10.3	Non-Affiliate Stock Purchase Agreement, dated April 26, 2010, between the Selling Stockholders and Joerg Ott [Filed an Exhibit to the Company’s Form Company’s Form 8-K filed with the Commission on April 26, 2010 and incorporated by reference herein.]

10.4	Affiliate Stock Purchase Agreement, dated April 26, 2010, between the Selling Stockholders and Joerg Ott [Filed an Exhibit to the Company’s Form Company’s Form 8-K filed with the Commission on April 26, 2010 and incorporated by reference herein.]

10.5	Subsidiary Stock Purchase Agreement, dated April 26, 2010, between SWAV Enterprises Ltd. and Pui Shan Lam [[Filed an Exhibit to the Company’s Form Company’s Form 8-K filed with the Commission on April 26, 2010 and incorporated by reference herein.]

10.6	Stock Purchase Agreement, dated November 5, 2010, between GBS Enterprises Incorporated and LVM Landwirtschaftlicher Versicherungsverein AG [Filed as an Exhibit to the Company’s Form 10-Q/A Amendment No. 2 for the quarter ended December 31, 2010 filed with the Commission on May 20, 2011 and incorporated by reference herein.]

10.7	Stock Purchase Agreement, dated November 3, 2010, between GBS Enterprises Incorporated and MPire Capital City [Filed as an Exhibit to the Company’s Form 10-Q/A Amendment No. 2 for the quarter ended December 31, 2010 filed with the Commission on May 20, 2011 and incorporated by reference herein.]

10.8	Stock Purchase Agreement, dated November 5, 2010, between GBS Enterprises Incorporated and Stone Mountain Ltd. [Filed as an Exhibit to the Company’s Form 10-Q/A Amendment No. 2 for the quarter ended December 31, 2010 filed with the Commission on May 20, 2011 and incorporated by reference herein.]

10.9	Stock Purchase Agreement, dated November 3, 2010, between GBS Enterprises Incorporated and Tuomo Tilman [Filed as an Exhibit to the Company’s Form 10-Q/A Amendment No. 2 for the quarter ended December 31, 2010 filed with the Commission on May 20, 2011 and incorporated by reference herein.]

10.10	Stock Purchase Agreement, dated November 5, 2010, between GBS Enterprises Incorporated and vbv Vitamin B Venture GmbH [Filed as an Exhibit to the Company’s Form 10-Q/A Amendment No. 2 for the quarter ended December 31, 2010 filed with the Commission on May 20, 2011 and incorporated by reference herein.]

10.11	Stock Purchase Agreement, dated November 5, 2010, between GBS Enterprises Incorporated and Jyrki Salminen [Filed as an Exhibit to the Company’s Form 10-Q/A Amendment No. 2 for the quarter ended December 31, 2010 filed with the Commission on May 20, 2011 and incorporated by reference herein.]

10.12	Stock Purchase Agreement, dated January 5, 2011, between GBS Enterprises Incorporated and Delta Consult LP [Filed as an Exhibit to the Company’s Form 10-Q/A Amendment No. 2 for the quarter ended December 31, 2010 filed with the Commission on May 20, 2011 and incorporated by reference herein.]

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10.13	Stock Purchase Agreement, dated January 5, 2011, between GBS Enterprises Incorporated and GAVF LLC [Filed as an Exhibit to the Company’s Form 10-Q/A Amendment No. 2 for the quarter ended December 31, 2010 filed with the Commission on May 20, 2011 and incorporated by reference herein.]

10.14	Stock Purchase Agreement, dated January 5, 2011, between GBS Enterprises Incorporated and K Group [Filed as an Exhibit to the Company’s Form 10-Q/A Amendment No. 2 for the quarter ended December 31, 2010 filed with the Commission on May 20, 2011 and incorporated by reference herein.]
10.15	Acquisition Agreement, dated September 27, 2011, by and between GBS Enterprises Incorporated, SD Holdings, Ltd. and the Shareholders of SD Holdings Ltd. [Filed as an Exhibit to the Company’s Form 8-K filed with the Securities and Exchange Commission on October 4, 2011 and incorporated by reference herein].
10.16*	Amendment, dated October 31, 2011, to that certain Acquisition Agreement, dated September 27, 2011, by and between GBS Enterprises Incorporated, SD Holdings, Ltd. and the Shareholders of SD Holdings Ltd.
10.17*	Amendment, dated November 30, 2011, to that certain Acquisition Agreement, dated September 27, 2011, by and between GBS Enterprises Incorporated, SD Holdings, Ltd. and the Shareholders of SD Holdings Ltd.
10.18*	Amendment, dated December 16, 2011, to that certain Acquisition Agreement, dated September 27, 2011, by and between GBS Enterprises Incorporated, SD Holdings, Ltd. and the Shareholders of SD Holdings Ltd.
10.19	Acquisition Agreement, dated June 1, 2011, by and among GBS Enterprises Incorporated, GroupWare AG and the Selling Stockholder of GroupWare AG [Filed as an Exhibit to the Company’s Form 8-K filed with the Securities and Exchange Commission on June 27, 2011 and incorporated by reference herein]
10.20	Acquisition Agreement, dated July 15, 2011, by and among GBS Enterprises Incorporated, IDC Global, Inc., the IDC Shareholders’ Representative and Management Shareholders’ Representative Filed as an Exhibit to the Company’s Form 8-K [Filed with the Securities and Exchange Commission on July 28, 2011 and incorporated by reference herein]
10.21**	Consultant Services Agreement, dated February 24, 2012, between GBS Enterprises Incorporated and Green Minds Venture GmbH [Filed with the Securities and Exchange Commission on February 28, 2012 and incorporated by reference herein].
10.22**	Offer Letter, dated January 26, 2012, between the Company and David M. Darsch, as amended [Filed with the Securities and Exchange Commission on March 6, 2012 and incorporated by reference herein]
10.23**	Offer Letter, dated January 26, 2012, between the Company and John A. Moore, Jr., as amended [Filed with the Securities and Exchange Commission on March 6, 2012 and incorporated by reference herein]
10.24**	Offer Letter, dated January 26, 2012, between the Company and Mohammad Shihadah, as amended [Filed with the Securities and Exchange Commission on March 6, 2012 and incorporated by reference herein]
10.25**	Offer Letter, dated February 24, 2012, between the Company and Stephen D. Baksa, as amended [Filed with the Securities and Exchange Commission on March 6, 2012 and incorporated by reference herein]
10.26**	Offer Letter, dated January 26, 2012, between the Company and Woody A. Allen, as amended [Filed with the Securities and Exchange Commission on March 6, 2012 and incorporated by reference herein]
23.1*	Consent of the Independent Public Auditor
23.2*	Consent of The Sourlis Law Firm (Included in Exhibit 5.1 and incorporated by reference herein)
24.1*	Power of Attorney (included on the signature page of this Registration Statement)

*Filed herewith.

**Management Contracts and Compensatory Plans, Contracts or Arrangements.

Item 17. Undertakings.

Undertaking Required by Item 512 of Regulation S-K.

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which it offers or sells securities, a post-effective amendment to this registration statement:

(i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

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(ii) to reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2) That, for the purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Woodstock, State of Georgia, on April 9, 2012.

GBS ENTERPRISES INCORPORATED

By:	/s/ Joerg Ott
Name: Joerg Ott
Title: Chairman of the Board of Directors, President and Chief Executive Officer (Principal Executive Officer)

Each person whose signature appears below appoints Joerg Ott and Markus R. Ernst, and each of them, any of whom may act without the joinder of the other, as his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him her and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and any Registration Statement (including any amendment thereto) for this offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or would do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature:	Title:	Date:

/s/ Joerg Ott	President, Chief Executive Officer and Director	April 6, 2012
Joerg Ott	(Principal Executive Officer)

/s/ Markus R. Ernst	Chief Financial Officer	April 9, 2012
Markus R. Ernst	(Principal Financial and Accounting Officer)

/s/ Gary MacDonald	Executive Vice President and Chief Development	April 9, 2012
Gary MacDonald	Officer, and Director

/s/ David M. Darsch	Director	April 9, 2012
David M. Darsch

/s/ John A. Moore, Jr.	Director	April 9, 2012
John A. Moore, Jr.

/s/ Mohammad Shihadah	Director	April 9, 2012
Mohammad Shihadah

/s/ Stephen D. Baksa	Director	April 9, 2012
Stephen D. Baksa

/s/ Woody A. Allen	Director	April 9, 2012
Woody A. Allen

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